File No.  811-10145

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

ON APRIL 27, 2018

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 43

Baillie Gifford Funds

(Exact Name of Registrant as Specified in Charter)

Calton Square, 1 Greenside Row, Edinburgh, Scotland, UK   EH1 3AN

(Address of Principal Executive Offices)   (Zip Code)

(011-44-131-275-2000)

(Registrant’s Telephone Number, Including Area Code)

Gareth Griffiths

Calton Square

1 Greenside Row

Edinburgh, Scotland

United Kingdom EH1 3AN

(Name and Address of Agent for Service)

It is proposed that this filing become effective on April 30, 2018 in accordance with Section 8 of the Investment Company Act of 1940.

This filing relates solely to The International Choice Fund (the “Fund”), a series of the Registrant. No information contained herein is intended to amend or supersede any prior filing relating to any other series of the Registrant.

This Amendment No. 43 to the Registration Statement is filed by the Registrant pursuant to Section 8 of the Investment Company Act of 1940.  However, beneficial interests in the Fund are not being registered under the Securities Act of 1933 (the “1933 Act”), since such interests will be issued and sold only in transactions exempt from the registration requirements of the 1933 Act.  This Amendment No. 43 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Fund.

Baillie Gifford Funds – The International Choice Fund

Prospectus for Private Placement

April 30, 2018

Baillie Gifford Funds (the "Trust") is an open-end management investment company consisting of ten series offering portfolios with different objectives and strategies for which Baillie Gifford Overseas Limited (the "Manager") acts as investment adviser. This Prospectus relates to The International Choice Fund (the "Fund") and concisely describes the information that investors should know before investing. Information on purchasing or redeeming shares of the Fund is available in the section entitled "Shares", below. Please read this Prospectus carefully and keep it for future reference.

The securities described in this Prospectus are being offered only to "accredited investors," as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The securities offered hereby have not been registered under the Securities Act, or the securities laws of any state, and may not be transferred or resold unless so registered or exempt therefrom. However, the securities are redeemable as described in this Prospectus. In certain cases, redemptions by investors in the Fund may be effected "in kind," in which case the investors receive portfolio securities held by the Fund in lieu of cash. In such case, an investor will incur costs when the investor sells the securities distributed.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

The Fund is not offered in the European Economic Area. Furthermore, in light of the structure of the Fund and the manner in which it is managed, it does not fall within the scope of the European Union's Alternative Investment Fund Manager's Directive ("AIFMD"), and shareholders in the Fund are not subject to the protections of AIFMD or any implementing legislation relating to AIFMD.

No person has been authorized to make any representations or provide any information with respect to the shares except such information as is contained in this Prospectus and in the Statement of Additional Information ("SAI") or in other materials approved by the Trust. No sales made hereunder shall under any circumstances create an implication that there has been no change in matters discussed herein since the date hereof.

Table of Contents

  Fund Summary
    Principal Investment Strategies
    Additional Investment Strategies
    Principal Investment Risks
    Fund Management
      Investment Manager
      Investment Team
    Shares
      Share Classes
      How Shares are Priced
      How to Buy Shares
      Restrictions on Buying Shares
      How to Sell Shares
      Share Dividends and Distributions
      Tax Considerations
    Financial Highlights
    Additional Performance Information
    Additional Information about Active Share
    Contacts and Further Information

  Fund Summary

  Investment Objective

  The International Choice Fund seeks capital appreciation.

  Fees and Expenses

  This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

  Shareholder Fees

  (Fees paid directly from your investment)

Class 2	Class 3	Class 4	Class 5
None	None	None	None
  Annual Fund Operating Expenses

  (Expenses that you pay each year as a percentage of the value of your investment)

	Class 2	Class 3	Class 4	Class 5
Advisory Fees	0.35%	0.35%	0.35%	0.35%
Service Fees(a)	0.17%	0.10%	0.07%	0.02%
Other Expenses	0.13%	0.13%	0.12%	0.13%(b)
Total Annual Fund Operating Expenses	0.65%	0.58%	0.54%	0.50%

  (a) Service Fees differ between the Classes of the Fund to reflect varying levels of shareholder servicing fees payable to Baillie Gifford Overseas Limited (the "Manager"), as described in detail under "Fund Management – Shareholder Services" below.

  (b) Class 5 was unfunded as of December 31, 2017. Therefore, Other Expenses have been estimated for Class 5 based on the Other Expenses of Class 2 shares.

  Example of Expenses

  The example below is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 in the Fund for the time periods indicated, regardless of whether or not you redeem your shares at the end of such periods. It also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same.

  Although your actual costs may be higher or lower, based on these assumptions, your expenses would be:

	Class 2	Class 3	Class 4	Class 5
1 Year	$66	$59	$55	$51
3 Years	$208	$186	$173	$160
5 Years	$362	$324	$302	$280
10 Years	$810	$726	$677	$628

  Portfolio Turnover

  The Fund pays transaction costs, such as commissions, when it buys and sells securities (or "turns over" its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These transaction costs, which are not reflected in "Total Annual Fund Operating Expenses" or in the Example above, affect the Fund's performance. During the Fund's most recent fiscal year, the Fund's portfolio turnover rate was 12% of the average value of its portfolio.

  Principal Investment Strategies

  The Fund seeks to meet its objective by investing in an international portfolio of common stocks and other equity securities of issuers located in countries of developed and emerging markets.

  Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities. The Fund invests predominantly in securities issued by companies located in countries contained in the MSCI ACWI (ex U.S.) Index, which includes a range of developed and emerging market countries. The Fund ordinarily invests in securities of issuers located in at least three countries outside the U.S. The Fund may invest in equity securities either directly or indirectly, such as through depositary receipts and may invest in preferred stocks, convertible securities and warrants. The Fund may invest in issuers of any market capitalization and may participate in initial public offerings ( "IPOs").

  The portfolio managers principally select companies without regard to the MSCI ACWI (ex U.S.) benchmark. The portfolio managers focus on company research and the long-term outlook of companies and industries. Ideas can come from a wide variety of sources, including, but not limited to, research trips, company meetings, relationships with industry thought leaders and academics, and wider reading. Stock ideas will be researched to assess a range of factors, including: backdrop, competitive advantage, management, financial strength and valuation. The intended outcome is a diversified portfolio of between 60-90 quality growth companies with the potential to outperform the benchmark over the long term. The Fund tends to hold securities for long periods (typically 3-5 years), which results in relatively low portfolio turnover and is in line with the Fund's long-term investment outlook.

  The Manager believes that its ability in fundamental stock research, along with its flexibility to ignore benchmark holdings, enables it to invest in attractive growth companies for the long term (typically several years, as described above). The Manager believes that this process enhances the Fund's ability to outperform broad securities benchmarks over the long term.  "Active Share" is a common measure used to show how much a portfolio's holdings differ from its primary benchmark index holdings. The Active Share figure increases in value as the overlap between the portfolio and the benchmark decreases. For example, an index tracker, also known as a "passive" portfolio, would have close to a 0% active share figure. An "active" portfolio would be expected to have a higher percentage figure, as it would typically seek to be significantly different from the benchmark.  As of December 31, 2017 the Fund's Active Share relative to the MSCI ACWI (ex U.S.) Index was 90%.  Additional information about the calculation of Active Share and the Fund's historical Active Share figures are set out under " Additional Information about Active Share" in the Fund's full Prospectus.

  The Fund may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. The Fund may engage in currency hedging in an attempt to preserve the Fund's investments in U.S. dollar terms, which may be accomplished using such instruments as currency forwards, currency spot transactions and related options.

  Principal Risks

  The Fund's net asset value and returns will be impacted by the performance of the underlying investments of the Fund. You could lose money by investing in the Fund.

  The principal risks of investing in this Fund are (in alphabetical order):

    Asia Risk – Many of the economies of countries in Asia are considered emerging market economies. Countries in Asia can be reliant on only a few industries or commodities. Many Asian economies are characterized by high inflation, undeveloped financial service sectors, frequent currency fluctuations, devaluations, or restrictions, political and social instability, and less efficient markets. The economies of many Asian countries are heavily dependent on international trade and can be adversely affected by trade barriers, exchange controls and other measures imposed or negotiated by the countries with which they trade.

    Currency and Currency Hedging Risk – The Fund could lose value if it invests in foreign currencies or securities denominated in foreign currencies which decline in value relative to the U.S. Dollar, or if it invests in products to reduce this exposure, and those products lose value. The Fund may realize a loss if it has exposure to a non-U.S. currency, and this non-U.S. currency declines in value, relative to the U.S. dollar. Similarly, the Fund may realize a loss if the Fund hedges exposure to a non-U.S. currency, and this non-U.S. currency increases in value, relative to the U.S. dollar. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

    Emerging Markets Risk – To the extent the Fund invests in emerging market securities, the Fund may be exposed to greater market, credit, currency, liquidity, legal, political, technical and other risks different from, or greater than, the risks of investing in developed markets.

    Equity Securities Risk – Equity securities may react more strongly to changes in an issuer's financial condition or prospects than other securities of the same issuer.

    Focused Investment Risk – Should the Fund focus its investments in related, or a limited number of, countries, regions, sectors, or companies, this would create more risk and greater volatility than if the Fund's investments were less focused.

    Growth Stock Risk – The prices of growth stocks may be based largely on expectations of future earnings, and their prices can decline rapidly and significantly in reaction to negative news. Growth stocks may underperform stocks in other broad style categories (and the stock market as a whole) over any period of time and may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors.

    Information Technology Risk – Cyber-attacks, disruptions, or failures that affect the Fund's service providers, counterparties, the securities markets generally, other market participants, or issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses for the Fund or impairing Fund operations.

    IPO Risk – The Fund may purchase securities in IPOs. These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile.

    Large Capitalization Securities Risk – Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and medium-sized companies. Larger companies may be unable to respond as quickly as smaller and medium-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to achieve or maintain growth at the high rates that may be achieved by well-managed smaller and medium-sized companies.

    Liquidity Risk – The Fund's investments may be subject to low trading volume, lack of a market maker, or regulatory restrictions. As a result, it may not be possible to sell an investment at a particular time or at an acceptable price. The Fund may also hold large positions in securities of particular issues, which may decrease the liquidity of the Fund's investments.

    Long-Term Investment Strategy Risk – The Fund pursues a long-term investment approach, typically seeking returns over a period of several years. This investment style may cause the Fund to lose money or underperform compared to its benchmark index or other mutual funds over the short term, and the Fund may not perform as expected in the long term.  An investment in the Fund may be more suitable for long-term investors who can bear the risk of short-term fluctuations in the value of the Fund's portfolio, including short-term losses.

    Market Disruption and Geopolitical Risk – The value of the Fund's investments could be adversely affected by events that disrupt securities markets and adversely affect global markets and by changes in non-U.S. and U.S. economic and political conditions.

    Market Risk – The value of the Fund's investments will be affected by fluctuations in the stock markets in which the Fund is invested, factors affecting a particular industry or industries, real or perceived adverse economic conditions, changes in interest or currency rates or adverse investor sentiment generally. Declines in securities market prices may reduce the net asset value of the Fund's shares.

    Non-U.S. Investment Risk – Non-U.S. securities are subject to additional risks, including less liquidity, increased volatility, less transparency, withholding or other taxes, increased vulnerability to adverse changes in local and global economic conditions, less regulation, and possible fluctuation in value due to adverse political conditions. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs than similar transactions in the U.S.

    Quality Investment Style Risk – The Fund generally pursues investments in companies that it believes exhibit high returns on equity, stable earnings per share growth, and low financial leverage. This style of investing is subject to the risk that the past performance of these companies does not continue or that the returns on "quality" equity securities are less than returns on other styles of investing or the overall stock market. Market demand for securities of other types of companies may result in "quality" companies remaining undervalued for long periods of time, or indefinitely, negatively impacting the Fund's ability to achieve positive returns on its investments, even where it has accurately assessed a company's fundamentals.

    Service Provider Risk – The Fund will be affected by the Manager's investment techniques, analyses, assessments and employee retention. Similarly, adverse events or performance failures at a service provider, such as human error, inadequate controls or insolvency, have the ability to adversely affect the Fund.

    Settlement Risk – The Fund may experience delays in settlement due to the different clearance and settlement procedures in non-U.S. countries. Such delays may increase credit risk to the Fund, limit the ability of the Fund to reinvest the proceeds of a sale of securities, or prevent the Fund from selling securities at times and prices it considers desirable.

    Small- and Medium-Capitalization Securities Risk – Securities of small- and medium-capitalization companies can be more volatile due to various factors including more limited product lines, financial and management resources and market distribution channels, as well as shorter operating histories and potentially reduced liquidity, especially during market declines, than the securities of larger, more established companies.

  Performance

  The bar chart and table below provide some indication of the risks of investing in the Fund by showing changes in the Fund's annual total returns from year to year and by comparing the Fund's average annual total returns with those of the Fund's benchmark. Past performance (before and after taxes) is not an indication of future performance.

  Annual Total Returns – Class 2 Shares(1)

2014
2015
2016
2017
40.00%
30.00%
20.00%
10.00%
0.00%
-10.00%
31.45%
1.56%
0.54%
-3.29%

Highest Quarterly Return: 10.33% (Q1, 2017)
Lowest Quarterly Return: -11.50% (Q3, 2015)

  In the table below, after-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your tax situation and may differ from those shown. After tax returns shown are not relevant if you are tax exempt or if you hold your Fund shares through tax-advantaged arrangements. After-tax returns are shown for Class 2 shares only, and after-tax returns for other Classes will vary. A description of the Fund's comparative index and details regarding the calculation of the Fund's class-by-class performance are provided in the section of the Prospectus entitled "Additional Performance Information".

Average Annual Total Returns for Periods Ended December 31, 2017	1 Year	5 Year	Since Fund Inception (09/24/2012)
Class 2 Returns Before Taxes(1)	31.45%	9.05%	9.25%
Class 2 Returns After Taxes on Distributions	31.21%	8.61%	8.83%
Class 2 Returns After Taxes on Distributions and Sale of Fund Shares	18.27%	7.03%	7.22%
Class 3 Returns Before Taxes (2)	31.54%	9.10%	9.30%
Class 4 Returns Before Taxes (3)	31.45%	9.05%	9.25%
Class 5 Returns Before Taxes (4)	31.45%	9.05%	9.25%
Comparative Index
(reflects no deduction for fees, expenses, or taxes)
MSCI ACWI (ex U.S.) Index (5)	27.77%	7.29%	7.78%

  (1) Performance for Class 2 shares prior to their date of inception (April 9, 2013) is derived from the historical performance of Class 1 shares, and has not been adjusted for the lower shareholder servicing fees applicable to Class 2 shares; had it, returns would have been higher. Class 1 shares are not offered under this prospectus and no Class 1 shares are outstanding as of the date of this Prospectus. Although the Fund commenced investment operations on September 24, 2012, Class 2 shares commenced investment operations on April 9, 2013, and thus have performance for a full year of returns only for calendar years 2014 and 2015.

  (2) Performance for Class 3 shares prior to their date of inception (April 30, 2013) is derived from the historical performance of Class 2 shares (and prior to their date of inception, the historical performance of Class 1 shares), and has not been adjusted for the lower shareholder servicing fees applicable to Class 3 shares; had it, returns would have been higher.

  (3) Performance for Class 4 shares prior to their date of inception (April 3, 2017) is derived from the historical performance of Class 2 shares (and prior to their date of inception, the historical performance of Class 1 shares), and has not been adjusted for the lower shareholder servicing fees applicable to Class 4 shares; had it, returns would have been higher.

  (4) Performance for Class 5 shares, which were unfunded as of December 31, 2017, is derived from the historical performance of Class 2 shares, and has not been adjusted for the lower shareholder servicing fees applicable to Class 5 shares; had it, returns would have been higher.

  (5) The source of the index data is MSCI Inc. Please refer to the section of the Prospectus entitled "Additional Performance Information" for important disclosure regarding the index and the index provider.

  Management

  Investment Manager

  Baillie Gifford Overseas Limited

  Portfolio Managers
Name	Title	Year commenced Service with the Fund
Gerard Callahan	Portfolio Manager	2012
Iain Campbell	Portfolio Manager	2012
Sophie Earnshaw	Portfolio Manager	2014
Joe Faraday	Portfolio Manager	2012
Moritz Sitte	Portfolio Manager	2014
Tom Walsh	Portfolio Manager	2014

  Purchasing Fund Shares

  Investors may purchase shares of the Fund directly from the Manager, as further described under "Shares—How to Buy Shares" below.

  The purchase of shares of Class 2, Class 3, Class 4, and Class 5 of the Fund is subject to Class eligibility requirements as follows:

  Eligibility for share Classes of the Fund shall be determined with reference to the market value of assets managed by the Manager and its affiliates for the shareholder, whether in mutual funds managed by the Manager, another pooled vehicle or otherwise (the "Total Investment"). The minimum Total Investment for each Class of shares is as follows:

Class	Total Investment
Class 2	USD 25 Million
Class 3	USD 100 Million
Class 4	USD 200 Million
Class 5	USD 500 Million

  The Manager and Baillie Gifford Funds Services LLC, the Fund's distributor, each reserves the right to waive these minimums in their sole discretion, and to reject any purchase order for any reason. The Manager will make all determinations as to aggregation of shareholder accounts for purposes of determining eligibility.

  Redeeming Fund Shares

  Fund shares are redeemable, and under ordinary circumstances you may redeem the Fund's shares on any day the New York Stock Exchange is open for trading by sending a written request in the form prescribed by the Manager by mail or e-mail to the Trust (c/o Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, Scotland EH1 3AN; Email: BGNAVtrading@bailliegifford.com).

  Tax

  The Fund intends to make distributions that will be taxable to you as ordinary income or capital gains, unless you are a tax-exempt investor or otherwise investing through a tax-advantaged account, such as an IRA or 401(k) plan. If you are investing through such a tax-advantaged account, you may be taxed later upon withdrawal of monies from that account.

  Principal Investment Strategies

  Investment Objective

  The International Choice Fund seeks capital appreciation.

  Investment Strategies

  The Fund seeks to meet its objective by investing in an international portfolio of common stocks and other equity securities of issuers located in countries of developed and emerging markets.

  Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities. The Fund invests predominantly in securities issued by companies located in countries contained in the MSCI ACWI (ex U.S.) Index, which includes a range of developed and emerging market countries. The Fund ordinarily invests in securities of issuers located in at least three countries outside the U.S. The Fund may invest in equity securities either directly or indirectly, such as through depositary receipts and may invest in preferred stocks, convertible securities and warrants. The Fund may invest in issuers of any market capitalization and may participate in IPOs. The Fund will aim to remain fully invested in equities, holding cash and cash equivalents primarily during periods of investment reallocation, or as a result of subscriptions to or withdrawals from the Fund.

  The portfolio managers principally select companies without regard to the MSCI ACWI (ex U.S.) benchmark. The portfolio managers focus on company research and the long-term outlook of companies and industries. Ideas can come from a wide variety of sources, including, but not limited to, research trips, company meetings, relationships with industry thought leaders and academics, and wider reading. Following idea generation is an extensive research phase. The intended outcome is a diversified portfolio of between 60-90 quality growth companies with the potential to outperform the benchmark over the long term. The Fund tends to hold securities for long periods (typically 3-5 years), which results in relatively low portfolio turnover and is in line with the Fund's long-term investment outlook.

  The portfolio managers employ a bottom up stock-picking approach that seeks to make long-term investments in well managed businesses which enjoy genuine and sustainable competitive advantages. The portfolio managers seek to identify companies that are likely to generate above average growth in earnings and cash flows, based on fundamental research. When evaluating an issuer, the Manager considers the following questions: (i) Will the issuer be significantly larger in five years? (ii) Are the issuer's managers sensible guardians of the Fund's capital? (iii) Why is the expected growth not reflected in the security's current share price? and (iv) What would make the Manager sell?

  The portfolio managers may sell a holding if they determine there has been a fundamental change in the investment case, where we can no longer articulate how our view differs from market practice, or as appropriate to make other investments or meet redemptions.

  The Manager believes that its ability in fundamental stock research, along with its flexibility to ignore benchmark holdings, enables it to invest in attractive growth companies for the long term (typically several years, as described above). The Manager believes that this process enhances the Fund's ability to outperform broad securities benchmarks over the long term.  "Active Share" is a common measure used to show how much a portfolio's holdings differ from its primary benchmark index holdings. The Active Share figure increases in value as the overlap between the portfolio and the benchmark decreases. For example, an index tracker, also known as a "passive" portfolio, would have close to a 0% active share figure. An "active" portfolio would be expected to have a higher percentage figure, as it would typically seek to be significantly different from the benchmark.  As of December 31, 2017 the Fund's Active Share relative to the MSCI ACWI (ex U.S.) Index was 90%.  Additional information about the calculation of Active Share and the Fund's historical Active Share figures are set out under " Additional Information about Active Share" below.

  The Fund may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies. The Fund may engage in currency hedging in an attempt to preserve the Fund's investments in U.S. dollar terms, which may be accomplished using such instruments as currency forwards, currency spot transactions and related options. In response to adverse market, economic, political or other conditions, the Fund may deviate from its investment policies by taking temporary defensive positions with some or all of its assets in high quality income securities, cash or cash equivalents. As a result, during such conditions, the Fund may not achieve its investment objective.

  See "Additional Investment Strategies—Location of Issuers" below for additional detail on how the Fund classifies the location of issuers in which it invests.

  Principal Investment Risks

  The "Principal Investment Risks" section on page 8 identifies and describes the principal risks of investing in the Fund.

  Additional Investment Strategies

  In addition to the principal investment strategies discussed above, the Fund may engage in the following non-principal investment strategies.

  Active and Frequent Trading

  The Fund generally will not engage in active and frequent trading of portfolio securities as part of its ordinary-course efforts to achieve its principal investment strategies. However, unusual market conditions may trigger increased trading and/or portfolio turnover to the extent the investment team deems such actions necessary or appropriate. A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These transaction costs affect the Fund's performance.

  Capitalization Criteria and Investment Limitations

  Unless otherwise stated, all market capitalization criteria and percentage limitations on Fund investments listed in this Prospectus will apply at the time of investment. The Fund would not violate these limitations unless an excess or deficiency occurs or exists immediately after and as a result of an investment.

  References to assets in the percentage limitations on the Fund's investments refer to total assets, unless otherwise indicated.

  Unless otherwise stated, where the Fund is described as investing in a particular type of security or other instrument, the Fund may make such investments directly or indirectly. Indirect exposure may be achieved through a combination of multiple instruments or through a combination of one or more investment instruments and cash or cash equivalents. Indirect investments may include depositary receipts, derivatives (based on either notional or mark-to-market value depending on the instrument and circumstances), placement warrants or other structured products.

  Cash Balances

  Although the Fund will aim to remain fully invested in equities, each Fund may hold uninvested cash balances at the Fund's custodian or invest in cash equivalent securities, such as money market funds, in order to facilitate daily portfolio operations.

  CPO Exemption

  The Manager has filed with the National Futures Association a notice with respect to the Fund claiming an exclusion from the definition of the term "commodity pool operator" ( "CPO" ) under the Commodity Exchange Act, as amended, and the rules of the Commodity Futures Trading Commission promulgated thereunder with respect to the Fund. As a result, the Manager, as adviser to the Fund, is not currently subject to registration or regulation as a CPO with respect to the Fund. However, if in the future the Fund no longer meets the marketing or de minimis trading qualifications for this exemption, the Manager would withdraw its notice with respect to the Fund claiming exclusion from the definition of a CPO, and the Manager, as adviser to the Fund, would be subject to registration and regulation as a CPO with respect to the Fund.

  Currency Hedging

  The Fund may use various investment products to hedge the risks to the Fund from exposure to local currency movements. These products include currency forward contracts and options thereon, and options and "spot" transactions directly in foreign currencies.

  New financial products and risk management techniques continue to be developed and the Fund may use these new investments and techniques to the extent they are consistent with the Fund's investment objectives and strategies.

  Emerging Markets

  The Fund may invest in issuers located in emerging markets. The Fund considers emerging markets countries to be comprised of those that are not categorized by MSCI as developed markets.

  Illiquid Securities

  The Fund may invest up to 15% of its assets in securities which the Fund may not readily dispose of within seven calendar days at approximately the value used by the Fund for purposes of calculating its net asset value ( "Illiquid Securities" ).

  Illiquid Securities may include those securities whose disposition is restricted by securities laws, such as Rule 144A or private placement securities.

  Industry Classification of Issuers

  The Manager shall make reasonable determinations as to the appropriate issuer industry classification, or sector classification of security issuers.  As part of this determination, the Manager may take into account internal analysis or third party information such as categories, data or methodologies from Global Industry Classification Standard (GICS) codes, Standard Industry Classification (SIC) Codes, North American Industry Classification System (NAICS) Codes, the FTSE/Dow Jones Industry Classification Benchmark (ICV system) or any other reasonable industry classification system (including systems developed by the Manager). The Manager may use information differently for different industries, sectors or funds.  The Manager's determinations may differ from the determinations of other investment professionals, or other third parties.

  Investment Companies

  The Fund may invest in other investment companies, including exchange-traded funds ("ETFs"). The Fund may invest up to 10% of its total assets through investment companies or other collective investment vehicles, designed to permit investments in a portfolio of securities listed in a particular developing country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment. As a shareholder of these kinds of investment vehicles, the Fund may indirectly bear fees which are in addition to the fees the Fund pays its own service providers. To the extent permitted by law, the Fund may invest in collective investment vehicles that are sponsored by, and advised by, the Manager or an affiliate of the Manager (an "Affiliated Vehicle"). Any fee payable to the Manager or an affiliate thereof by any Affiliated Vehicle in respect of an investment by the Fund in such Affiliated Vehicle shall be reimbursed to the Fund by the Manager. Therefore, the Fund will only bear that portion of Affiliated Vehicle expenses payable to persons or entities other than the Manager or its affiliates, and will not be responsible for fees collected by the Manager at both the Fund level and the Affiliated Vehicle level.

  Location of Issuers

  A number of the Fund's policies are determined by reference to whether an issuer is "located in" a particular country or group of countries, whether its "principal activities" are in certain regions, or whether the issuer is located outside the U.S. more generally.

  In determining where an issuer is located for these purposes, or where an issuer's principal activities are, the Manager will consider a number of factors, including but not limited to:

    the markets in which the issuer's securities are principally traded;

    where the issuer's headquarters, principal offices or operations are located;

    where the issuer is organized;

    the percentage of the issuer's revenues or profits derived from goods produced or sold, investments made, or services performed in the relevant country;

    the Manager's own internal analysis; and

    information provided by third party data analytics service providers.

  No single factor will necessarily be determinative nor must all be present for the Manager to determine where an issuer is located. The Manager may weight these factors differently with respect to different geographic policies, different countries or different funds.

  By way of example, the Manager may consider a company that is organized in the U.S., with its principal place of business in the U.S. and whose securities are traded principally on a U.S. exchange to be located outside the U.S., or to have its principal activities outside the U.S., if, for instance, more than 50% of the company's revenues are derived from activity outside the U.S. This may be true even if the Manager does not determine that the company is located in a specific non-U.S. country.

  The categorization for compliance testing purposes may differ from how different portfolio managers, investment professionals, or third parties assign the location of individual issuers.

  Portfolio Holdings

  A description of the Trust's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the SAI.

  Quality Growth Companies

  The Fund seeks to invest in quality growth companies. When assessing whether a company is "quality," the Fund considers a range of factors, including, but not limited to: financial strength, level of financial leverage, profitability, quality of management (including capital allocation decisions) and durability of competitive advantage. When assessing whether a company is "growth," the Fund considers a range of factors, including, but not limited to, the ability of the company to grow earnings faster than the market expects.

  Further Information

  Further information about the Fund's investment strategies and investment instruments is available in the Fund's SAI.

  Principal Investment Risks

  The value of your shares of the Fund will change with the value of the Fund's investments. Many factors can affect that value. The factors that are most likely to have a material effect on the Fund's portfolio as a whole are called "principal risks."

  The principal risks most relevant to the Fund are summarized in the "Fund Summary." The risks described below expand on, and add to, the discussion in the "Fund Summary."  The Fund may be subject to additional risks other than those identified below, because the types of investments made by the Fund can change over time. There is no guarantee that the Fund will be able to achieve its investment objective. It is possible to lose money by investing in the Fund.

  Securities and techniques appearing in bold italics below are described in greater detail in the SAI, under "Investment Glossary."

  Asia Risk

  The economies of countries in Asia are in all stages of economic development. Many Asian economies are considered emerging market economies. They are often characterized by undeveloped financial service sectors, high inflation, frequent currency fluctuations, devaluations, or restrictions, political and social instability, and less efficient markets. Economies of Asian countries may also be heavily dependent on international trade and can be adversely affected by trade barriers, exchange controls and other measures imposed or negotiated by the countries with which they trade. Many Asian economies may also be intertwined, so they may experience recessions at the same time or respond similarly to adverse events.

  Many Asian economies have experienced rapid growth and industrialization, and there is no assurance that this growth rate will be maintained.

  Companies in Asia may be subject to risks such as nationalization or other forms of government interference, and they can also be heavily reliant on only a few industries or commodities. Also, securities of some companies in Asia can be less liquid than U.S. or other foreign securities, potentially making it difficult for the Fund to sell such securities at a desirable time and price.

  Investing in issuers located in Asia also exposes the Fund to additional risks, as further described in this section and in the SAI under "China Risk", "Emerging Markets Risk", "Non-U.S. Investment Risk", and "Market Disruption and Geopolitical Risk".

  Currency and Currency Hedging Risk

  If the Fund trades in securities quoted or denominated in currencies other than the U.S. dollar, or receives income in or takes a long position in a non-U.S. currency, and that currency declines in value relative to the U.S. dollar, the return to the Fund will be reduced. If the Fund invests in derivatives instruments tied to a foreign currency, the return to the Fund may be reduced as a result of fluctuations in the exchange rates of the foreign currency. The Fund may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar and may hold such currencies directly.

  Any transaction by the Fund in foreign currencies, foreign currency-denominated debt obligations or certain foreign currency options, futures contracts or forward contracts (or similar instruments) may give rise to ordinary income or loss from fluctuations in the value of the foreign currency concerned.

  The values of non-U.S. currencies may fluctuate relative to the U.S. dollar in response to, among other factors, changes in supply and demand in the currency exchange markets, trade balances, actual or perceived interest rate changes, long-term opportunities for investment and capital appreciation, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. For further information, please see "Market Disruption and Geopolitical Risk" below.

  If the Fund trades in securities quoted or denominated in currencies other than the U.S. dollar, or receives income in or takes a position in a non-U.S. currency, and that currency becomes illiquid, the Fund may not be able to convert that non-U.S. currency into U.S. dollars. As a result, the Manager may decide to purchase U.S. dollars in a parallel market in which the exchange rate is materially and adversely different. This will add to the cost of trading. For further information, please see "Liquidity Risk" below.

  Exchange rates for many currencies (e.g., some emerging country currencies) are particularly affected by exchange control regulations.

  There can be no assurance that the Fund's currency hedging transactions will be effective. The Fund will bear the costs associated with any such hedging transaction, regardless of any gain or loss experienced on the hedging transaction.

  In the same way, while hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

  The effectiveness of the Fund's currency hedging strategy will generally be affected by the volatility of the U.S. dollar relative to the currencies to be hedged. Increased volatility may reduce the effectiveness of the Fund's currency hedging strategy and may impact the costs associated with hedging transactions. The effectiveness of the Fund's currency hedging strategy and the costs associated with hedging transactions may also in general be affected by interest rates. Significant differences between U.S. dollar interest rates and foreign currency interest rates may further impact the effectiveness of the Fund's currency hedging strategy. The effectiveness of the hedging strategy will also be subject to the risk the currency that the Fund wishes to protect with a hedging transaction does not correlate perfectly with the investment being hedged.

  Changes in currency exchange rates may affect Fund returns even when a currency hedging stategy works as intended.

  The Fund's ability to use hedging products may also be limited by market conditions, product availability, regulatory limits and tax considerations. Moreover, it may not be possible for the Fund to hedge against a devaluation.

  Emerging Markets Risk

  Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets.

  Emerging market economies may experience greater volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability than more established markets. Emerging markets economies may also have less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment policy when compared with typical developed markets. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a "failed settlement." Failed settlements can result in losses. Similarly, the reliability of trading and settlement systems in some emerging markets may not be equal to that available in more developed markets, which may result in problems realizing investments. See "Non-U.S. Investment Risk" below.

  In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. There is also the potential for unfavorable action such as expropriation, nationalization, embargo, and acts of war. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

  The securities of emerging market companies may trade less frequently and in smaller volumes than more widely held securities. They may also be reliant on a few industries, international trade or revenue from particular commodities.

  Market disruptions or substantial market corrections may limit very significantly the liquidity of securities of certain companies in a particular country or geographic region, or of all companies in the country or region. The Fund may be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Fund's obligations. For example, restrictive investment quotas controls and other dealing limitations may apply.

  For these and other reasons, investments in emerging markets are often considered speculative. To the extent the Fund invests in emerging markets, it will be subject to all of the general risks described in the Prospectus as well as special risks (some of which are described in the SAI) that may affect the region where the Fund invests.

  Equity Securities Risk

  Equity securities represent an ownership interest, or the right to acquire an ownership interest, in an issuer. In addition to common stocks, equity securities include, without limitation, preferred stocks, convertible securities and warrants. Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. The Fund may invest in, and gain exposure to, common stocks and other equity securities through purchasing depositary receipts as described under "Depositary Receipts" below.

  Equity securities may experience significant price volatility, and the market prices of equity securities can decline in a rapid or unpredictable manner.

  The value of a company's equity securities may fall as a result of factors directly relating to that company, such as decisions or actions taken by its management or employees, which could include fraud or a criminal act, or lower demand for the company's products or services. The value of an equity security may also fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs.

  The value of a company's equity securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates or adverse circumstances involving the credit markets. In addition, because a company's equity securities rank junior in priority to the interests of bond holders and other creditors, a company's equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company's financial condition or prospects. The market prices of equity securities trading at high multiples of current earnings often are more sensitive to changes in future earnings expectations than the market prices of equity securities trading at lower multiples.

  The Fund may invest in the equity securities of issuers with smaller to medium-sized market capitalizations. See "Small- and Medium-Capitalization Securities Risk" below.

  Depositary Receipts

  The Fund may invest in depository receipts, including American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs"). ADRs are dollar-denominated receipts issued generally by domestic banks and representing the deposit with the bank of a security of a non-U.S. issuer, and are publicly traded on exchanges or over-the-counter in the United States. EDRs are receipts similar to ADRs and are issued and traded in Europe. GDRs may be offered privately in the United States and also traded in public or private markets in other countries. Investments in non-U.S. issuers through ADRs, GDRs, EDRs, and other types of depositary receipts generally involve risks applicable to other types of investments in non-U.S. issuers, including political, regulatory, and economic risks. Investments in depositary receipts may similarly be less liquid and more volatile than the underlying securities in their primary trading market.

  The values of depositary receipts may decline for a number of reasons relating to the issuers or sponsors of the depositary receipts, including, but not limited to, insolvency of the issuer or sponsor. Investing in these instruments exposes the Fund to credit and counterparty risk with respect to the issuer of the ADR, EDR or GDR, in addition to the risks of the underlying investment. There may be less publicly available information regarding the issuer of the securities underlying a depositary receipt than if those securities were traded directly in U.S. securities markets. If a depositary receipt is denominated in a different currency than its underlying securities, the Fund will be subject to the currency risk of both the investment in the depositary receipt and the underlying security. Holders of depositary receipts may also have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.

  Depositary receipts may be sponsored or unsponsored. Although the two types of depositary receipt facilities are similar, there are differences regarding a holder's rights and obligations and the practices of market participants. With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depositary), although most sponsored depositary receipt holders may bear costs such as deposit and withdrawal fees. Depositaries of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and financial information to the depositary receipt holders at the underlying issuer's request. Holders of unsponsored depositary receipts generally bear all the costs of the facility. The depositary usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights with respect to the underlying securities to depositary receipt holders.

  Convertible Securities

  Convertible securities are generally bonds, debentures, notes, preferred stocks, "synthetic" convertible securities and other securities or investments that may be converted or exchanged (by the holder or issuer) into equity securities of the issuer (or cash or securities of equivalent value). A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Fund is called for redemption or conversion, the Fund could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk.

  Convertible securities typically provide yields lower than comparable non-convertible securities. Their values may be more volatile than those of non-convertible securities, reflecting changes in the values of the securities into which they are convertible. Convertible securities may also be subordinate to other debt securities issued by the same issuer. Issuers of convertible securities are often not as strong financially as issuers with higher credit ratings.

  Preferred Securities

  Preferred stocks (or "preferred securities" ) represent equity interests in a company that generally entitles the holder to receive, in preference for the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Preferred securities may pay fixed or adjustable rates of return and are subject to issuer-specific risks.

  Dividends for preferred securities are typically paid after payments to debt and bond holders. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer's board of directors. An issuer's board of directors is generally under no obligation to pay dividends. A preferred security may therefore lose substantial value if the board of directors of the issuer decides not to pay dividends. Further, because many preferred securities pay dividends at a fixed rate, their market price can be sensitive to changes in interest rates. If the Fund owns a preferred stock that is deferring its distribution, it may also be required to recognize income for tax purposes despite the fact that it is not receiving current distributions with respect to this position.

  Preferred security holders commonly have no or limited voting rights with respect to the issuing company, which will limit the ability of the Fund to influence the issuer.

  Many preferred securities allow holders to convert the preferred securities into common stock of the issuer. Consequently, their market price can be sensitive to changes in the value of the issuer's common stock. Declining common stock values may also cause the value of the Fund's investments to decline.

  Preferred securities often have call features which allow the issuer to redeem the security at its discretion. The redemption of a preferred security having a higher than average yield may cause a decrease in the Fund's yield.

  Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities, and U.S. government securities.

  Initial Public Offerings

  The Fund may purchase securities in IPOs. These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Fund may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Fund. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. In addition, as the Fund increases in size, the impact of IPOs on the Fund's performance will generally decrease.

  Focused Investment Risk

  A Fund whose investments are focused in related, or a limited number of, countries, regions, sectors, companies or industries (e.g., different industries within broad sectors, such as technology or financial services), or in securities from issuers with high positive correlations to one another, are subject to greater overall risk than funds whose investments are more diversified.

  If the Fund that invests in the securities of a limited number of issuers is particularly exposed to adverse developments affecting those issuers. In such cases, a decline in the market price of a particular security held by the Fund is likely to affect the Fund's performance more than if the Fund invested in the securities of a larger number of issuers.

  To the extent that the Fund focuses its investments in securities denominated in a particular foreign currency or in investments tied economically to (or related to) a narrowly defined geographic area, it will be subject to increased risks, when compared with more diversified funds. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region. Similarly, a recession, debt crisis or decline in currency valuation in one country can spread to other countries. Furthermore, companies in a particular geographic region or country may be sensitive to the same events, such as weather or natural disasters, or events affecting other companies in that region or country because of common characteristics, risk exposures and regulatory burdens. Issuers in the same area may also react similarly to specific economic, market, political or other developments. See also "Non-U.S. Investment Risk" below.

  If the Fund focuses its investments in a certain type of issuer will be particularly vulnerable to events affecting such type of issuer. Also, the Fund may have greater risk to the extent it invests a substantial portion of its assets in a group of related industries (or "sectors"). The industries comprising any particular sector and investments in a particular foreign currency or in a narrowly defined geographic area outside the United States may share common characteristics, are often subject to similar business risks and regulatory burdens, and react similarly to economic, market, political or other developments.

  Furthermore, certain issuers, industries and regions may be adversely affected by the impacts of climate change on the demand for and the development of goods and services and related production costs, and the impacts of legislation, regulation and international accords related to climate change, as well as any indirect consequences of regulation or business trends driven by climate change.

  Growth Stock Risk

  The prices of growth stocks may be based largely on expectations of future earnings, and can decline rapidly and significantly in reaction to negative news about various factors, such as earnings, revenues, the economy, political developments, or other news. Growth stocks may underperform stocks in other broad style categories (and the stock market as a whole) over any period of time. Growth stocks may shift in and out of favor with investors generally, sometimes rapidly, depending on changes in market, economic, and other factors. As a result, at times when it holds substantial investments in growth stocks, the Fund may underperform other investment funds that invest more broadly or that favor different investment styles. Because growth companies typically reinvest their earnings, growth stocks typically do not pay dividends at levels associated with other types of stocks, if at all.

  Information Technology Risk

  The Fund, its service providers, and other market participants increasingly depend on complex information technology and communications systems. These systems are subject to a number of different threats or risks that could adversely affect the Fund and its shareholders, despite the efforts of the Fund and its service providers to adopt technologies, processes, and practices intended to mitigate these risks.

  Unauthorized third parties may attempt to improperly access, modify, disrupt the operations of, or prevent access to these systems of the Fund, its service providers, counterparties, or other market participants or data within those systems (each, a "cyber-attack"). Successful cyber-attacks against, or security breakdowns of, the Fund, the Manager, or a custodian, transfer agent, or other affiliated or third-party service provider may adversely affect the Fund or its shareholders. In general, cyber-attacks are deliberate, but unintentional events may have similar effects. Power or communications outages, acts of god, information technology equipment malfunctions, operational errors, and inaccuracies within software or data processing systems may also disrupt business operations or impact critical data.

  Cyber-attacks, and other technical issues may interfere with the processing of shareholder or other transactions, affect the Fund's ability to calculate its net asset value, cause the release of private shareholder information or confidential Fund information, impede trading, cause reputational damage, and subject the Fund to regulatory fines, penalties or financial losses, reimbursement or other compensation costs, and additional compliance costs. They may render records of Fund assets and transactions, shareholder ownership of Fund shares, and other data integral to the functioning of the Fund inaccessible or inaccurate or incomplete.

  Market events may also occur at a pace that overloads current information technology and communication systems and processes of the Fund, the Fund's service providers, or other market participants, affecting their ability to conduct the Fund's operations.

  Similar types of information technology risks are present for issuers of securities or other instruments in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund's investments to lose value.

  The Fund and its service providers have established business continuity and other plans and processes to address the possibility of cyber-attacks, disruptions, or failures. However, there are inherent limitations in such plans and processes, including that they do not apply to third parties, the possibility that risks may not have been identified or new risks may emerge in the future. The Fund also cannot directly control any information security plans and systems put in place by its service providers, the Fund's counterparties, issuers in which the Fund invests, or securities markets and exchanges.

  Large-Capitalization Securities Risk

  Securities issued by large-capitalization companies may present risks not present in smaller companies. For example, larger companies may be unable to respond as quickly as smaller and mid-sized companies to competitive challenges or to changes in business, product, financial, or other market conditions. Larger companies may not be able to maintain growth at the high rates that may be achieved by smaller companies, especially during strong economic periods. Returns on investments in securities of large companies could trail the returns on investments in securities of smaller and mid-sized companies.

  Liquidity Risk

  Liquidity risk is the risk that the Fund may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Fund currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market.

  The Fund is all subject to the risk that low trading volume, lack of a market maker, large positions in securities of particular issuers, or legal restrictions (including daily price fluctuation limits or "circuit breakers") could make any investment illiquid. The market for certain investments may also become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. For example, securities issued by the U.S. Treasury have exhibited periods of greatly reduced liquidity when disruptions in fixed income markets have occurred, such as the events surrounding the bankruptcy of Lehman Brothers in 2008.

  An inability to sell a portfolio position can adversely affect the Fund's value or prevent the Fund from being able to take advantage of other investment opportunities. In addition, it may be difficult for the Fund to value illiquid securities accurately. Securities of issuers in emerging markets may be particularly susceptible to this risk. See "Emerging Markets Risk" above.

  Illiquid securities may also trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. Illiquid securities are more susceptible than other securities to price declines when market prices decline generally.

  Furthermore, disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. For example, the Fund may hold restricted securities and there can be no assurance that a trading market will exist at any time for any particular restricted security. Limitations on the resale of these securities may have an adverse effect on their marketability, and may prevent the Fund from disposing of them promptly at reasonable prices. The Fund may have to bear the expense of registering the securities for resale and the risk of substantial delays in effecting the registration.

  If the Fund holds illiquid securities it may be forced to sell other securities or instruments that are more liquid, but at an unfavorable time and conditions, in order to meet redemption requests. The Fund may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Fund. In some cases, due to unanticipated levels of illiquidity the Fund may choose to meet its redemption obligations wholly or in part by distributions of assets in-kind.

  Mutual funds with principal investment strategies that involve securities of companies with smaller market capitalizations, non-U.S. securities , Rule 144A securities, derivatives or securities with substantial market or credit risk tend to have the greatest exposure to liquidity risk.

  Long-Term Investment Strategy Risk

  The Fund pursues a long-term investment approach, typically seeking returns over a period of several years. This investment style may cause the Fund to lose money or underperform compared to its benchmark index or other mutual funds over the short term, and the Fund may not perform as expected in the long term.  An investment in the Fund may be more suitable for long-term investors who can bear the risk of short-term fluctuations in the value of the Fund's portfolio, including short-term losses.

  Market Risk

  Market risk is the risk of unfavorable market-induced changes in the value of securities owned by the Fund.

  Market prices of investments held by the Fund is volatile and will go up or down, sometimes rapidly or unpredictably. The prices of investments can change substantially due to various factors including, but not limited to, economic growth or recession, changes in interest or currency rates, changes in actual or perceived creditworthiness of issuers, adverse investor sentiment generally, market liquidity, real or perceived adverse market conditions and the risks inherent in investment in securities markets.

  The total return of the Fund may consequently fluctuate within a wide range, so you could lose money over short or even long periods. Even if economic conditions do not change, the value of an investment in the Fund could decline if the particular industries, sectors or companies in which the Fund invests do not perform well or are adversely affected by events. Further, legal, political, regulatory and tax changes also may cause fluctuations in markets and securities prices.

  In recent years, central banks and governmental financial regulators, including the U.S. Federal Reserve, have kept interest rates historically low by purchasing bonds. However, continued economic recovery, the U.S. Federal Reserve's conclusion of its quantitative easing program, and recent increases in interest rates increase the likelihood that interest rates will continue to rise in the near future. To the extent the U.S. Federal Reserve continues to raise interest rates, there is a risk that rates across the financial system may rise, which could make fixed income investments more attractive and decrease demand for equity securities. Rising interest rates could have an adverse effect on the performance of the Fund.

  Market Disruption and Geopolitical Risk

  Geopolitical, environmental and other events may disrupt securities markets and adversely affect global economies and markets. These disruptions could prevent the Fund from implementing its investment strategies and achieving its investment objectives, and increase the Fund's exposure to the other risks detailed in this Prospectus. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S.

  War, terrorism, and related geopolitical events, such as sanctions, tariffs, the imposition of exchange controls or other cross-border trade barriers, have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk.

  Natural and environmental disasters, such as earthquakes and tsunamis, can be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund's investments.

  Securities and financial markets may be susceptible to market manipulation or other fraudulent trade practices, which could disrupt the orderly functioning of these markets or adversely affect the values of investments traded in these markets, including investments held by the Fund.

  Market disruptions, including sudden government interventions (e.g., currency controls), can also prevent the Fund from implementing its investment strategies efficiently and achieving its investment objectives. For example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Fund's derivatives counterparties to discontinue offering derivatives on some underlying securities, reference rates, or indices, or to offer them on a more limited basis.

  While the U.S. government has honored its credit obligations continuously for more than 200 years, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Fund's investments. Similarly, political events within the U.S. can result in the shutdown of government services, which could negatively affect the U.S. economy, decrease the value of the Fund's investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets.

  Uncertainties regarding the viability of the European Union have disrupted and may continue to disrupt markets in the U.S. and around the world. If one or more countries leave the European Union or the European Union dissolves, the world's securities markets would likely be significantly disrupted and the Manager's business may be adversely affected. In June 2016, the United Kingdom held a referendum in which voters approved an exit from the European Union, commonly referred to as "Brexit." In March 2017, Prime Minister Theresa May provided formal notification of the United Kingdom's intention to withdraw from the European Union pursuant to Article 50 of the Treaty of Lisbon to the European Council. This formal notification began a two-year period of negotiations regarding the terms of the United Kingdom's exit from the European Union. There is a significant degree of uncertainty about how negotiations relating to the United Kingdom's withdrawal from the European Union will be conducted, as well as the potential consequences and precise timeframe for Brexit. The decision may cause increased volatility and have a significant adverse impact on world financial markets, other international trade agreements, and the United Kingdom and European Union economies, as well as the broader global economy for some time. It is also possible that the United Kingdom could initiate another referendum on the issue of Brexit, or that various countries within the United Kingdom, such as Scotland, could seek to separate from the United Kingdom and remain a part of the European Union. The consequences of the United Kingdom's or another country's exit from the European Union and/or Eurozone also could threaten the stability of the euro for remaining countries and could negatively affect the financial markets of other countries in the European region and beyond.

  Non-U.S. Investment Risk

  Investing in non-U.S. securities (i.e., those which are not primarily traded on a United States securities exchange) involves additional and more varied risks than those typically resulting from investing in U.S. markets. Similar risks may apply to securities traded on a U.S. securities exchange that are issued by companies with significant exposure to non-U.S. countries.

  The laws of some foreign countries may limit the Fund's ability to invest in securities of certain issuers located in those countries.

  The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. For example, the securities markets of many non-U.S. countries include securities of only a limited number of companies in a limited number of industries. As a result, the market prices of many of those securities fluctuate more than those of U.S. securities.

  In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, and diplomatic developments that could adversely affect the values of the Fund's investments in certain non-U.S. countries. There may be a greater risk of political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters, causing the Fund's investments in that country to experience gains or losses. The securities of some non-U.S. entities could also become subject to sanctions or embargoes that adversely affect the Fund's investment.

  Issuers of non-U.S. securities are subject to different, and often less comprehensive, accounting, reporting, custody, auditing and disclosure requirements than domestic issuers. There may be less information publicly available about a non-U.S. entity than about a U.S. entity. Moreover, in certain non-U.S. countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. It may be difficult to obtain and enforce judgments against non-U.S. entities. In addition, some jurisdictions may limit the Fund's ability to profit from short-term trading (as defined in the relevant jurisdiction).

  Non-U.S. transaction costs, such as brokerage commissions and custody costs may be higher than in the U.S. In some non-U.S. markets, custody arrangements for securities provide significantly less protection than custody arrangements in U.S. markets. Prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) could similarly expose the Fund to credit and other risks it does not have in the U.S. with respect to participating brokers, custodians, clearing banks or other clearing agents, escrow agents, and issuers.

  Non-U.S. securities are normally denominated and traded in currencies other than the U.S. dollar. Consequently, the value of the Fund's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. See "Currency and Currency Hedging Risk" above.

  Non U.S. countries may also have additional requirements with respect to the ownership of securities. For example, many non-U.S. countries have additional reporting requirements that may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund's foreign portfolio securities, no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times. There are also special tax considerations which apply to securities of non-U.S. issuers and securities principally traded overseas. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. See "Tax Considerations" below, and the SAI for further details.

  Additionally, U.S. investors are required to maintain a license to invest directly in many non-U.S. markets. These licenses are often subject to limitations, including maximum investment amounts. Once a license is obtained, the Fund's ability to continue to invest directly is subject to the risk that the license will be terminated or suspended. If a license is terminated or suspended, to obtain exposure to the market, the Fund may be required to purchase ADRs, GDRs, shares of other funds that are licensed to invest directly, or derivative instruments. The receipt of a foreign license by one of the Manager's clients may preclude other clients, including the Fund, from obtaining a similar license, and this could limit the Fund's investment opportunities. In addition, the activities of another of the Manager's clients could cause the suspension or revocation of a license and thereby limit the Fund's investment opportunities.

  Quality Investment Style Risk

  The Fund generally pursues investments in companies that it believes exhibit high returns on equity, stable earnings per share growth, and low financial leverage. This style of investing is subject to the risk that the past performance of these companies does not continue or that the returns on "quality" equity securities are less than returns on other styles of investing or the overall stock market. Market demand for securities of other types of companies may result in "quality" companies remaining undervalued for long periods of time, or indefinitely, negatively impacting the Fund's ability to achieve positive returns on its investments, even where it has accurately assessed a company's fundamentals.

  Service Provider Risk

  The Fund is subject to the risk that the Manager will apply techniques and analyses to the Fund's investment practices that are not as successful as the techniques and analyses used by other investment advisers. There is no guarantee that the Manager will be able to enhance the returns of the Fund or preserve the Fund's assets. The Manager also may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. The Manager's judgments about the attractiveness, relative value, or potential appreciation of a particular sector, security, commodity or investment strategy or as to a hedging strategy may prove to be incorrect, and may cause the Fund to incur losses.

  There can be no assurance that key personnel of the Manager will continue to be employed by the Manager. The loss of their services could have an adverse impact on the Manager's ability to achieve the Fund's investment objectives. A change in laws or regulations due to political or economic events, such as Brexit, may impact the Manager's ability to retain its portfolio managers and other key personnel. For additional information on Brexit see "Market Disruption and Geopolitical Risk" above.

  The Fund is also subject to the risk of loss as a result of other services provided by the Manager and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. The Funds currently utilize entities affiliated with the Bank of New York Mellon to serve as transfer agent, administrator, custodian and fund accounting agent to the Funds. This arrangement could magnify losses resulting from a systems failure affecting the Bank of New York Mellon. Loss may be caused by inadequate procedures and controls, human error, system failures, negligence, misfeasance or fraud by a service provider or insolvency of a service provider. For example, trading delays or errors (both human and systematic) could prevent the Fund from benefiting from potential investment gains or avoiding losses on the security.

  Settlement Risk

  Markets in different countries have different clearance and settlement procedures. Certain markets may from time to time be unable to keep pace with the volume of transactions.

  Delays in settlement may increase credit risk to the Fund, or limit the ability of the Fund to reinvest the proceeds of a sale of securities.

  Delays in settlement may also subject the Fund to penalties for its failure to deliver to on-purchasers of securities whose delivery to the Fund was delayed.

  Delays in the settlement of securities purchased by the Fund may also limit the ability of the Fund to sell those securities at times and prices it considers desirable, and may subject the Fund to losses and costs due to its own inability to settle with subsequent purchasers of the securities from it. The Fund may be required to borrow monies it had otherwise expected to receive in connection with the settlement of securities it has sold, in order to meet its obligations to others.

  Limits on the ability of the Fund to purchase or sell securities due to settlement delays could increase any variance between the Fund's performance and that of its benchmark index.

  Small- and Medium-Capitalization Securities Risk

  Returns on investments in securities of small- and medium-capitalization companies could trail the returns on investments in securities of larger companies.

  The securities of small- and medium-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. These companies may have limited product lines, markets or financial resources, may lack the competitive strength of larger companies, and may depend on a few key employees. In addition, these companies may have been recently organized and may have little or no track record of success. Similarly, the securities of smaller and medium sized companies may trade less frequently and in smaller volumes than securities of larger companies. The prices of these securities may consequently fluctuate more sharply than those of other securities, and the Fund may experience difficulty in establishing or closing out positions in these securities at prevailing market prices. Moreover, there may be less publicly available information about the issuers of these securities or less market interest in these securities than in the case of larger companies, both of which can cause significant price volatility.

  Some securities of smaller and mid-sized issuers may also be illiquid or may be restricted as to resale. The Fund may therefore be unable to liquidate its positions in such securities at any time, or at a favorable price, in order to meet the Fund's obligations.

  Fund Management

  Investment Manager

  The Fund is advised and managed by the Manager, Baillie Gifford Overseas Limited, of Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland. The Manager is a wholly owned subsidiary of Baillie Gifford & Co., which is controlled by its full-time working partners. The Manager, its parent, Baillie Gifford & Co., and their affiliates are referred to as "Baillie Gifford."

  Experience

  The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds and a variety of private accounts, including accounts managed on behalf of corporate and public pension plan sponsors, endowments, foundations, sovereign wealth funds, and family office clients. The Manager was organized in 1983, and had approximate assets under management of $158 billion as of December 31, 2017.

  Investment Services

  The Manager selects and reviews the Fund's investments and provides executive and other personnel for the management of the Trust, pursuant to the Amended and Restated Investment Advisory Agreement between the Manager and the Trust on behalf of the Fund, as amended from time to time (the "Advisory Agreement").

  The Fund's annual report to shareholders for the period ending December 31, 2017 includes a discussion regarding the basis of the Board of Trustees of the Trust's (the "Board") approval of the Advisory Agreement insofar as it relates to the Fund.

  Under the Advisory Agreement, the Fund pays the Manager an advisory fee quarterly at an annual rate of 0.35% of the Fund's average net assets. The fee is calculated and accrued daily as a percentage of the average daily net assets of the Fund. For the most recent fiscal year, the advisory fee paid by the Fund as a percentage of the Fund's average net assets was 0.35%.

  The fee paid by the Fund under the Advisory Agreement is subject to the breakpoints reflected in the table below.

Average Daily Net Assets of the Fund (millions)	Annual Rate at Each Asset Level
$0 - $2,000	0.35%
>$2,000 - $5,000	0.31%
Above $5,000	0.29%

  Upon termination of the Advisory Agreement at other than quarter end, the advisory fee for the partial quarter shall be determined by reference to the termination date and shall be prorated accordingly.

  Shareholder Services

  The Manager provides certain shareholder services to the Fund, pursuant to the Shareholder Servicing Agreement between the Manager and the Trust on behalf of the Fund (the "Shareholder Servicing Agreement"). The Shareholder Servicing Agreement also relates to Class 2, Class 3, Class 4 and Class 5 of other series of the Trust.

  For these services, which include client and shareholder servicing, reporting and other support, each shareholder pays a shareholder servicing fee (the "Shareholder Service Fee").

  The principal economic difference among the various Classes of the Fund is the level of Shareholder Service Fee payable, as follows:

Shareholder Service Fees (percentage of the Fund's average daily net asset)
Class 2	Class 3	Class 4	Class 5
0.17%	0.10%	0.07%	0.02%

  Class eligibility is determined by the total assets under management with the Manager, as detailed in the "Shares" section below. The Shareholder Service Fees payable decreases as the amount of total assets under management with the Manager increases. This is because the cost to service that client decreases as a percentage of the assets in that account.

  The amount and complexity of these services (and costs) will vary between shareholders. Also note that some of these costs are variable (increasing as the assets increase) but some are fixed. As a result, the Shareholder Service Fees decline, in basis points terms, as the assets increase but, in general, rise, in dollar terms, as the assets increase.

  The Trust has adopted a Shareholder Service Plan pursuant to Rule 12b-1 of the 1940 Act with respect to the Fund's multiple Classes of shares (the "Shareholder Service Plan"). However, no distribution payments under Rule 12b-1 have been authorized by the Board as of the date of this Prospectus, and no distribution fees under Rule 12b-1 are currently payable under the Shareholder Service Plan. If the Board authorizes distribution payments pursuant to Rule 12b-1 for any Class of shares in the future , the Manager or another service provider might collect distribution fees under Rule 12b-1, but only after appropriate authorization by the Board and after this Prospectus has been updated to reflect such additional fees. Should distribution payments under Rule 12b-1 be collected, these fees would be paid out of the Fund's assets on an on-going basis, and over time these fees could increase the cost of your investment and may cost you more than paying other types of sales charges.

  Expenses

  The organizational and operational expenses of the Fund are borne by the Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, trustee compensation, interest charges, charges of custodians, auditing and legal expenses.

  Certain expenses, not including advisory and custodial fees or other expenses related to the management of the Fund's assets, may be allocated to a specific Class of shares if those expenses are actually incurred in a different amount with respect to a Class, or if services are provided with respect to a Class that are of a different kind or to a different degree than with respect to other Classes.

  Investment Team

  The Fund is jointly and primarily managed by a team of experienced portfolio managers organized for that purpose.

  The International Choice Fund Team

  The Fund's management team meets weekly to discuss individual stock selection and every seven weeks to discuss the portfolio as a whole, with a focus on portfolio and individual stock enthusiasms. The team also holds ad hoc meetings as required to discuss relevant developments in the portfolio. Although individual members cover assigned areas of responsibility, all members are encouraged to look for ideas from across the relevant markets and from any of the Manager's investment teams.

  While the whole team discusses investment decisions, the ultimate decision on whether to buy a stock rests with the team member who nominated it for discussion, such that the team harnesses the perspectives and insights of the group while retaining the accountability and efficiency of individual decision making.

  The Fund's management team includes:

Education	Investment Experience
Gerard Callahan BA in Politics, Philosophy and Economics (1991) Oxford University

  Joined Baillie Gifford in 1991 and became a Partner of Baillie Gifford & Co. in 2000. Mr. Callahan has headed our UK Equity Team since 2007.

  Mr. Callahan has been a member of the team since 2007 and Chairman since 2010.

Iain Campbell BA Modern History (2000) Oxford University	Joined Baillie Gifford in 2004. Before joining Baillie Gifford, Mr. Campbell worked for Goldman Sachs and traveled in Asia. Mr. Campbell has been a member of the team since 2010.
Joe Faraday MEng in Chemical Engineering (2002) University of Cambridge MBA (2009) University of Edinburgh CFA Charterholder	Joined Baillie Gifford in 2002. Mr. Faraday has been a member of the team since 2007.
Sophie Earnshaw MA in English Literature (2008) University of Edinburgh MPhil in 18th Century and Romantic Literature (2009) University of Cambridge CFA Charterholder	Joined Baillie Gifford in 2010. Ms. Earnshaw has been a member of the team since 2014.
Moritz Sitte BSc in Business Administration (2009) University of Regensburg MSc in Finance and Investment (2010) University of Edinburgh CFA Charterholder	Joined Baillie Gifford in 2010. Mr. Sitte has been a member of the team since 2014.
Tom Walsh LLB (Hons) in Law & Economics (1999) University of Edinburgh CFA Charterholder.	Joined Baillie Gifford in 2009. Prior to joining Baillie Gifford, he worked at Fidelity International, Merrill Lynch, and Deloitte & Touche. Mr. Walsh has been a member of the team since 2014.

  Compensation

  The SAI provides information about the portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers' ownership of Fund shares.

  Shares

  Share Classes

  The Fund has four Classes of shares: Class 2, Class 3, Class 4, and Class 5.

  How Shares are Priced

  Each share Class has its own share price. The purchase price of each Class of the Fund is based on that Class's net asset value. The share price is computed for each share Class as follows:

    the total market value of all Fund-level assets and liabilities of each Fund is calculated, then divided by the total amount of shares held in that Fund (the "Fund Asset Value"); then the market value of the assets for each Class is calculated, on a pro rata basis, based on the Fund Asset Value (the "Class Asset Value"); then the market value of the class-specific liabilities attributable to each share Class is calculated (the "Class Liabilities"); then the share price for each Class is calculated by deducting the Class Liabilities from the Class Asset Value.

  When shares are priced

  The net asset value for each Class will be determined as of a particular time of day (the "Pricing Point" ) on any day on which the New York Stock Exchange ("NYSE" ) is open for unrestricted trading. The Pricing Point is normally at the scheduled close of unrestricted trading on the NYSE (generally 4:00 p.m. Eastern Time). In unusual circumstances, the Fund may determine that the Pricing Point shall be at an earlier, unscheduled close or halt of trading on the NYSE. The price at which purchase and redemption orders are effected is based on the next calculation of the net asset value after the order is received in good order. "Good order" means, among other things, that your request includes complete information. In general, an order is in "good order" if it includes: (i) the trade date of the purchase or redemption; (ii) the name of the Fund and share class; (iii) the U.S. dollar amount of the shares, in the case of a redemption you may also provide number of shares; (iv) the name and the account number set forth with sufficient clarity to avoid ambiguity; and (v) the relevant authorized signatories. In the case of a purchase, immediately available funds must also be received prior to the Pricing Point.

  The net asset value for each Class may be affected by changes in the value of currencies in relation to the U.S. dollar. This is because investments initially valued in currencies other than the U.S. dollar are converted to U.S. dollars using currency exchange rates obtained from pricing services at the Pricing Point on each day that the NYSE is open for unrestricted trading. If you are buying or selling shares, the share price you receive will be the share price determined after the subscription or redemption request is received by the applicable Fund (or your financial intermediary) in good order.

  The net asset value of the Fund's shares may change on days when shareholders will not be able to purchase or redeem shares of the Fund. This is because the Fund may invest in securities that are primarily traded on foreign exchanges which may trade at times or on days when the Fund does not price its shares.

  How assets are valued

  In accordance with the Trust's Pricing and Valuation Procedures, the Fund's investments are valued at their fair market value as follows:

    If a reliable market quotations are readily available, the investments will generally be valued at the last quoted sale price on each business day or, if not traded on that business day, at the most recent quoted bid price.

    If reliable current market quotations are not readily available or quotations are not believed to be reliable due to market changes that occur after the most recent available quotations are obtained or for any other reason, the fair value of the investments will be assessed, in accordance with the pricing and valuation procedures of the Trust, as more fully described in the SAI. Such market changes may:

      relate to a single issuer or events relating to multiple issuers;

      be considered to include changes in the value of U.S. securities or securities indices; or

      occur after the close of the relevant market and before the time at which the applicable net asset value is determined.

  Please see the section entitled "Purchase, Redemption, and Pricing of Shares – Determination of Net Asset Value" in the SAI for further information.

  How to Buy Shares

  Process

  Eligible persons may purchase shares of the Fund by taking the following two steps:

    Request a Subscription.

    You may request an initial subscription by submitting a subscription agreement to the Manager.

    You may request a further subscription by submitting to the Manager a request (in the format prescribed by the Manager), which includes:

      the name of the Fund;

      the exact name in which shares are to be registered;

      the dollar amount of shares to be purchased;

      a signature by all owners of the shares, in accordance with the form of registration; and

      the capacity of the signatory, if the signatory is acting in a fiduciary capacity, or as an agent on behalf of a corporation, partnership or trust.

      the trade date.

    The Manager or the Transfer Agent may then ask you for additional information. Federal law requires financial institutions to obtain, verify and record identification information relating to new investors, to help the U.S. government fight the funding of terrorism and money laundering activities. The Fund may consequently be required to obtain the following information from new investors: (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) Social Security Number, taxpayer identification number, or other identifying number; (v) completed Forms W-8 or W-9. Additional information may be required for corporations and other entities. The Fund or its service providers may release this information or any other information held by you to proper authorities if, in light of applicable laws or regulations concerning money laundering and similar activities they determine it is in the best interests of the Fund. The Fund or its service providers may also provide nonpublic personal financial information relating to shareholders or prospective shareholders to third-parties as necessary to perform services for the Fund or to comply with requests from regulators or tax authorities.

    The Manager will then decide whether to accept your application on behalf of the Trust. Assuming your request is accepted, you will receive the account details for payment.

    Pay for shares.

    Payment for shares can be made by:

      electronic bank transfer to the nominated account;

      exchanging securities on deposit with a custodian acceptable to the Manager or BGFS; or

      a combination of such securities and cash.

    The Transfer Agent will then apply the payment to the purchase of full and fractional Fund shares of beneficial interest in the Fund, and will send you a statement confirming the transaction. Please see the back cover of this Prospectus for information on how to contact the Trust. Please see the section below on how to pay for shares by exchanging securities.

  When you can buy Shares

  Shares of the Fund are offered on a continuous basis, unless otherwise indicated in this Prospectus or the SAI, and can be purchased on any day on which the NYSE is open for unrestricted trading, unless otherwise indicated in this Prospectus or the SAI.

  For a purchase order to be effective as of a particular day, the Fund must have accepted the order and have received immediately available funds by the Pricing Point on such day.

  The Federal Reserve is closed on certain holidays on which the NYSE is open. These holidays are Columbus Day and Veterans Day. On these holidays, you will not be able to purchase shares by wiring Federal Funds because Federal Funds wiring does not occur on days when the Federal Reserve is closed.

  Cancelling an order

  Purchase orders cannot be cancelled after the Trust has received immediately available funds. This is the case even if the cancellation request is received prior to the Pricing Point.

  Paying by exchanging securities

  If you are paying for Fund shares with securities, please note:

    You must obtain instructions by contacting the Fund. See "Contacts and Further Information" below.

    You must deliver all rights in the securities to the Fund to finalize the purchase of Fund shares;

    You should obtain tax advice regarding the specific U.S. federal income tax consequences of this process. Generally speaking, for U.S. federal income tax purposes, payment using securities may give rise to a gain or loss by an investor that is subject to U.S. federal income taxation. This depends on several factors, including the investor's basis in the securities tendered and the extent to which the investor owns shares of the Fund following the exchange;

    The securities will be valued in the same manner as the Fund's assets as described under "How Shares are Priced," subject to any charges or expenses which may be properly incurred as a consequence of such transaction;

    The Manager will not approve the acceptance of securities in exchange for Fund shares unless:

      the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund;

      you represent and agree that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or that would otherwise impair the investors' ability to transfer them to the Fund or the Fund's ability to dispose of them subsequently; and

      the securities may be acquired under the Fund's investment policies and restrictions; and

    No investor owning 5% or more of the Fund's shares may purchase additional fund shares by exchange of securities, other than at the sole discretion of the Manager or BGFS in accordance with the applicable legal and regulatory restrictions on affiliated transactions.

  Restrictions on Buying Shares

  Accredited Investors

  Purchases of shares in the Fund are limited to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended, and who have completed and signed a subscription agreement. The Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. Purchasers must be acquiring shares for their own account and for investment purposes only, or must otherwise be doing so in a manner acceptable to the Trust.

  Share Class Eligibility

  Eligibility for Share Class 2, Class 3, Class 4 and Class 5 is determined with reference to the market value of assets managed by the Manager and its affiliates for the shareholder, whether in the Fund, another pooled vehicle or otherwise (the "Total Investment").

  The minimum Total Investment for each class of shares is as follows:

Class	Total Investment (1)(2)(3)
Class 2	USD 25 Million
Class 3	USD 100 Million
Class 4	USD 200 Million
Class 5	USD 500 Million

  (1) The Fund may, at its discretion, permit a smaller minimum for any class of shares under certain circumstances.

  (2) The Manager will make all determinations as to aggregation of shareholder accounts for purposes of determining eligibility.

  (3) In the case of shares held of record by retirement plans which are Participant Directed Plans, the shareholder for the purposes of the Total Investment for each class of shares is the Participant Directed Plan.

  The Total Investment will be determined by the Manager on each "Determination Date , " which will be:

    March 31 of each year, if exchanging into a more expensive class of shares; or

    The close of business on the last day of the calendar quarter, if exchanging into a less expensive class of shares.

  Each shareholder's shares will then be converted to the available Class of shares of the Fund with the lowest Shareholder Service Fee for which the shareholder is eligible. This conversion will occur within 15 business days following the Determination Date. This conversion generally should not result in the recognition of gain or loss in the converted Fund's shares or the tax basis changing. Also, the holding period of the new Class of shares should generally include the holding period of the converted shares.

  Investors should be aware that all the Classes of the Fund may not be available in all jurisdictions.

  Offerings made to U.S. Persons

  Shares of the Fund are intended for investment by U.S. persons. The Manager and BGFS each reserve the right to reject any purchase order from any investor outside the U.S.

  The Manager is not offering Fund shares to or with or otherwise promoting the Fund to any natural or legal persons domiciled or with a registered office in any European Economic Area member state ("EEA Member State") where the European Union's Alternative Investment Fund Managers Directive ("AIFMD") is in force and effect. Furthermore, in light of the structure of the Fund and the manner in which they are managed, they do not fall within the scope of the AIFMD, and shareholders of the Fund are not subject to the protections of AIFMD or any implementing legislation relating to AIFMD. The Manager may in its discretion accept any such investor into the Fund, but only if it satisfied that, by accepting such investor, it would not be in breach of any law, rule, regulation or other legislative or administrative measure in or otherwise applicable to the relevant EEA Member State and such investor is otherwise eligible under the laws of such EEA Member State to invest in the Fund.

  You must be purchasing for your own account

  Purchasers must be acquiring shares for their own account and for investment purposes only, or must otherwise be doing so in a manner acceptable to the Trust.

  Subscriptions may be rejected

  The Fund, the Manager and BGFS reserve the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate. In particular, and without limiting the generality of the foregoing the Manager or BGFS may reject an investment:

    if in the opinion of the Manager or BGFS, the size of the investment and/or the transaction costs associated with the investment are such that there would be a dilution in the Fund's net asset value;

    if the Fund is unable to verify your identity within a reasonable time; or

    the proposed shareholder is proposing to purchase shares using securities and the Manager has determined that this is not appropriate.

  Fund may change the terms

  The Fund reserves the right to suspend or change the terms of the offering of its shares. The Fund may stop offering shares completely or may offer shares only on a limited basis, for a period of time or permanently.

  How to Sell Shares

  Process

  Redemption Request - You can redeem your shares by mailing or emailing the Manager a redemption request, in a format prescribed by the Manager, which includes:

    the name of the Fund;

    the exact name in which shares are registered;

    the number of shares or the dollar amount of shares to be redeemed;

    a signature by all owners of the shares, in accordance with the form of registration;

    the capacity of the signatory, if the signatory is acting in a fiduciary capacity, or as an agent on behalf of a corporation, partnership or trust; and

    the trade date.

  Redemption orders cannot be cancelled after the Trust has received a redemption request. This is the case even if the request is received prior to the Pricing Point.

  Redemption Payment - Cash payments will be transferred for payment into your account after a request for redemption is received by the Trust in good order. The Fund generally expects to pay out redemption proceeds to redeeming shareholders within 3 days following the trade date indicated in the redemption request. The Fund typically meets redemption requests by using holdings of cash and cash equivalents or by selling portfolio assets. The Fund may also trade portfolio holdings ahead of the trade date to meet significant requests for redemption. The Fund reserves the right to satisfy redemption requests up to 7 days following the trade date that is indicated in the redemption request.

  If you request a whole or part in-kind distribution of securities held by the Fund in lieu of cash, the Manager will grant this if it determines, in the Manager's sole discretion, that to do so is lawful and will not be detrimental to the best interests of the remaining shareholders of the Fund. This is subject to the Fund's election under Rule 18f-1 described below. If you intend to request a distribution in kind, please note:

    Securities distributed in connection with the request will be valued in accordance with the Fund's procedures for valuation described under "How Shares are Priced."

    Securities and assets distributed will be selected by the Manager in light of the Fund's investment objective and generally will not represent a pro-rata distribution of each holding in the Fund's portfolio.

    You may incur market-imposed taxes or charges in connection with assuming title to such securities from the Fund, and may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

  Change of Information - If you need to change or update your account information, you may do so by mailing or emailing the Trust a designation of the new accounts and any change in the accounts originally designated for the depositing of funds.  This must be signed by the relevant authorized signatories of the subscriber. All redemptions and dividend disbursements will be processed according to the bank account details you provided upon your initial account set-up, unless you have contacted the Trust to change those details. Please see the back cover of this Prospectus for information on how to contact the Trust.

  When you can redeem shares

  Shares may be redeemed on any day on which the New York Stock Exchange is open for trading.

  Please note that the Trust may suspend the right of redemption and may postpone payment for the Fund for more than seven days during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

  Automatic Redemptions

  The Fund reserves the right to redeem or require the transfer of any individual's shares if:

    the holding of the shares by such person is unlawful;

    in the opinion of the Board or the Fund's service providers, the holding might result in the Fund or the shareholders as a whole incurring any liability to taxation or suffering pecuniary or material administrative disadvantage which the Fund or the shareholders as a whole might not otherwise suffer or incur;

    a shareholder's Total Investment falls below $1 million. Before doing so, the Trust shall notify the shareholder in writing and allow the shareholder 30 days to purchase additional shares to meet the minimum requirement. In the case of shares held of record by retirement plans which are Participant Directed Plans, the shareholder for the purposes of the Total Investment is the Participant Directed Plan; or

    the Fund cannot verify your identity.

  Short-Term Trading

  The Trust encourages shareholders to invest in the Fund as part of a long-term investment strategy and discourages excessive, short-term trading and other abusive trading practices, sometimes referred to as "market timing." These practices may present risks to the Fund, including increased transaction costs, interference with the efficient management of the Fund, and dilution of investment returns.

  Frequent, short-term trading, abusive trading practices and market timing (together, "Frequent Trading"), often in response to short-term fluctuations in the market, are not knowingly permitted by the Funds. The Fund does not accommodate frequent purchases and redemptions of Fund Shares by Fund shareholders. Frequent Trading into and out of a Fund may harm the Fund's performance by disrupting portfolio management strategies and by increasing expenses. These expenses are borne by all Fund shareholders, including long-term investors who do not generate such costs.

  The Board has adopted a "Frequent Trading Policy" (the "Policy") to discourage Frequent Trading. The following policies and procedures are applicable to the classes of shares offered in this Prospectus.

  Authority to Refuse Transactions  - The Trust, the Manager and BGFS each reserves the right to reject any purchase order for any reason.

  Purchase and Redemption Requests  - Purchase and redemption requests by record shareholders must be made by written request by mail, email, or facsimile to the Manager and/or BGFS.  (Any exceptions to this written redemption request requirement may be made by the Manager.  The Manager and BGFS expects that exceptions will be rare and only for extraordinary circumstances.)

  Review of Shareholder Activity  - The Manager and BGFS report to the Board regularly on purchases and redemptions of Fund shares.

  Redemption Fees - The Board may from time to time consider whether it is necessary or appropriate for a Fund to impose a redemption fee not exceeding 2% that, in the Board's judgment, is necessary or appropriate to recoup the costs and limit any dilution resulting from frequent redemptions.

  While the Fund attempts to discourage Frequent Trading, there can be no guarantee that they will be able to identify investors who are engaging in Frequent Trading or limit their trading practices. Additionally, frequent trades of small amounts may not be detected. The Fund recognizes that it may not always be able to detect or prevent Frequent Trading or other activity that may disadvantage the Fund or its shareholders.

  The Fund shareholder's right to purchase shares through an automatic investment plan or redeem shares in full (or in part through a systematic withdrawal plan) are unaffected by these restrictions.

  Share Dividends and Distributions

  It is the practice of each Fund to distribute, annually, all net investment income received from investments alongside any net realized capital gains earned through trading activities.

  Distributions will be automatically reinvested in Fund shares unless you submit a request for cash payment with at least ten days' prior notice, before the record date for distribution, to the transfer agent.

  Tax Considerations

  The following discussion is for general information purposes only. Prospective and actual shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

  The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Internal Revenue Code of 1986, as amended (the "Code"), is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in the Fund as part of a "straddle," "conversion transaction," "hedge," or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of the Fund.

  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below. The Fund has not sought an opinion of legal counsel as to any specific U.S. tax matters.

  US Shareholders

  The following discussion addresses certain U.S. federal income tax considerations which may be relevant to investors that:

    are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, estates that are subject to United States federal income taxation regardless of the source of their income or trusts if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person; and

    hold, directly or indirectly, shares of the Fund as a capital asset (each such investor a "U.S. shareholder").

  Tax Status

  The Fund is treated as a separate taxable entity for U.S. federal income tax purposes.

  The Fund has elected to be treated as a regulated investment company under Subchapter M of the Code and intends each year to qualify and be eligible for treatment as such. In order to qualify and be eligible for treatment as a regulated investment company under Subchapter M of the Code, the Fund must, among other things, derive at least 90% of its gross income each year from certain sources of "qualifying income" and comply with certain asset diversification and distribution requirements.

  So long as the Fund qualifies for treatment as a regulated investment company, the Fund itself generally will not be subject to U.S. federal income tax to the extent that it distributes to its shareholders, in a timely manner, dividend, interest and certain other income, its net realized short-term capital gains and its net realized long-term capital gains.

  The remainder of this discussion assumes that the Fund will qualify as a regulated investment company.

  Excise Tax

  The Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts, if it fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one year period ending October 31 (or for the one-year period ending December 31 if the Fund so elects), plus any retained amount from the prior year. Distributions made in January will generally be deemed to have been paid by the Fund on December 31 of the preceding year, if the distribution was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

  The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance it will do so.

  Personal Holding Company Rules

  If the Fund were to be a "personal holding company," it would potentially need to comply with additional requirements with respect to its distributions to shareholders in order to avoid the Fund-level tax under the personal holding company rules.

  Distributions

  For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to tax as ordinary income.

  Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long the shareholder has owned its shares.

  Distributions of net capital gains from the sale of investments that the Fund owned (or is deemed to have owned) for more than one year and that are properly reported by the Fund as capital gain dividends will be taxable as long-term capital gains and taxed to individuals at reduced rates relative to ordinary income. Distributions of gains from the sale of investments that the Fund owned (or is deemed to have owned) for one year or less will be taxable as ordinary income. Distributions of investment income reported by the Fund as derived from "qualified dividend income" – as further defined in the SAI – will be taxed in the hands of individuals at the rates applicable to long-term capital gain provided that holding period and other requirements are met at both the shareholder and Fund level.

  Distributions are taxable to a shareholder (other than a tax-exempt shareholder or a shareholder investing through a tax-advantaged arrangement) even if they are paid from income or gains earned by the Fund before the shareholder's investment (and thus were included in the price paid by the shareholder for Fund shares). Distributions from the Fund will be taxed as described above whether received in cash or in additional Fund shares.

  Notwithstanding the foregoing, the Fund may retain (a) investment company taxable income, subject to the distribution requirements for qualification as a regulated investment company under the Code or (b) net capital gain and pay the Fund-level tax on any such retained amounts.

  Medicare Tax

  A 3.8% Medicare contribution tax is imposed on the "net investment income" of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends, including any capital gain dividends paid by the Fund, and net gains recognized on the sale, exchange, redemption or other taxable disposition of shares of the Fund.

  Sale, Exchange or Redemption

  A sale, exchange, or redemption of shares of the Fund, including a redemption in-kind, is a taxable event to the selling, exchanging, or redeeming shareholder. Any gain resulting from a sale, exchange (including an exchange for shares of another Baillie Gifford fund), or redemption of shares in the Fund will generally (except in the case of a tax-exempt shareholder or a shareholder investing through a tax-advantaged arrangement) be subject to federal income tax at either short-term or long-term capital gain rates depending on how long the shareholder has owned the shares except that, if the Fund is not a "publicly offered" regulated investment company (as described below), in certain circumstances it is possible that the proceeds of a redemption of Fund shares may be taxable as dividend income or a return of capital.

  Non-"Publicly Offered"

  It is expected that the Fund will not be considered a "publicly offered" regulated investment company. As a result, certain redemptions of Fund shares may be treated as dividends. Shareholders who redeem all shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a distribution under Section 301 of the Code (a " Section 301 distribution") unless the redemption is treated as being either (i) "substantially disproportionate" with respect to such shareholder or (ii) otherwise "not essentially equivalent to a dividend" under the relevant rules of the Code. A Section 301 distribution is not treated as a sale or exchange giving rise to a capital gain or loss, but rather is treated as a dividend to the extent supported by the Fund's current and accumulated earnings and profits, with the excess treated as a return of capital reducing the shareholder's tax basis in Fund shares, and thereafter as capital gain. If a redeeming shareholder is treated as receiving a dividend, there is a risk that non-redeeming shareholders whose interests in the Fund increase as a result of such redemption will be treated as having received a taxable distribution from the Fund.

  In addition, since it is expected that the Fund's shares will not be considered "publicly offered," certain shareholders will be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Very generally, expenses that are deemed distributed by the Fund include those paid or incurred during a calendar year that are deductible in determining the Fund's investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its advisory fee, but excluding those expenses incurred by virtue of the Fund's organization as a registered investment company (such as its registration fees, trustees' fees, expenses of periodic Board and shareholders' meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders of the Fund that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Such shareholders cannot deduct such deemed distributions of expenses under current law.  The deemed distributions of expenses could as a result increase a shareholder's net taxes owed, lowering the Fund's effective yield with respect to such a shareholder.

  Foreign Currency and Other Derivative Transactions

  The Fund's transactions in foreign currencies and certain derivative instruments, including options, futures contracts, forward contracts, swaps and straddles, as well as any of its hedging transactions may be subject to special tax rules and may produce a difference between the Fund's book income and taxable income. The special tax rules to which such transactions are subject may accelerate income or defer losses of the Fund, or otherwise affect the amount, timing or character of distributions to shareholders. A difference between the Fund's book and taxable income may cause a portion of the Fund's income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company.

  Debt Transactions

  The Fund's investments in certain debt obligations may cause the Fund to recognize taxable income in excess of the cash generated by such obligations. As a result, the Fund could be required at times to liquidate other investments, including when it is not advantageous to do so, in order to satisfy its distribution requirements.

  Foreign Taxes

  The Fund may be subject to foreign withholding and other taxes on income, gains and proceeds derived from foreign investments. Such taxes would reduce the yield on the  Fund's investments. However, as described immediately below, shareholders may be entitled to claim a credit or deduction with respect to their share of foreign taxes incurred by the Fund.

  Foreign Tax Credit or Deduction

  If more than 50% of the Fund's assets at taxable year end consist of the securities of foreign corporations, the Fund may  elect to permit shareholders who are U.S. citizens or residents or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax returns for their pro-rata portions of foreign income taxes paid by the Fund. In such case, income of the Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders. The amount of foreign income taxes paid by the Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction in respect of those taxes. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund. Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level). Prospective investors should also consult the discussion in the SAI regarding investment by the Fund in securities of certain foreign corporations.

  Annual Tax Reports

  Where required, the Trust will provide shareholders with federal tax information annually, including information about dividends and distributions paid during the preceding year.

  IRS Returns

  Shareholders may be required to file an information return with the Internal Revenue Service ("IRS" ) including, but not limited to, if they recognize certain levels of losses with respect to shares in the Fund ($2 million or more for an individual shareholder or $10 million or more for a corporate shareholder), or are deemed to have participated in a confidential transaction involving shares in the Fund.

  FinCEN Form 114

  Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their "financial interest" in the Fund's "foreign financial accounts," if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts. Shareholders are urged to consult a tax advisor regarding the applicability to them of this reporting requirement.

  Backup Withholding Tax

  The Fund generally is required to apply backup withholding and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding.

  Non-U.S. Persons Tax Treatment

  Fund shareholders who are not U.S. citizens or residents or that are foreign corporations, partnerships, trusts or estates may be subject to substantially different tax treatment with respect to distributions from the Fund.

  Financial Highlights

  The financial highlights tables for the Fund are included below. The financial highlights tables are intended to help you understand the Fund's financial performance for the past 5 years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information for the fiscal year or period ended December 31, 2017 has been audited by Cohen & Company, Ltd., the Fund's independent registered public accounting firm, whose report, along with the Fund's financial statements, are included in the Fund's annual report, which is available upon request. Financial highlights for years or periods before December 31, 2017 were audited by the Fund's prior independent registered public accounting firm.

  Baillie Gifford International Choice Fund

  Selected data for a Class 2 Share outstanding throughout each period:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014	For the Period April 9, 2013 (a) through December 31, 2013
Net asset value, beginning of period	$11.44	$11.53	$11.51	$12.20	$11.00

From Investment Operations
Net investment income(b)	0.14	0.17	0.16	0.17	0.08
Net realized and unrealized gain (loss) on investments and foreign currency transactions	3.46	(0.11)	0.03	(0.58)	1.19
Net increase (decrease) in net asset value from investment operations	3.60	0.06	0.19	(0.41)	1.27

Dividends and Distributions to Shareholders
Dividends from net investment income	(0.19)	(0.15)	(0.17)	(0.17)	(0.09)
Distributions from net realized gain on investments	–	–	–	(0.12)	–
Total Dividends and Distributions	(0.19)	(0.15)	(0.17)	(0.29)	(0.09)

Proceeds from Purchase Fees and Redemption Fees(b)	0.00(c)	0.00(c)	0.00(c)	0.01	0.02
Net asset value, end of period	$14.85	$11.44	$11.53	$11.51	$12.20

Total Return
Total return based on net asset value(d)	31.45%	0.54%	1.56%	(3.29)%	11.76%

Ratios/Supplemental Data
Net assets, end of period (000's omitted)	$324,764	$219,300	$217,720	$245,206	$169,778
Ratio of net expenses to average net assets, before waiver	0.65%	0.65%	0.63%	0.63%	0.67%*
Ratio of net expenses to average net assets, after waiver	0.65%	0.65%	0.63%	0.63%	0.66%*
Ratio of net investment income to average net assets	1.03%	1.48%	1.38%	1.35%	0.98%*
Portfolio turnover rate(e)	12%	14%	15%	9%	11%

  * Annualized.

  (a) Commencement of investment operations.

  (b) Calculated based upon average shares outstanding during the period.

  (c) Amount is less than $0.005 per share.

  (d) Total investment return is calculated assuming an initial investment made at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, if any, at net asset value during the period, and redemption on the last day of the period. Total return is not annualized for periods less than one year.

  (e) Portfolio turnover rate calculated at Fund level.

  Baillie Gifford International Choice Fund

  Selected data for a Class 3 Share outstanding throughout each period:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014	For the Period April 30, 2013(a) through December 31, 2013
Net asset value, beginning of period	$11.56	$11.65	$11.63	$12.33	$11.50

From Investment Operations
Net investment income(b)	0.15	0.18	0.18	0.17	0.09
Net realized and unrealized gain (loss) on investments and foreign currency transactions	3.50	(0.12)	0.02	(0.58)	0.82
Net increase (decrease) in net asset value from investment operations	3.65	0.06	0.20	(0.41)	0.91

Dividends and Distributions to Shareholders
Dividends from net investment income	(0.20)	(0.15)	(0.18)	(0.18)	(0.10)
Distributions from net realized gain on investments	–	–	–	(0.12)	–
Total Dividends and Distributions	(0.20)	(0.15)	(0.18)	(0.30)	(0.10)

Proceeds from Purchase Fees and Redemption Fees(b)	0.00(c)	0.00(c)	0.00(c)	0.01	0.02
Net asset value, end of period	$15.01	$11.56	$11.65	$11.63	$12.33

Total Return
Total return based on net asset value(d)	31.54%	0.61%	1.63%	(3.26)%	8.11%

Ratios/Supplemental Data
Net assets, end of period (000's omitted)	$142,844	$108,594	$107,936	$106,203	$109,740
Ratio of net expenses to average net assets	0.58%	0.58%	0.56%	0.56%	0.58%*
Ratio of net investment income to average net assets	1.13%	1.55%	1.45%	1.38%	1.10%*
Portfolio turnover rate(e)	12%	14%	15%	9%	11%

  * Annualized.

  (a) Commencement of investment operations.

  (b) Calculated based upon average shares outstanding during the period.

  (c) Amount is less than $0.005 per share.

  (d) Total investment return is calculated assuming an initial investment made at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, if any, at net asset value during the period, and redemption on the last day of the period.  Total return is not annualized for periods less than one year.

  (e) Portfolio turnover rate calculated at Fund level.

  Baillie Gifford International Choice Fund

  Selected data for a Class 4 Share outstanding throughout the period:

For the Period April 03, 2017(a) through December 31, 2017
Net asset value, beginning of period	$12.86

From Investment Operations
Net investment income(b)	0.11
Net realized and unrealized gain on investments and foreign currency transactions	2.40
Net increase in net asset value from investment operations	2.51

Dividends and Distributions to Shareholders
Dividends from net investment income	(0.20)
Total Dividends and Distributions	(0.20)

Net asset value, end of period	$15.17

Total Return
Total return based on net asset value(c)	19.56%

Ratios/Supplemental Data
Net assets, end of period (000's omitted)	$40,746
Ratio of net expenses to average net assets	0.54%*
Ratio of net investment income to average net assets	0.99%*
Portfolio turnover rate(d)	12%

  * Annualized.

  (a) Commencement of investment operations.

  (b) Calculated based upon average shares outstanding during the period.

  (c) Total investment return is calculated assuming an initial investment made at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, if any, at net asset value during the period, and redemption on the last day of the period. Total return is not annualized for periods less than one year.

  (d) Portfolio turnover rate calculated at Fund level.

  Additional Performance Information

  As noted in the Fund Summary above, this section contains additional information regarding the calculation of the Fund's performance and the presentation of such performance. The Average Annual Total Returns Table in the Fund Summary compares the Fund's returns with those of a broad-based market index. The sub-section below titled "Index Descriptions" describes the market index that is used in the Fund Summary and referenced in the Principal Investment Strategies of the Fund. The sub-section below titled "Share Class Performance" describes the calculation of the Fund's class-by-class performance.

  Unless otherwise noted, index returns reflect the reinvestment of income dividends and capital gains, if any, but do not reflect fees, taxes (including withholding taxes), brokerage commissions or other expenses of investing. It is not possible to invest directly in an index.

  Index Descriptions

  The MSCI ACWI (ex U.S.) Index captures large and mid-cap representation across 22 of 23 Developed Markets countries (excluding the US) and 24 Emerging Markets countries. With 1,862 constituents, the index covers approximately 85% of the global equity opportunity set outside the US. It is not possible to invest directly in the index. Performance data shown for the index is calculated gross of dividend tax withholding.

  MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained in this Prospectus. The MSCI data may not be further redistributed or used as a basis for other indexes or any securities or financial products. The information in this Prospectus is not approved, endorsed, reviewed or produced by MSCI. None of the MSCI data is intended to constitute investment advice or a recommendation to make (or refrain from making) any kind of investment decision and may not be relied on as such.

  Share Class Performance

  Information about the Fund's performance is based on the Fund's record to a recent date and is not intended to indicate future performance. Investment results of the Fund will fluctuate over time, and any representation of the Fund's total return for any prior period should not be considered as a representation of what an investor's total return will be in any future period. The Trust's annual and semi-annual reports to shareholders contain additional performance information for the Fund and are available upon request, without charge, by calling the telephone numbers listed at the end of this Prospectus.

  Not all share classes of the Fund have been operational for the same periods of time, and some are non-operational as of the date of this Prospectus. For periods prior to the inception date of a share class, or for periods during which a share class was non-operational, performance information shown for such class may be based on the performance of a different class that dates back to a Fund's inception or that has had the longest history of continuous operation. The resulting performance information shown has been adjusted to reflect certain fees and expenses paid by the class with a shorter, or less continuous, operating history only when such fees and expenses were, at the time of the adjustment, expected generally to be higher than the fees and expenses of the class on which its performance information is based. These adjustments thus generally result in estimated performance results that are lower than the actual results of the class on which the performance information is based, as a result of the to differing levels of fees and expenses borne.

Inception Date of the Fund*	Class	Inception Date of Class
September 24, 2012	Class 2	April 9, 2013
	Class 3	April 30, 2013
	Class 4	April 3, 2017
	Class 5	—

  *The inception date of the Fund coincides with the inception date of Class 1 shares. All outstanding Class 1 shares of the Fund were converted to Class 2 shares on May 1, 2017.

  Additional Information about Active Share

  The table below provides the Fund's historical "Active Share" for each of the past five years, relative to the MSCI ACWI (ex U.S.) Index, the Fund's benchmark index. Active Share provides a measure of the degree of difference between a fund's holdings and the constituents of the fund's benchmark index. Assuming no use of short-selling or negative position weights in portfolio holdings, Active Share is expressed as a percentage between 0% and 100%. It is calculated using a formula that compares the weighting of each security in a fund's portfolio with the weighting of the same security in the index. Each difference in weighting (expressed as a percentage of the fund's/index's net assets) is added up (ignoring whether the fund is over- or under-weighting a particular holding) and the total is divided by two to produce a single percentage figure. The higher a fund's Active Share, the more divergent the fund's holdings are from its benchmark index. A fund with no holdings in common with its benchmark index would have an Active Share of 100%, while a fund with holdings that exactly mirror its benchmark index would have an Active Share of 0%. Generally, more concentrated portfolios tend to have a higher Active Share then do more broadly diversified portfolios that take into account their benchmark index's holdings.

  Active Share is not a measure of the level of risk associated with an investment in the Fund, nor does it take into account possible differences in industry, sector or geographical exposure or concentration of the Fund from other funds. The Active Share of the Fund may change over time, potentially to a significant degree. Active Share is benchmark dependent and would change, potentially to a significant degree, if the Fund were to change its benchmark index. There is no guarantee that the Fund's high historical Active Share will continue in the future. Active Share should not be viewed as a predictor of the Fund's future absolute performance or performance relative to its benchmark index. The Active Share percentages provided in the table below are based on the Fund's holdings as of December 31 of each year indicated.

Benchmark Index	Year	Active Share
MSCI ACWI (ex U.S.) Index	2017	90%
	2016	91%
	2015	90%
	2014	90%
	2013	90%

  Contacts and Further Information

Fund	The SAI contains more detailed information about each Fund. The SAI is incorporated by reference into this Prospectus, which means that it is legally considered to be part of this Prospectus.
Investments

  Additional information about the Fund's investments can be found:

    In the SAI. The Trust's policies on disclosing the Fund's portfolio are described in the SAI.

    In the annual and the semi-annual reports to shareholders. These reports include a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

Copies of Reports

  The Fund's annual and semi-annual reports, the Prospectus and the SAI are available free of charge using the contacts below.

  In addition to this, the reports can be found:

    In the SEC's Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090.

    On the EDGAR database on the SEC's Internet site at http://www.sec.gov. This website includes reports and other information about the Fund. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-1520.

Other Shareholder Queries	Shareholders may request other information about the Fund and may direct inquiries to the Trust c/o Baillie Gifford Overseas Limited, or BGFS using the contacts below.

  Contact the Trust

Email	northamericanvehiclesteam@bailliegifford.com
Mail	c/o Baillie Gifford Overseas Limited, One Greenside Row, Calton Square, Edinburgh EH1 3AN
Toll-Free Telephone	1-844-394-6127

  Investment Company Act File No. 811-101455

  Baillie Gifford Funds — The International Choice Fund

  Statement of Additional Information

  April 30, 2018

  This Statement of Additional Information ("SAI") is not a prospectus.  This SAI provides additional information in relation to the Prospectus for Private Placement of The International Choice Fund (the "Fund"), a series of Baillie Gifford Funds (the "Trust" ), dated April 30, 2018, as revised or supplemented (together, the "Prospectus" ).  The most recent annual report of the Fund is incorporated by reference into this SAI.

  You may request, free of charge, copies of the Fund's Prospectus and the Fund's most recent semi-annual and annual report by contacting the Trust using the details below.

Email	northamericanvehiclesteam@bailliegifford.com
Mail	c/o Baillie Gifford Overseas Ltd., Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN
Toll-Free Telephone	1-844-394-6127

  Table of Contents

    Background on the Trust and the Fund
    Fund Investments
      Non-Fundamental Investment Policies
      Fundamental Investment Policies
      Temporary Defensive Positions
      Risks
      Disclosure of Fund Investments
      Investment Glossary
    Purchase, Redemption and Pricing of Shares
      How to Buy & Redeem Shares
      Determination of Net Asset Value
    Trustees and Trust Officers
      Trustee Responsibilities and Powers
      Trustee Appointments
      Trustee Nominations by Shareholders
      Trustee Meetings
      Trustee Compensation
      Trust Officers
      Trust Officer Compensation
      Trustee and Trust Officer Liability
      Investment in the Fund by Trust, Manager and Distributor Personnel
    Manager
      Oversight by the Board
      Management Services
      Shareholder Services
      Investment Decisions by Portfolio Managers
      Proxy Voting
      Investment Process – Best Execution
      Other Services
      Compensation
    Other Key Service Providers
      Administrator – BNYM
      Custodian – BNYM
      Transfer Agent – BNY Mellon Investment Servicing (U.S.) Inc.
      Independent Registered Public Accounting Firm – Cohen & Company, Ltd.
      Underwriter – BGFS
      Trust Legal Counsel – Ropes & Gray LLP
      Disinterested Trustee Legal Counsel – Vedder Price P.C.
    Shareholders
      Principal Holders of Securities
      Control Persons
      Management Ownership
      Shareholder Rights
      Distributions
      Tax
    Financial Statements

  Background on the Trust and the Fund

  The Trust

  The Trust is registered with the Securities and Exchange Commission ("SEC" ) as an open-end management investment company. The Trust is organized as a Massachusetts business trust under the laws of Massachusetts by a Second Amended and Restated Agreement and Declaration of Trust dated February 27, 2017, as amended from time to time (the " Declaration of Trust ").

  Fund

  This SAI only relates to the Fund. The Trust also consists of an additional 12 series currently offered to investors, as set out below.

Series	Share Classes	Diversified	Offered under the Prospectus and this SAI
The Asia Ex Japan Fund	Institutional, K	Yes	No
The EAFE Choice Fund	2, 3, 4, 5 Institutional, K	Yes	No
The EAFE Fund	2, 3, 4, 5 Institutional, K	Yes	No
The EAFE Pure Fund	2, 3, 4, 5 Institutional, K	Yes	No
The Emerging Markets Fund	2, 3, 4, 5 Institutional, K	Yes	No
The Global Alpha Equity Fund	2, 3, 4, 5 Institutional, K	Yes	No
The Global Select Equity Fund	Institutional, K	Yes	Yes
The International Concentrated Growth Fund	Institutional, K	No	Yes
The International Choice Fund	2, 3, 4, 5	Yes	Yes
The International Equity Fund	2, 3, 4, 5 Institutional, K	Yes	No
The Long Term Global Growth Equity Fund	2, 3, 4, 5 Institutional, K	No	No
The Positive Change Equity Fund	Institutional, K	No	Yes
The U.S. Equity Growth Fund	Institutional, K	No	No

  The differences between the classes of shares of the Fund are addressed in the Prospectus under "Shares—Restrictions on Buying Shares."

  Fund Investments

  This section sets out investment policies for the Fund, which apply in addition to the investment strategies summarized in the Prospectus under 'Principal Investment Strategies' and 'Additional Investment Strategies'. The investment policies of the Fund set forth in the Prospectus and in this SAI may be changed by the Trust's Board of Trustees (the "Board") without shareholder approval except that any policy explicitly identified as "fundamental" may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

  Non-Fundamental Investment Policies

  The Fund's investment objective and policies set forth in the Prospectus are non-fundamental policies of the Fund. In addition, the following non-fundamental policies set forth in the Prospectus are subject to change only upon sixty days' prior notice to shareholders:

    Under normal circumstances, the Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in common stocks and other equity securities.

    The Fund will not invest more than 15% of the value of net assets of the Fund in illiquid securities.

  Fundamental Investment Policies

  The following are fundamental policies of the Fund:

  The Fund will not:

    Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

    Borrow money, except to the extent permitted by applicable law, regulation or order.

    Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

    Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

    Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund's investment objectives and policies.  For purposes of this policy, the short term deposit of cash or other liquid assets of the Fund in one or more interest-bearing accounts shall not be deemed to be a loan to others.

    Purchase any securities which would cause more than 25% of the value of the Fund's total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements.

    Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

  In determining whether a transaction is permitted by applicable law, regulation, or order, the Fund currently construes fundamental policies (2) and (7) above not to prohibit any transaction that is permitted under Section 18 of the Investment Company Act of 1940, as amended (the "1940 Act" ) and the rules thereunder, as interpreted or modified, or as may otherwise be permitted by regulators having jurisdiction from time to time. The Trust understands that the staff of the SEC deems certain transactions that the Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities or other high grade debt instruments are deposited in a segregated account or are otherwise covered.  Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.  Under the 1940 Act, a "senior security" does not include any promissory note or evidence of indebtedness when such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.  Provisions of the 1940 Act permit the Fund to borrow from a bank, provided that the Fund maintains continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with exceptions for borrowings not in excess of 5% of the Fund's total assets made for temporary administrative purposes.

  For purposes of fundamental policy (4) above, all swap agreements and other derivative instruments that were not classified as commodity interests or commodity contracts prior to July 21, 2010 are not deemed to be commodities or commodity contracts.

  Temporary Defensive Positions

  The Fund may take temporary defensive positions that are inconsistent with its normal investment policies and strategies—for instance, by allocating substantial assets to cash, commercial paper, or other less volatile instruments—in response to adverse or unusual market, economic, political, or other conditions. In doing so, the Fund may succeed in avoiding losses but may otherwise fail to achieve its investment objective.

  Risks

  The principal risks of investing in the Fund are summarized in the Prospectus under the Fund summary, and discussed in more detail under "Principal Investment Risks."

  The discussion below is meant to supplement these sections of the Prospectus by addressing certain non-principal risks, and providing additional detail regarding certain of the principal risks.

  Accelerated Transactions

  For the Fund to take advantage of certain available investment opportunities, Baillie Gifford Overseas Limited (the " Manager") may need to make investment decisions on an expedited basis. In such cases, the information available to the Manager at the time of an investment decision may be limited. The Manager may not, therefore, have access to the detailed information necessary for a full analysis and evaluation of the investment opportunity.

  Emerging Markets Risk

  Investments in emerging market countries pose additional risks when compared to investments in more developed markets. Those risks include:

  Less Developed Economies Risk

  The securities markets of emerging market countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the U.S. and other developed foreign countries, and disclosure and regulatory standards in many respects are less stringent.

  The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product ("GDP") or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.

  The domestic economies of emerging market countries are generally not as diversified as those of the U.S. and certain Western European countries. A significant portion of many of such countries' national GDPs are represented by one commodity, such as oil, or groups of commodities. World fluctuations in the prices of certain commodities, such as the price of oil, may significantly affect the economy involved.

  Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on such countries' economies and securities markets.

  Emerging market economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

  Governmental & Political Risk

  In addition, the securities markets of emerging market countries are typically subject to a lower level of monitoring and regulation.

  Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging market countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.

  In many cases, governments of emerging market countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements. In addition, investor sentiment toward companies in otherwise unrelated markets may be influenced by adverse events in other foreign markets. Also, such local markets typically offer less regulatory protections for investors.

  Political change or instability, including the risks of war or terrorism, may adversely affect the economies and securities markets of such countries. Expropriation, nationalization or other confiscation due to political change could result in the Fund's loss of its entire investment in the country involved. The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, widespread corruption, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Fund's investments in those countries.

  Liquidity Risk

  Lack of liquidity and efficiency and/or government imposed quotas in certain of the stock markets or foreign exchange markets in certain emerging market countries may mean that from time to time the Manager may experience more difficulty in purchasing or selling holdings of securities than it would in a more developed market. Restrictions on day trading, manual trading, block trading and/or off-exchange trading may mean that the Fund's investment options will be limited.

  The financial markets in emerging market countries are also undergoing rapid growth and changes. This may lead to increased trading and pricing volatility, suspension risk and difficulties in settlement of securities.

  Custody Risk

  The custodial systems in countries with emerging markets may also not be fully developed.

  There may be limited regulatory oversight of certain foreign sub-custodians that hold foreign securities subject to the supervision of the Fund's primary US-based custodian, The Bank of New York Mellon. The Fund may be limited in their ability to recover assets if a foreign sub-custodian becomes bankrupt or otherwise unable or unwilling to return assets of the Fund, which may expose the Fund to risk, especially in circumstances where the Fund's primary custodian may not be contractually obligated to make the Fund whole for the particular loss.

  Investments in emerging markets may also carry risks associated with failed or delayed settlement of market transactions and with the registration and custody of securities. Prevailing custody and trade settlement practices (e.g., the requirement to pay for securities prior to receipt) may expose the Fund to credit and other risks. Similarly, the reliability of trading and settlement systems in some emerging markets may not be equal to that available in more developed markets which may result in problems in realizing investments.

  Special Risk Considerations of Investing in China

  Investing in securities of Chinese issuers, including by investing in A Shares, involves certain risks and considerations not typically associated with investing in securities of U.S. issuers, including, among others, (i) more frequent (and potentially widespread) trading suspensions and government interventions with respect to Chinese issuers, resulting in a lack of liquidity and in price volatility, (ii) currency revaluations and other currency exchange rate fluctuations or blockage, (iii) the nature and extent of intervention by the Chinese government in the Chinese securities markets, whether such intervention will continue and the impact of such intervention or its discontinuation, (iv) the risk of nationalization or expropriation of assets, (v) the risk that the Chinese government may decide not to continue to support economic reform programs, (vi) limitations on the use of brokers, (vii) potentially higher rates of inflation, (viii) the unavailability of consistently-reliable economic data, (ix) the relatively small size and absence of operating history of many Chinese companies, (x) accounting, auditing and financial reporting standards in China are different from U.S. standards and, therefore, disclosure of certain material information may not be available, (xi) greater political, economic, social, legal and tax-related uncertainty, (xii) higher market volatility caused by any potential regional territorial conflicts or natural disasters, (xiii) higher dependence on exports and international trade, (xiv) the risk of increased trade tariffs, embargoes and other trade limitations, (xv) restrictions on foreign ownership, and (xvi) custody risks associated with investing through a RQFII or other programs to access Chinese securities. Significant portions of the Chinese securities markets may become rapidly illiquid, as Chinese issuers have the ability to suspend the trading of their equity securities, and have shown a willingness to exercise that option in response to market volatility and other events. The liquidity of Chinese securities may shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions, whether or not accurate.

  Certain Funds may invest in A Shares listed and traded on the Shanghai Stock Exchange or Shenzhen Stock Exchange through the Stock Connect program, or on such other stock exchanges in China which participate in the Stock Connect program from time to time. A Fund's investments in Stock Connect A Shares are generally subject to Chinese securities regulations and listing rules, among other restrictions that may affect the Fund's investments and returns, including daily limits on net purchases and transfer restrictions. In addition, the Stock Connect program's trading, clearance and settlement procedures are relatively untested in China, which could pose risks to the Fund. While overseas investors currently are exempt from paying capital gains or value added taxes on income and gains from investments in Stock Connect A Shares, these Chinese tax rules could be changed, which could result in unexpected tax liabilities for the Fund.

  The Stock Connect program will only operate on days when both the Chinese and Hong Kong markets are open for trading and when banks in both markets are open on the corresponding settlement days. There may be occasions when a Fund may be subject to the risk of price fluctuations of A Shares during the time when the Stock Connect program is not trading. Because of the way in which China A shares are held in Stock Connect, a Fund may not be able to exercise the rights of a shareholder and may be limited in its ability to pursue claims against the issuer of a security, and may suffer losses in the event the depository of the Shanghai or Shenzhen Stock Exchanges becomes insolvent. Only certain China A shares are eligible to be accessed through the Stock Connect program. Such securities may lose their eligibility at any time, in which case they presumably could be sold but could no longer be purchased through the Stock Connect program. The Stock Connect program is a relatively new program. Further developments are likely and there can be no assurance as to the program's continued existence or whether future developments regarding the program may restrict or adversely affect the Fund's investments or returns. In addition, the application and interpretation of the laws and regulations of Hong Kong and China, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Stock Connect program are uncertain, and they may have a detrimental effect on a Fund's investments and returns.

  Special Risks of Investing in Asian Securities

  In addition to the risks of foreign investments and emerging market countries investments described above, investments in Asia are subject to other risks.

  The economies of Asian countries are at varying levels of development. Markets of countries whose economies are in the early stages of development typically exhibit a high concentration of market capitalization and have less trading volume, lower liquidity, and more volatility that more developed markets. Some Asian countries depend heavily on foreign trade. The economies of some Asian countries are not diversified and are based on only a few commodities or industries.

  Investments in Asia also are susceptible to social, political, legal, and operational risks. Some countries have authoritarian or relatively unstable governments. Some governments in the region provide less supervision and regulation of their financial markets and in some countries less financial information is available than is typical of more developed markets. Some Asian countries restrict direct foreign investment in securities markets, and investments in securities traded on those markets may be made, if at all, only indirectly (e.g., through Depositary Receipts, as defined below in the Investment Glossary).

  Asian countries periodically experience increases in market volatility and declines in foreign currency exchange rates. Currency fluctuations affect the value of securities because the prices of these securities are generally denominated or quoted in currencies other than the U.S. dollar. Fluctuations in currency exchange rates can also affect a country's or company's ability to service its debt.

  The political and economic prospects of one Asian country or group of Asian countries can affect other countries in the region. For example, the economies of some Asian countries are directly affected by Japanese capital investment in the region and by Japanese consumer demands. In addition, a recession, a debt crisis, or a decline in currency valuation in one Asian country may spread to other Asian countries.

  Special Risks of Investing in Latin American Securities

  Although there have been significant improvements in recent years, the Latin American economies continue to experience significant problems.

  High inflation rates and high interest rates persist. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain Latin American countries.

  The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions. There is no assurance that economic initiatives will be successful. Recovery may also be influenced by international economic conditions, particularly those in the U.S., and by world prices for oil and other commodities.

  Special Risks of Investing in Eastern European Securities

  Specific risks vary greatly between the various Eastern European markets, but they include corporate governance, fiscal stability, banking regulations, European Union accession and continued membership, global commodity prices, political stability and market liquidity.

  In addition, the social, political, legal, and operational risks of investing in Russian issuers, and of having assets held in custody within Russia, may be particularly pronounced relative to investments in more developed countries. Russia's system of share registration and custody creates certain risks of loss (including the risk of total loss) that are not normally associated with investments in other securities markets. Ownership of shares (except where shares are held through depositories that meet the requirements of the 1940 Act) is defined according to entries in the company's share register and normally evidenced by "share extracts" from the register or, in certain circumstances, by formal share certificates. However, there is no central registration system for shareholders and these services are carried out by the companies themselves or by registrars located throughout Russia. The share registrars are controlled by the issuer of the security, and investors are provided with few legal rights against such registrars. These registrars are not necessarily subject to effective state supervision, nor are they licensed with any governmental entity. It is possible for the Fund to lose its registration through fraud, negligence, or even mere oversight. Where necessary, the Fund will endeavor to ensure that their interests are appropriately recorded, which may involve a custodian or other agent inspecting the share register and obtaining extracts of share registers through regular confirmations. However, these share extracts have no legal enforceability and it is possible that a subsequent illegal amendment or other fraudulent act may deprive the Fund of their ownership rights or improperly dilute their interests. In addition, while applicable Russian regulations impose liability on registrars for losses resulting from their errors, it may be difficult for the Fund to enforce any rights it may have against the registrar or issuer of the securities in the event of a loss of share registration. Further, significant delays or problems may occur in registering the transfer of securities, which could cause the Fund to incur losses due to a counterparty's failure to pay for securities the Fund has delivered or the Fund's inability to complete its contractual obligations because of theft or other reasons.

  Special Risks of Investing in South African Securities

  Specific risks include the transfer of assets to Black Economic Empowerment groups, tax increases, corporate governance, banking regulations, commodity prices, political changes and asset appropriation.

  Special Risks of Investing in Middle Eastern Securities

  Specific risks include political uncertainty and instability, widespread unemployment and social unrest. In addition, many economies in the Middle East are highly reliant on income from sales of oil or trade with countries involved in the sale of oil, and their economies are therefore vulnerable to changes in the market for oil and foreign currency values.

  Conflicts of Interest

  An investment in the Fund may be subject to a number of actual or potential conflicts of interest. For example, the Manager may invest in other pooled investment vehicles sponsored, managed, or otherwise affiliated with the Manager. There is no assurance that the rates at which the Fund pays fees or expenses to the Manager or its affiliates, or the terms on which it enters into transactions with the Manager or its affiliates will be the most favorable available in the market generally or as favorable as the rates the Manager makes available to other clients. Because of its financial interest, the Manager may have an incentive to enter into transactions or arrangements on behalf of the Fund with itself or its affiliates in circumstances where it might not have done so in the absence of that interest.

  The Manager and its affiliates serve as investment adviser to other clients and may make investment decisions that may be different from those that will be made by the Manager on behalf of the Fund. For example, the Manager may provide asset allocation advice to some clients that may include a recommendation to invest in or redeem from particular issuers while not providing that same recommendation to all clients invested in the same or similar issuers. The Manager may (subject to applicable law) be simultaneously seeking to purchase (or sell) investments for the Fund and to sell (or purchase) the same investment for accounts, funds, or structured products for which it serves as asset manager, or for other clients or affiliates. The Manager and its affiliates may invest for clients in various securities that are senior, pari passu or junior to, or have interests different from or adverse to, the securities that are owned by the Fund. The Manager or its affiliates, in connection with its other business activities, may acquire material non-public confidential information that may restrict the Manager from purchasing securities or selling securities for itself or its clients (including the Fund) or otherwise using such information for the benefit of its clients or itself.

  The foregoing does not purport to be a comprehensive list or complete explanation of all potential conflicts of interests which may affect the Fund. The Fund may encounter circumstances, or enter into transactions, in which conflicts of interest that are not listed or discussed above may arise.

  Convertible Securities

  The price of a convertible security will normally vary in some proportion to changes in the price of the underlying equity security because convertible securities may be converted at either a stated price or a stated rate into underlying shares of common stock. However, the value of a convertible security may not increase or decrease as rapidly as the underlying common stock. A convertible security may be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by the Fund is called for redemption or conversion, the Fund could be required to tender it for redemption, convert it into the underlying common stock or sell it to a third party. A convertible security will normally also provide income and is subject to interest rate risk. Convertible securities may be lower-rated or high-yield securities subject to greater levels of credit risk, and may also be less liquid than non-convertible debt securities. While convertible securities generally offer lower interest or dividend yields than non-convertible fixed income securities of similar quality, their value tends to increase as the market value of the underlying stock increases and to decrease when the value of the underlying stock decreases. However, a convertible security's market value tends to reflect the market price of the common stock of the issuing company when that stock price approaches or is greater than the convertible security's "conversion price." The conversion price is defined as the predetermined price at which the convertible security could be exchanged for the associated stock. As the market price of the underlying common stock declines, the price of the convertible security tends to be influenced more by the yield of the convertible security. Thus, it may not decline in price to the same extent as the underlying common stock. Depending upon the relationship of the conversion price to the market value of the underlying security, a convertible security may trade more like an equity security than a debt instrument. Also, the Fund may be forced to convert a security before it would otherwise choose, which may decrease the Fund's return.

  Derivatives

  The Fund's use of derivative instruments involves risks different from, or greater than, the risks associated with investing directly in securities and other more traditional investments, and the use of certain derivatives may subject the Fund to the potential for unlimited loss.

  Management Risk

  Derivative products are highly specialized instruments that require investment techniques and risk analyses different from those associated with stocks and bonds. The use of a derivative requires an understanding not only of the underlying instrument but also of the derivative itself, without the benefit of observing the performance of the derivative under all possible market conditions.

  Credit and Counterparty Risk

  The use of a derivative instrument involves the risk that a loss may be sustained as a result of the failure of another party to the contract (usually referred to as a "counterparty") to make required payments or otherwise comply with the contract's terms. To the extent the Fund has significant exposure to a single or small group of counterparties, this risk will be particularly pronounced.

  Liquidity Risk

  Liquidity risk exists when a particular derivative instrument is difficult to purchase or sell. If a derivative transaction is particularly large or if the relevant market is illiquid (as is the case with many privately negotiated derivatives), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price.

  Leverage Risk

  Because many derivatives have a leverage component, adverse changes in the value or level of the underlying asset, reference rate or index can result in a loss substantially greater than the amount invested in the derivative itself. Certain derivatives have the potential for unlimited loss, regardless of the size of the initial investment. When the Fund uses derivatives for leverage, investments in the Fund will tend to be more volatile, resulting in larger gains or losses in response to market changes. Other recent U.S. and non-U.S. legislative and regulatory reforms, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the 1940 Act restrictions with respect to "senior securities," have resulted in, and may in the future result in, new regulation of derivative instruments and the Fund's use of such instruments. New regulations could, among other things, restrict the Fund's ability to engage in derivative transactions (for example, by making certain types of derivative instruments or transactions no longer available to the Fund), establish new margin requirements and/or increase the costs of derivatives transactions, and the Fund may as a result be unable to execute its investment strategies in a manner its Manager might otherwise choose. The SEC has proposed a new rule related to certain aspects of derivatives use. As of the date for this SAI, whether, when and in what form this proposed rule will be adopted and its potential effects on the Fund are unclear. To limit leverage risk, the Fund will segregate assets determined to be liquid by the Manager in accordance with procedures approved by the Board (or, as permitted by applicable law, enter into certain offsetting positions) to cover its obligations under derivative instruments. In accordance with the 1940 Act restrictions on "senior securities" and SEC staff interpretations on potential leverage through derivatives, the Fund that engages in derivatives trading routinely segregates liquid assets and/or "covers" its derivatives positions. While one purpose of segregation and coverage is to mitigate the downside risks of leverage, these practices do not eliminate such risks and cannot prevent the Fund from incurring losses (including significant reductions in net asset value) as a result of investing in derivatives. Leverage risk may be especially applicable to Fund that may write uncovered (or "naked") options.

  Lack of Availability

  Because the markets for certain derivative instruments (including markets located in non-U.S. countries) are relatively new and still developing, suitable derivatives transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, a portfolio manager of the Fund may wish to retain the Fund's position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other suitable counterparty can be found. There is no assurance that the Fund will engage in derivatives transactions at any time or from time to time. The Fund's ability to use derivatives may also be limited by certain regulatory and tax considerations.

  Market and Other Risks

  Like most other investments, derivative instruments are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund's interest. If the Manager incorrectly forecasts the values of securities, currencies or interest rates or other economic factors in using derivatives for the Fund, the Fund might have been in a better position if it had not entered into the transaction at all. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or result in losses by offsetting favorable price movements in other Fund investments. The Fund may also have to buy or sell a security at a disadvantageous time or price because the Fund is legally required to maintain offsetting positions or asset coverage in connection with certain derivatives transactions.

  Other risks in using derivatives include the risk of mispricing or improper valuation of derivatives. Many derivatives, in particular privately negotiated derivatives, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund. Also, the value of derivatives may not correlate perfectly, or at all, with the value of the assets, reference rates or indexes they are designed to closely track. There are significant differences between the securities and derivatives markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve the intended result. In addition, the Fund's use of derivatives may affect the amount, timing or character of distributions payable to, and thus taxes payable by, shareholders. Derivative instruments are also subject to the risk of ambiguous documentation. A decision as to whether, when and how to use derivatives involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. In addition, derivatives strategies that are successful under certain market conditions may be less successful or unsuccessful under other market conditions.

  Risks Associated with Derivatives Regulation

  The U.S. government has enacted legislation that provides for new regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union and some other countries are implementing similar requirements, which will affect the Fund when it enters into a derivatives transaction with a counterparty organized in that country or otherwise subject to that country's derivatives regulations. Clearing rules and other new rules and regulations could, among other things, restrict the Fund's ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. While the new rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that they will achieve that result, and in the meantime, as noted above, central clearing and related requirements expose the Fund to new kinds of costs and risks.

  For example, in the event of a counterparty's (or its affiliate's) insolvency, the Fund's ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under new special resolution regimes adopted in the United States, the European Union and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, with respect to counterparties who are subject to such proceedings in the European Union, the liabilities of such counterparties to the Fund could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a "bail in").

  Additionally, United States regulators, the European Union and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared derivatives transactions. It is expected that these regulations will have a material impact on the Fund's use of uncleared derivatives. These rules impose minimum margin requirements on derivatives transactions between the Fund and its counterparties and may increase the amount of margin the Fund is required to provide. They impose regulatory requirements on the timing of transferring margin and the types of collateral that parties are permitted to exchange.

  These and other regulations are new and evolving, so their potential impact on the Fund and the financial system are not yet known.

  Forward Foreign Currency Transactions

  The Fund may invest in forward foreign currency transactions. In a forward foreign currency contract, the Fund agrees to buy in the future an amount in one currency in return for another currency, at an exchange rate determined at the time the contract is entered into. If currency exchange rates move against the Fund's position during the term of the contract, the Fund will lose money on the contract. There is no limit on the extent to which exchange rates may move against the Fund's position. The markets for certain currencies may at times become illiquid, and the Fund may be unable to enter into new forward contracts or to close out existing contracts. Forward currency contracts are entered into in the over-the-counter market, and the Fund's ability to profit from a contract will depend on the willingness and ability of its counterparty to perform its obligations under the contract. Use by the Fund of foreign currency forward contracts may also give rise to leverage.

  Initial Public Offerings

  The Fund may purchase securities in initial public offerings ("IPOs"). These securities are subject to many of the same risks of investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile. At any particular time or from time to time the Fund may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Fund. In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs. Similarly, as the number of funds to which IPO securities are allocated increases, the number of securities issued to any one fund, if any, may decrease. The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Fund is able to do so. In addition, as the Fund increases in size, the impact of IPOs on the Fund's performance will generally decrease.

  Legal and Regulatory Risk

  Legal, tax, and regulatory changes could occur that may adversely affect the Fund. New (or revised) laws or regulations or interpretations of existing law may be issued by the U.S. Internal Revenue Service (the "IRS") or U.S. Treasury Department, the U.S. Commodities Futures Trading Commission (the "CFTC"), the SEC, the U.S. Federal Reserve or other banking regulators, or other governmental regulatory authorities, or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the U.S.

  The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. In addition, the securities and futures markets are subject to comprehensive statutes, regulations, and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators, and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies.

  The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action.

  Finally, recent regulations require any creditor that makes a loan and any securitizer of a loan to retain at least 5% of the credit risk on any loan that is transferred, sold or conveyed by such creditor or securitizer. It is currently unclear how these requirements would apply to loan participations, syndicated loans, and loan assignments.

  Liquidity Risk

  Liquidity risk is the risk that the Fund may not be able to dispose of securities or close out derivatives transactions readily at a favorable time or prices (or at all) or at prices approximating those at which the Fund currently values them. For example, certain investments may be subject to restrictions on resale, may trade in the over-the-counter market or in limited volume, or may not have an active trading market. Illiquid securities may trade at a discount from comparable, more liquid investments and may be subject to wide fluctuations in market value. It may be difficult for the Fund to value illiquid securities accurately. The market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Disposal of illiquid securities may entail registration expenses and other transaction costs that are higher than those for liquid securities. The Fund may seek to borrow money to meet its obligations (including among other things redemption obligations) if it is unable to dispose of illiquid investments, resulting in borrowing expenses and possible leveraging of the Fund. The SEC has adopted Rule 22e-4, which requires the Fund to adopt a liquidity risk management program. Though the compliance date for certain requirements of Rule 22e-4 has been extended, the requirement that the Fund establish a liquidity risk management program has not been delayed. Under its program, the Fund must assess and manage its liquidity risk, including classifying investments into specific liquidity categories, and maintaining a portion of its holdings in cash and assets that can be converted to cash within three business days. The Fund does not expect Rule 22e-4 to have a significant effect on investment operations.

  Non-U.S. Tax Risk

  The Fund may be subject to non-U.S. taxation, including potentially on a retroactive basis, on (i) capital gains it realizes or dividends, interest, or other amounts it realizes or accrues in respect of non-U.S. investments; (ii) transactions in those investments; and (iii) repatriation of proceeds generated from the sale or other disposition of those investments. The Fund may seek a refund of taxes paid, but its efforts may not be successful, in which case the Fund will have incurred additional expenses for no benefit. The Fund's pursuit of such refunds may subject the Fund to various administrative and/or judicial proceedings. The Fund's decision to seek a refund is in its sole discretion, and, particularly in light of the cost involved, it may decide not to seek a refund, even if it is entitled to one. The outcome of a Fund's efforts to obtain a refund is inherently unpredictable. Accordingly, a refund is not typically reflected in the Fund's net asset value until it is received or until the Manager is confident that the refund will be received. In some cases, the amount of a refund could be material to the Fund's net asset value. Generally, absent a determination that a refund is collectible and free from significant contingencies, a refund is not reflected in the Fund's net asset value.

  Preferred Stocks

  Investment in preferred stocks involves certain risks. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Prospectus or this SAI regarding equity securities or interest rates. Certain preferred stocks contain provisions that allow an issuer under certain conditions to skip or defer distributions. If the Fund owns a preferred stock that is deferring its distribution, it may be required to report income for tax purposes despite the fact that it is not receiving current income on this position. Preferred stocks often are subject to legal provisions that allow for redemption in the event of certain tax or legal changes or at the issuer's call. In the event of redemption, the Fund may not be able to reinvest the proceeds at comparable rates of return. Preferred stocks are subordinated to bonds and other debt securities in an issuer's capital structure in terms of priority for corporate income and liquidation payments, and therefore will be subject to greater credit risk than those debt securities. Preferred stocks may trade less frequently and in a more limited volume and may be subject to more abrupt or erratic price movements than many other securities, such as common stocks, corporate debt securities, and U.S. government securities.

  Repurchase Agreements

  If the seller under a repurchase agreement becomes insolvent, the Fund's right to dispose of the securities may be restricted. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, the Fund may encounter delay and incur costs before being able to sell the security. Also, if a seller defaults, the value of such securities may decline before the Fund is able to dispose of them.

  Restricted Securities

  Restricted securities may be less liquid than securities registered for sale to the general public. The liquidity of a restricted security may be affected by a number of factors, including, among others: (i) the creditworthiness of the issuer; (ii) the frequency of trades and quotes for the security; (iii) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (iv) dealer undertakings to make a market in the security; (v) the nature of any legal restrictions governing trading in the security; and (vi) the nature of the security and the nature of marketplace trades. There can be no assurance that a liquid trading market will exist at any time for any particular restricted security. Also, restricted securities may be difficult to value because market quotations may not be readily available, and the securities may have significant volatility.

  Section 4(a)(2) Commercial Paper and Rule 144A Securities

  The Fund may invest in section 4(a)(2) paper, which is sold to institutional investors who agree to purchase the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"). Section 4(a)(2) paper normally is resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers that make a market in Section 4(a)(2) paper. As a result it suffers from liquidity risk, the risk that the securities may be difficult to value because of the absence of an active market and the risk that it may be sold only after considerable expense and delay, if at all. Rule 144A securities generally must be sold only to other qualified institutional buyers. Section 4(a)(2) paper and Rule 144A securities will not be considered illiquid for purposes of the Fund's limitation on illiquid securities if the Manager (pursuant to guidelines adopted by the Board) determines that a liquid trading market exists for the securities in question. There can be no assurance that a liquid trading market will exist at any time for any particular Section 4(a)(2) paper or Rule 144A securities.

  Large Shareholder Risk

  To the extent that a significant portion of the Fund's shares are held by a limited number of shareholders or their affiliates, there is a risk that the subscription and redemption activities of these shareholders with regard to Fund shares could disrupt the Fund's investment strategies, which could have adverse consequences for the Fund and other shareholders (e.g., by requiring the Fund to sell investments at inopportune times or causing the Fund to maintain larger-than-expected cash positions pending acquisition of investments). In addition, institutional separate accounts managed by the Manager may invest in the Fund and, therefore, the Manager at times may have discretionary authority over redemption decisions by a significant portion of the investor base holding shares of the Fund. In such instances, the Manager's decision to make changes to or rebalance its client's allocations in the separate accounts may impact the Fund's performance.

  Warrants

  The risks of a warrant are similar to the risks of a purchased call option. Warrants may lack a liquid secondary market for resale. The prices of warrants may fluctuate as a result of changes in the value of the underlying security or obligation or due to speculation in the market for the warrants or other factors. Prices of warrants do not necessarily move in tandem with the prices of their underlying securities; their prices may have significant volatility and it is possible that the Fund will lose its entire investment in a warrant. The Fund's failure to exercise a warrant or subscription right to purchase common shares in an issuer might result in the dilution of the Fund's interest in the issuing company.

  Disclosure of Fund Investments

  The Board of Trustees has adopted policies and procedures with respect to the disclosure of the Fund's portfolio holdings (the "Disclosure Policies"). The Board of Trustees may modify the Disclosure Policies at any time without notice.

  The Disclosure Policies permit portfolio holdings information to be disclosed prior to the time that such information is disclosed through a public filing with the SEC to (i) the Manager and its affiliates, (ii) third party service providers who require access to the information to fulfill their duties to the Fund (including the Trust's custodian and administrator, transfer agent, independent registered public accounting firm, legal counsel, broker-dealers when requesting bids for or price quotations on securities and brokers in the normal course of trading), and (iii) shareholders and prospective shareholders (or their consultants and agents) of the Fund under the circumstances described below.

  The Manager has entered into ongoing arrangements to provide certain of Fund portfolio holdings disclosure to the following persons or entities:

Entity	Reason for disclosure	Frequency	Delay Before Dissemination
Baillie Gifford Overseas Limited and its affiliates	To fulfill duties as Manager of the Fund	Daily	None
The Bank of New York Mellon ("BNYM")	To fulfill duties as custodian, administrator, and transfer agent of the Fund	Daily	None
Cohen & Company, Ltd.	To fulfill duties as independent registered public accounting firm of the Fund	During annual audit	None
Ropes & Gray LLP	To fulfill duties as legal counsel to the Trust	For regulatory filings, board meetings, and other relevant legal issues	None
Merrill Corporation	To fulfill duties as financial printer and filing agent for the Fund	For regulatory filings and other printing purposes	None
Broker-dealers	When requesting bids for or price quotations on securities and brokers in the normal course of trading	Upon request	Five days

  Conditional Disclosure

  In accordance with the Disclosure Policies, the Manager may also disclose non-public portfolio holdings information to other persons if the following conditions are met:

    the recipients are subject to a confidentiality agreement with respect to such information, which includes a prohibition on trading on such information and the recipient's agreement to destroy the information upon a written request from the Manager;

    the Trust's Chief Executive Officer and/or Chief Compliance Officer (each, being an "Authorizing Person") determines that disclosure is in the best interest of the Fund and its shareholders.

    In determining whether disclosure is in the best interests of the Fund and its shareholders, the Authorizing Person shall consider whether any potential conflicts exist between the interests of Fund shareholders and the Manager and its affiliates.

    the information is limited to that which the Manager believes is reasonably necessary to serve the purposes for which disclosure has been approved.

  The Manager must also report any such disclosures to the Board at their next regularly scheduled meeting. This report must then be maintained by the Chief Compliance Officer or his/her designee for 6 years from the end of the fiscal year in which any exception was granted, the first 2 years in an easily accessible place.

  In determining whether disclosure is in the best interests of the Fund and its shareholders, the Authorizing Person shall consider whether any potential conflicts exist between the interests of Fund shareholders and the Manager. Such exceptions must be reported to the Board at their next regularly scheduled meeting. The Trust may modify its policies and procedures regarding portfolio holdings disclosure at any time without notice.

  Disclosure Practices for Other Clients

  The Manager and its affiliates advise and/or sub-advise registered investment companies and other pooled investment vehicles, which may be subject to different portfolio holdings disclosure policies than the Fund. Neither the Manager nor the Board exercises control over such policies. In addition, the separate account clients of the Manager and its affiliates have access to their portfolio holdings and are not subject to the Fund's portfolio holdings disclosure policies. In addition, some of these clients have substantially similar investment objectives and strategies as the Fund and therefore potentially similar portfolio holdings as the Fund.

  Compensation for Disclosure

  The Fund's portfolio holdings may not be disclosed for compensation.

  Investment Glossary

  This section provides definitions of various terms, securities and investment techniques included in the Prospectus and this SAI. This SAI does not attempt to disclose all of the various types of securities and investment techniques that may be used by the Fund. As with any mutual fund, investors in the Fund must rely on the professional investment judgment and skill of the Manager and the individual portfolio managers.

  Asia

  References in the Prospectus and this SAI to "Asia" denote the region encompassing China, Hong Kong, India, Indonesia, Japan, Korea, Malaysia, the Philippines, Singapore, Taiwan and Thailand as well as other countries located in Asia, as determined by the Manager.

  Australasia

  References in the Prospectus and this SAI to "Australasia" denote the region encompassing New Zealand, Australia, Papua New Guinea, and neighboring islands in the Pacific Ocean.

  Convertible Securities

  Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock. Convertible securities have general characteristics similar to both fixed income and equity securities. Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

  Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks. Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations. Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation. A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock. However, there can be no assurance of capital appreciation because securities prices fluctuate.

  Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

  Common Stocks

  Common stock represents an ownership interest in a company. Common stock may take the form of shares in a corporation, membership interests in a limited liability company, limited partnership interests, or other forms of ownership interests.

  Cyber-attacks

  Cyber-attacks include, among other things, stealing or corrupting data maintained online or digitally, preventing legitimate users from accessing information or services on a website, releasing confidential information without authorization, and causing operational disruption.

  Depositary Receipts

  Depositary Receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution. Transactions in Depositary Receipts usually do not settle in the same currency as the underlying securities are denominated or traded.

  American Depositary Receipts ("ADRs") are typically publicly traded trust receipts issued by a U.S. bank or trust company that evidence an indirect interest in underlying securities issued by a foreign entity.

  Global Depositary Receipts ("GDRs"), European Depositary Receipts ("EDRs"), and other types of depositary receipts are typically issued by non-U.S. banks or financial institutions to evidence an interest in underlying securities issued by either a U.S. or a non-U.S. entity. EDRs, in bearer form, are designed for use in European securities markets. GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

  Derivatives

  Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, and related indexes.

  Eastern European Securities

  References in the Prospectus and this SAI to "Eastern European Securities" denote securities issued by companies located in Bulgaria, Croatia, Cyprus, Czech Republic, Estonia, Greece, Hungary, Latvia, Lithuania, Macedonia, Poland, Romania, Russia, Serbia, Slovak Republic, Slovenia, Turkey or Ukraine, as well as other countries in Eastern Europe, as determined by the Manager.

  Far Eastern Securities

  References in the Prospectus and this SAI to "Eastern European Securities" denote securities issued by companies located in Bulgaria, Croatia, Cyprus, Czech Republic, Estonia, Greece, Hungary, Latvia, Lithuania, Macedonia, Poland, Romania, Russia, Serbia, Slovak Republic, Slovenia, Turkey or Ukraine, as well as other countries in Eastern Europe, as determined by the Manager.

  Currency Forward Contracts

  In a forward foreign currency contract, the Fund agrees to buy in the future an amount in one currency in return for another currency, at an exchange rate determined at the time the contract is entered into.

  Industry

  References in the Prospectus and this SAI to "Industries" has the meaning ascribed to this term by the Manager, from time to time.

  Latin American Securities

  References in the Prospectus and this SAI to "Latin American Securities" denote securities issued by companies located in Argentina, Brazil, Chile, Colombia, Mexico or Peru, as well as other countries located in Latin America, as determined by the Manager.

  Non-U.S. Securities

  The Fund may invest in non-U.S. securities. Non-U.S. securities may include, but are not limited to, securities of companies that are organized and headquartered outside the U.S.; non-U.S. equity securities as designated by commonly-recognized market data services; U.S. dollar- or non-U.S. currency-denominated corporate debt securities of non-U.S. issuers; securities of U.S. issuers traded principally in non-U.S. markets; non-U.S. bank obligations; U.S. dollar- or non-U.S. currency-denominated obligations of non-U.S. governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities; and securities of other investment companies investing primarily in non-U.S. securities. When assessing compliance with investment policies that designate a minimum or maximum level of investment in "non-U.S. securities" for the Fund, the Manager may apply a variety of factors (either in addition to or in lieu of one or more of the categories described in the preceding sentence) in order to determine whether a particular security or instrument should be treated as U.S. or non-U.S. For more information about how the Manager may define non-U.S. securities for purposes of the Fund's asset tests and investment restrictions, see the Fund's principal investments and strategies under "Principal Investment Strategies" in the Prospectus. For more information about how the Manager may determine whether an issuer is located in a particular country, see "Additional Investment Strategies–Location of Issuers."

  Middle Eastern Securities

  References in the Prospectus and this SAI to "Middle Eastern Securities" denote securities issued by companies located in Egypt, Israel, Qatar or United Arab Emirates, as well as other Middle Eastern countries as determined by the Manager.

  Preferred Stocks

  Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer's liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer's common stock, and thus represent an ownership interest in the issuer.

  Quality Investment Style

  A "quality" style of investing emphasizes companies with high returns on equity, stable earnings per share growth, and low financial leverage.

  Repurchase Agreements

  The Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase). The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford the Fund the opportunity to earn a return on temporarily available cash at minimal market risk. While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security. In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market. However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.

  Restricted Securities

  The Fund may hold securities that have not been registered for sale to the public under the U.S. federal securities laws pursuant to an exemption from registration.

  Rule 144A Securities

  Rule 144A Securities are securities that may be offered and sold only to "qualified institutional buyers" under Rule 144A of the 1933 Act.

  Section 4(a)(2) Commercial Paper

  The Fund may invest in commercial paper issued in reliance on the private placement exemption from registration afforded by Section 4(a)(2) of the 1933 Act. This commercial paper is commonly called "Section 4(a)(2) paper." Section 4(a)(2) paper is sold to institutional investors who must agree to purchase it for investment and not with a view to public distribution. Any resale by the purchaser must be in a transaction exempt from the registration requirements of the 1933 Act. Section 4(a)(2) paper normally is resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers that make a market in Section 4(a)(2) paper.

  Sector

  References in the Prospectus and this SAI to "Sectors" has the meaning ascribed to this term by the Manager, from time to time.

  Senior Securities

  Under the 1940 Act, a "senior security" does not include any promissory note or evidence of indebtedness when such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made.

  South African Securities

  References in the Prospectus and this SAI to "South African Securities" denote securities issued by companies located in South Africa.

  Synthetic Convertible Securities

  "Synthetic" convertible securities are selected based on the similarity of their economic characteristics to those of a traditional convertible security due to the combination of separate securities that possess the two principal characteristics of a traditional convertible security (i.e., an income producing component and a right to acquire an equity security). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments while the convertible component is achieved by investing in warrants or options to buy common stock at a certain exercise price, or options on a stock index. Synthetic securities may also be created by third parties, typically investment banks or other financial institutions. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible consists of two or more separate securities, each with its own market value, and has risks associated with derivative instruments.

  Warrants

  The holder of a warrant or right typically has the right to acquire securities or other obligations from the issuer of the warrant or right at a specified price or under specified conditions.

  Yankee Bonds

  The Fund may invest in U.S. dollar-denominated bonds sold in the U.S. by non-U.S. issuers ("Yankee bonds"). As compared with bonds issued in the U.S., such bond issues normally carry a higher interest rate but are less actively traded.

  Purchase, Redemption and Pricing of Shares

  How to Buy & Redeem Shares

  The procedures for purchasing shares of the Fund are summarized in the Prospectus under "Shares—How to Buy Shares."

  The procedures for redeeming shares of the Fund are summarized in the Prospectus under "Shares—How to Sell Shares."

  Determination of Net Asset Value

  As described in the Prospectus under the heading "Shares—How Shares are Priced," the net asset value per share of the Fund's shares of a particular class is determined by dividing the total market value of the Fund's portfolio investments and other assets attributable to that class, less any liabilities, by the total number of shares outstanding of that class. Each Fund's liabilities are allocated among its classes. The total of such liabilities allocated to a class plus any other expenses specially allocated to that class are then deducted from the class's proportionate interest in the Fund's assets, and the resulting amount for each class is divided by the number of shares of that class outstanding to produce the class's net asset value. The Prospectus further notes that the net asset value will be determined as of a particular time of day (the " Pricing Point") on any day on which the New York Stock Exchange ("NYSE") is open for unrestricted trading. The Pricing Point is normally at the scheduled close of unrestricted trading on the NYSE (generally 4:00 p.m. Eastern Time). In unusual circumstances, the Fund may determine that the Pricing Point shall be at an earlier, unscheduled close or halt of trading on the NYSE.

  The Board has adopted Pricing and Valuation Procedures (the "Pricing and Valuation Procedures") for valuing portfolio securities and other assets in circumstances where market quotations are not readily available, and has delegated responsibility for the operational execution of the valuation process to BNYM, the Fund's administrator. The Manager regularly reviews each Fund's holdings and valuations and notifies the administrator promptly if it reasonably believes that the current valuation of a particular security or other instrument may not reflect fair market value. The Board has also appointed Intercontinental Exchange, Inc. ("ICE") as a third-party valuation vendor. ICE provides, among other things, an adjustment for non- U.S. securities in the Fund based on certain factors and methodologies applied by ICE on each day the Fund is valued. While ultimate responsibility for the valuation process remains with the Board, the Board has delegated the responsibility for the supervision of compliance with net asset value calculation and pricing requirements to the Manager, and the Manager's Fair Value Pricing Committee and the Baillie Gifford Group's Valuation Oversight Committee (collectively, the "FVP Committee"), including the responsibility for determining the fair value of the Fund's securities or other instruments as well as making changes to primary pricing agents. The Trustees have created a Valuation Committee of the Board (the "Valuation Committee"), which is responsible for, among other things, reviewing promptly any fair value decision relating to one or more securities or other instruments held by the Fund that would result in a movement, up or down, in the net asset value of such Fund of more than ½ of 1% of the net asset value of the Fund.

  Pricing  Methodologies

  The following summarizes the methods typically used to determine values for the noted types of securities or instruments by the administrator pursuant to the Pricing and Valuation Procedures. If a security price cannot be obtained from an independent, third-party pricing agent, the administrator shall seek to obtain a bid price from at least one independent broker from a list provided by the Manager.

    Equity securities listed on a securities exchange, market or automated quotation system (including equity securities traded over the counter) for which quotations are readily available are valued at the last quoted sale price on the primary exchange or market (foreign or domestic) on which they are most actively traded on the date of valuation (or at approximately 4:00 p.m. Eastern Time if a security's primary exchange is normally open at that time), or, if there is no such reported sale on the date of valuation, at the most recent quoted bid price.

    Debt instruments are generally valued using quotes obtained from independent, third-party pricing agents. Certain short-term debt obligations may be valued at their amortized costs.

    Options are generally valued at the last quoted sales price. If there is no reported sale on the date of valuation, positions are priced at the mean on the last day the option trades.

    Futures contracts are valued at the settlement price established each day by the board of the exchange on which they are traded. On days when there is excessive volume, market volatility or the future does not end trading by the time the Fund calculates its net asset value, the settlement price may not be available at the time at which the Fund calculates its net asset value. On such days the best available price (which is typically the last sales price) may be used to value the Fund's futures position. If the Fund uses the best available price when the settlement price is not available, it will not consider any difference between the eventual settlement price and the best available price used to be the basis for determining that an incorrect net asset value calculation has occurred.

    Forward foreign currency exchange contracts are generally valued at the current day's interpolated foreign exchange rate, as calculated using the current day's spot rate at 4:00 p.m. Eastern Time, and the thirty, sixty, ninety and one-hundred and eight day forward rates provided by an independent, third-party source.

    Swaps are generally priced based on valuations provided by an independent third-party pricing agent.

    Redeemable securities issued by open-end investment companies are generally valued at the investment company's applicable net asset value, with the exception of exchange-traded funds, which are generally priced as equity securities.

    Foreign (non-U.S.) securities and instruments are priced as set forth in the Pricing and Valuation Procedures for the particular type of security (e.g., equity securities, debt securities, etc.). The prices for foreign securities are reported in local currency and converted to U.S. dollars using currency exchange rates obtained from pricing services at 4:00pm Eastern Time on each day that the NYSE is open for regular trading. Pursuant to contractual arrangements maintained by the administrator, exchange rates are provided daily by recognized independent pricing agents. Securities and other instruments traded on markets in time zones that differ significantly from Eastern Time may be routinely subject to the use of third-party fair valuation vendors and other fair value qualifications.

  Trustees and Trust Officers

  Trustee Responsibilities and Powers

  The Board is responsible for the overall management and supervision of the Trust's affairs and for protecting the interests of shareholders. The Board is composed of five Trustees. Each Trustee oversees, and each officer serves, all series of the Trust.

  The Declaration of Trust permits the Board to:

    Issue shares.  The Board can issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into thirteen funds (each a "Series Fund" ), one of which is offered in this SAI. Each share of a Series Fund represents an equal proportionate interest in such Series Fund with each other share of that Series Fund and is entitled to a proportionate interest in the dividends and distributions from that Series Fund.

    The Board can also subdivide any Series Fund into sub-series (or "Classes") of shares with such dividend preferences and other rights as the Board may designate. Each Series Fund is currently divided into at least two Classes. This power to subdivide Series Fund is intended to allow it to provide for an equitable allocation of the impact of any future regulatory requirements which might affect various classes of shareholders differently, or to permit shares of a Series Fund to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution. Each share of a Series Fund represents an equal proportionate interest in that Series Fund with each other share, subject to the different preferences of each Class of that Series Fund.

    Establish new portfolios, or series. The Board may establish one or more additional separate Series Fund (i.e., a new fund) or merge two or more existing Series Fund. Shareholders' investments in such an additional or merged portfolio may be evidenced by a separate Series Fund.

    Charge shareholders. The Board may charge shareholders directly for custodial, transfer agency and servicing expenses.

    Allocate other expenses. Any general expenses of the Trust that are not readily identifiable as belonging to a Series Fund are allocated by or under the direction of the Board in such manner as the Board determines to be fair and equitable. While the expenses of the Trust are allocated to the separate books of account of each Series Fund, certain expenses may be legally chargeable against the assets of all Series Funds.

    Terminate the Trust or the Fund. The Board may terminate the Trust or any Series Fund upon written notice to the shareholders.

  Trustee Appointments

  The substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the current Trustees should serve as a Trustee. Generally, no one factor was decisive in the nomination or appointment of an individual to the Board.

  Among the factors the Board considers when concluding that an individual should serve as a Trustee are the following:

    the individual's business and professional experience and accomplishments;

    the individual's ability to work effectively with the other Trustees;

    the individual's prior experience, if any, in the investment management industry;

    the individual's prior experience, if any, serving on the boards of public companies (including, when relevant, other investment companies) and/or other complex enterprises and organizations; and

    how the individual's skills, experience and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

  Trustee Nominations by Shareholders

  Any shareholder may nominate a person to become a Trustee. To nominate a person for the Nominating and Governance Committee's consideration, a shareholder must submit their recommendation in writing to the Trust, to the attention of the Trust's Secretary, at the address of the principal executive offices of the Trust (Baillie Gifford Overseas Limited, Calton Square, 1 Greenside Row, Edinburgh, United Kingdom EH1 3AN). The recommendation must include:

    biographical information regarding the candidate, the number of shares of the Fund owned of record and beneficially by the candidate (as reported to the recommending shareholder by the candidate), any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and whether the recommending shareholder believes that the candidate is or will be an "interested person" of the Trust, and, if not an "interested person," information regarding the candidate that will be sufficient for the Trust to make such determination;

    the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected;

    the recommending shareholder's name as it appears on the Trust's books;

    the number of all shares of the Fund owned beneficially and of record by the recommending shareholder; and

    a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder.

  In addition, the Nominating and Governance Committee may require the candidate to furnish such other information as it may deem necessary or appropriate to determine the eligibility of such candidate to serve as a Trustee of the Trust. The Nominating and Governance Committee considers and evaluates nominee candidates properly submitted by shareholders on the same basis as it considers and evaluates candidates recommended by other sources. The Nominating and Governance Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that it will determine to nominate any person, even if properly recommended and considered in accordance with this paragraph.

  The following table sets out information on each of the Trustees, including an overview of the considerations that led the Board to conclude that each individual currently serving as a Trustee should serve as a Trustee.

Name and Year of Birth(1)	Position(s) Held with Trust	Length of Time Served as Trustee	Principal Occupation and Other Directorships Held During Past 5 Years	Considerations relevant to appointment as Trustee (see also "Trustees and Trust Officers–Trustee Appointments" above)	Portfolios in Trust overseen by Trustee	Dollar range(3) of Shares held in each Series Fund (USD)	Aggregate Dollar Range(3) of Shares held in all Series Funds (USD)
Disinterested Trustees (as defined in the 1940 Act)
Howard W. Chin 1952	Trustee	Since 2015	Retired. Formerly: Managing Director, Investments, Guardian Life Insurance (financial services).	Howard W. Chin has over 28 years of professional experience in the asset management industry. Most recently, as Managing Director of Fixed Income Securities at Guardian Life Insurance Company of America until 2013, Mr. Chin was responsible for managing multi-billion dollar structured products portfolios for Guardian's mutual funds, and general account. In addition, Mr. Chin was a member of the Investment Committee that determined Guardian's asset allocation among the various fixed income sectors.	13	None	None
Pamela M. J. Cox 1952	Trustee	Since 2017	Senior Associate (non-resident), CSIS (think tank). Formerly: Senior Vice President; Vice President East Asia, World Bank Group (international bank & financial services).	Pamela M. J. Cox has 33 years professional experience in the World Bank Group, providing investment project financing, especially in emerging markets. At the time of her retirement in 2013, she was Senior Vice President, leading strategy and business development. She previously held positions as Vice President East Asia and Vice President Latin America, overseeing business strategy, operations, client relationships, policy formulation and governance.	13	None	None
Bruce C. Long 1945	Trustee, Chair of the Nominating and Governance Committee	Since 2009	Global Financial Consultant.	Bruce C. Long has over 49 years of professional experience in the securities, insurance, banking, trust company, and investment management industries. Currently, Mr. Long is a consultant for international clients in the financial services industry with global distribution. Until 2008, Mr. Long was Executive Vice President of Guardian Life Insurance Company of America and President of The Guardian Insurance & Annuity Company, Inc., overseeing all registered products manufacturing and distribution	13	The Long Term Global Growth Equity Fund - Over $100,000	Over $100,000
Robert E. Rigsby 1949	Trustee, Chair of the Audit Oversight Committee	Since 2014	Retired. Formerly: President & COO, Delivery Business at Dominion Energy, Inc. (electric and gas energy company).	Robert E. Rigsby has 30 years of broad professional experience in the energy industry. At the time of his retirement in 2002, he was President and COO of the Delivery Business at Dominion Energy, Inc. He previously held positions of Executive Vice President, Senior Vice President Finance & Controller, Vice President Human Resources, and Vice President Information Systems. Since his retirement, Mr. Rigsby has held leadership positions on the governing boards of two universities and several foundations.	13

  The EAFE Choice Fund -

  $10,001-$50,000

  The EAFE Fund -

  $10,001-$50,000

  The EAFE Pure Fund -

  $10,001-$50,000

  The Emerging Markets Fund - $10,001-$50,000

  The Global Alpha Equity Fund - $10,001-$50,000

  The International Equity Fund - $10,001-$50,000

  The Long Term Global Growth Equity Fund -

  $10,001-$50,000

							$50,001-$100,000
Interested Trustee (as defined in the 1940 Act) (2)
David W. Salter 1975	Trustee, Chair of the Board, President. Formerly, Vice President.	Since 2016	Partner, Baillie Gifford & Co. (investment adviser); CEO & Chairman, Baillie Gifford Funds Services LLC (broker-dealer).	David Salter has 19 years of professional experience in the investment management and financial services industries. As CEO and Chairman of the Baillie Gifford Funds Services LLC (the "Distributor") and a Partner of the Manager's parent company, Baillie Gifford & Co., Mr. Salter is also involved in the oversight of products offered by the Distributor and oversight of the operations of the Manager.	13	None	None

  (1) The address of each Trustee and officer of the Trust is c/o Ropes & Gray LLP, Prudential Tower, 800 Boylston Street Boston, MA 02199.

  (2) Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

  (3) Values given are as of December 31, 2017.

  Four of the Trustees are not "interested persons" (as that term is defined in the 1940 Act) of the Trust ("Disinterested Trustees" ). The fifth Trustee, who serves as Chair of the Board, is an "interested person" of the Trust by reason of his affiliation with the Manager and his role as an officer of the Trust. The Trust does not have a lead independent trustee. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to oversee the Fund, after taking into account the characteristics of the Fund, its investment strategies and policies and the institutional nature of the investor base to which the Fund's shares are offered. For a discussion of the Board's role in risk oversight of the Fund, please see "Manager—Oversight by the Board" below.

  There is no stated term of office for the Trustees and a Trustee may serve until such Trustee reaches the age of 75 years. Thereafter, such Trustee offers to tender his or her resignation from the Board, and the Nominating and Governance Committee, at its discretion, makes a recommendation to the Board whether to accept or reject such resignation annually. The Chair of the Board and the officers of the Trust, including the President of the Trust, are elected annually by the Board.

  To the Trust's knowledge, as of December 31, 2017, none of the Disinterested Trustees or their immediate family members owned securities in the Manager or the Distributor, nor did they own securities in any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Distributor.

  Trustee Meetings

  The Board meets periodically throughout the year to oversee the Trust's activities, review contractual arrangements with certain service providers, monitor compliance with regulatory requirements, and review performance.

  Committees

  The Board has four standing committees, as follows:

Committee	Functions	Membership	Chair	Meeting Frequency	Meetings during last fiscal year
Audit Oversight Committee	Oversees the Trust's accounting and financial reporting policies and practices, its internal controls, and the quality and objectivity of the Trust's financial statements. Acts as liaison between the Trust's independent registered public accounting firm and the Board. Mr. Rigsby serves as Chair of the Audit Oversight Committee.	Disinterested Trustees only	Mr. Rigsby	Annually(1)	5
Nominating and Governance Committee	Identifies, evaluates and recommends candidates to serve as Disinterested Trustees and reviews the composition of the Board. Reviews and recommends Disinterested Trustee compensation.	Disinterested Trustees only	Mr. Long	Annually	3
Performance Committee	Enhances the communication between the Manager and the Disinterested Trustees regarding Fund performance. Discusses Fund performance matters relating to the most recent quarter and for such other purposes as the Performance Committee may determine.	All Trustees	No chair	After each calendar quarter-end	4
Valuation Committee	Oversees the determination of the fair value of securities and assets for which market quotations are not "readily available" by the FVP Group in accordance with the 1940 Act.	All Trustees	No chair	As required	0

  (1) Although the Audit Oversight Committee generally meets annually, it met 5 times in last fiscal year in connection with consideration and approval of a new independent public accountant for the Funds.

  (2) The Nominating and Governance Committee will consider nominees recommended by shareholders. For a description of the procedures to be followed by security holders to submit recommendations, see "Trustees and Trust Officers—Trustee Appointments—Trustee Nominations by Shareholders" above.

  Trustee Compensation

  The Trust pays no compensation to interested Trustees of the Trust.

  This section summarizes the compensation received by the disinterested Trustees of the Trust. For the fiscal year ended December 31, 2017, each Disinterested Trustee received a retainer fee of $85,000. The chairs of the Audit Oversight Committee and the Nominating and Governance Committee received additional compensation of $6,500 and $3,500, respectively. Upon the recommendation of the Nominating and Governance Committee of the Board, the Board has approved an increase in the additional annual compensation paid to the chair of the Audit Oversight Committee to $8,000, effective as of January 1, 2018.

  The following table sets out compensation received by each disinterested Trustee of the Trust for their service on the board of the Trust (excluding reimbursements for reasonable expenses related to their attendance at meetings of the Board), including:

    the compensation received from the Fund; and

    the aggregate compensation received from all series of the Trust, including the Fund and the series which are not offered under this SAI.

	George W. Browning, Trustee(1)	Howard W. Chin, Trustee	Pamela M.J. Cox, Trustee(2)	Bruce C. Long, Trustee and Chair of the Nominating and Governance Committee	Robert E. Rigsby, Trustee and Chair of the Audit Oversight Committee
Disinterested Trustee Compensation from the Fund	$4,620.89	$4,438.15	$2,267.18	$4,438.15	$4,777.52
Total Compensation from all Series Funds of the Trust(3)(4)	$88,500.00	$85,000.00	$42,500.00	$85,000.00	$91,500.00

    (1) Served as Trustee through December 31, 2017.

    (2) Ms. Cox was appointed to serve as Trustee of the Trust effective July 1, 2017 and therefore received compensation from the Trust only for the period of the fiscal year ended December 31, 2017 during which she served as Trustee.

    (3) All Trustees receive reimbursements for reasonable expenses related to their attendance at the meetings of the Board or committees, which are not included in the amounts shown. The amounts shown indicate the aggregate compensation paid to the trustees for their service on the Board of the Trust and its series. During the 2017 fiscal year, no Trustee accrued pension or retirement benefits as part of the Trust's expenses, and no Trustee is expected to receive annual benefits upon retirement.

    (4) This total includes compensation from other series of the Trust, which are not offered through the Prospectus or this SAI.

  Trust Officers

  The following table sets out the officers of the Trust, their principal occupations during the last five years, and certain other information.

Name and Year of Birth(1)	Position(s) Held with Trust	Length of Time Served(2)	Principal Occupation During Past 5 Years(3)
Officers (other than officers who are also Trustees)
Andrew Telfer 1967	Vice President	Since 2008	Managing Partner, Baillie Gifford & Co.
Michael Stirling-Aird 1977	Vice President	Since 2012	Client Service Director, Baillie Gifford Overseas Limited.
Julie Paul 1975	Vice President	Since 2012	Manager, North American Funds Operations Department, Baillie Gifford & Co.
Tim Campbell 1975	Vice President	Since 2014	Partner, Baillie Gifford & Co.; Manager, Baillie Gifford International LLC with oversight of marketing performed in North America.
Lindsay Cockburn 1978	Treasurer	Since 2015	Manager, North American Funds Operations Department, Baillie Gifford & Co.
Graham Laybourn 1966	Vice President	Since 2018 (previously CCO since 2005)	Partner, Baillie Gifford & Co.
Suzanne Quinn 1979	Chief Compliance Officer	Since 2018	Manager, Compliance Department, Baillie Gifford & Co.
Evan Delaney 1969	Chief Risk Officer	Since 2013	Partner, Baillie Gifford & Co.; Group Chief Risk Officer, Director of Business Risk and Internal Audit, Baillie Gifford Group.
Gareth Griffiths 1973	Secretary and Chief Legal Officer	Secretary since 2015; Chief Legal Officer since 2017	Senior Legal Counsel for Baillie Gifford & Co.
Lesley-Anne Archibald 1988	Vice President	Since 2017	Assistant Manager, North American Funds Operations Department, Baillie Gifford & Co.

  (1) The address of each officer of the Trust is c/o Baillie Gifford Funds, Calton Square, 1 Greenside Row, Edinburgh, United Kingdom EH1 3AN.

  (2) The officers of the Trust are elected annually by the Board of Trustees.

  (3) Previous positions during the past five years with Baillie Gifford & Co., the Manager and Baillie Gifford Group are omitted if not materially different from the positions listed.

  Trust Officer Compensation

  The Trust currently pays no compensation to officers of the Trust.

  Trustee and Trust Officer Liability

  The Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

  The Trustees and officers of the Trust are indemnified by the Trust for any and all liabilities and expenses actually and reasonably incurred in any proceeding brought or threatened against a Trustee or officer by reason of any alleged act or omission as Trustee or officer, unless such person did not act in good faith in the reasonable belief that such action was in the best interests of the Trust, under the Declaration of the Trust and the ByLaws of the Trust. No officer or Trustee may be indemnified against any liability to the Trust or the Trust's shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

  Investment in the Fund by Trust, Manager and Distributor Personnel

  The Trust, the Manager and the Distributor have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act. This code of ethics permits personnel of the Trust, the Manager and the Distributor to invest in securities, including securities that may be purchased or held by the Fund, subject to restrictions.

  Manager

  The Manager is a wholly-owned subsidiary of Baillie Gifford & Co., which is generally engaged in the business of investment management. Both the Manager and Baillie Gifford & Co. are authorized and regulated in the U.K. by the Financial Conduct Authority. The Manager and its affiliates are referred to herein as the "Baillie Gifford Group".

  Oversight by the Board

  The Board oversees the Manager, including by overseeing the following activities of the Manager:

    Risk management. As part of this process, the Board receives a report from, and meets quarterly with, the Trust's chief risk officer. The Board and the Performance Committee also meet periodically with representatives of the Manager to receive reports regarding the management of the Fund, including their investment risks.

    Compliance with relevant laws. To assist this process, the Board meets periodically with the Fund's chief compliance officer and receives reports regarding the compliance of the Fund and the Manager with the federal securities laws and the Fund's own compliance policies and procedures.

    Financial Accounting and Reporting. The Board, either itself or through its committees, meets periodically with officers of the Trust and representatives from the Manager and the auditor of the Fund, to review and consider the financial accounting and reporting of the Fund.

    All Management activities. In the course of providing oversight, the Board meets periodically with officers of the Trust and representatives from the Manager, and receives a broad range of reports on the Fund's activities, including regarding the Fund's investment portfolio.

    Appointment of the Manager. The Board also reviews the appointment of the Manager at least annually. The basis for the most recent report is set out in the most recent annual accounts of the Fund.

  Management Services

  The Manager serves as the investment adviser of the Fund under an amended and restated investment advisory agreement dated January 1, 2015, as amended from time to time (the " Advisory Agreement").

  Responsibilities

  Under the Advisory Agreement, the Manager manages the investment and reinvestment of the assets of the Fund and generally administers its affairs, subject to oversight by the Board of Trustees of the Trust as described above. The Manager also furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the Fund and certain administrative services.

  Investment Advisory Fee

  For these services, the Advisory Agreement provides that the Fund pays the Manager an investment advisory fee. This fee is based on a fixed percentage of the Fund's average daily net assets and is paid quarterly.

  The following table sets out the investment advisory fees paid for the Fund during the last three years:

Investment Advisory Fees Paid (USD)
Year ending December 31, 2015	Year ending December 31, 2016	Year ending December 31, 2017
1,252,986	1,212,218	1,552,996
  Investment Advisory Fee Breakpoints

  The advisory fee paid by the Fund under the Advisory Agreement is subject to the breakpoints reflected in the table below. The fee is calculated and accrued daily as a percentage of the average daily net assets of the Fund and is paid quarterly.

Average Daily Assets of the Fund (millions)	Annual Advisory Fee Rate at Each Asset Level (percentage of the Fund's average net assets)
$0-$2,000	0.35%
>$2,000 - $5,000	0.31%
Above $5,000	0.29%

  How to Change the Investment Advisory Agreement

  The Advisory Agreement may be amended in a manner consistent with the 1940 Act. Amendments to the Advisory Agreement will require shareholder approval, unless (a) the amendments do not increase the compensation of the Manager or otherwise fundamentally alter the relationship of the Trust with the Manager and (b) the amendments are approved by the requisite majority of the Trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any such party.

  Term of Manager's Appointment

  The Advisory Agreement will continue in effect for two years from its date of execution. After this two year period, it will continue if its continuance is approved at least annually by:

    the Board or by vote of a majority of the outstanding voting securities of the relevant Fund and vote of a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

  The Advisory Agreement may be terminated without penalty by:

    vote of the Board or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days' written notice; or

    the Manager upon sixty days' written notice.

  The Advisory Agreement also terminates automatically in the event of its assignment.

  Manager Liability

  The Advisory Agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

  Other Clients

  The Manager acts as investment adviser to numerous other corporate and fiduciary clients. Certain officers and the interested Trustee of the Trust also serve as officers, directors and Trustees of other investment companies and clients advised by the Manager.

  These other investment companies and clients sometimes invest in securities in which the Fund also invest. If the Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each. It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities which the Fund purchases or sells. In other cases, however, it is believed that these practices may benefit the Fund. It is the opinion of the Board of Trustees that the desirability of retaining the Manager as adviser for the Fund outweighs the disadvantages, if any, which might result from these practices.

  Shareholder Services

  Responsibilities

  Pursuant to a shareholder servicing agreement, the Manager furnishes certain services to shareholders of Class 2, Class 3, Class 4 and Class 5 of the Fund. Prior to May 1, 2017, such services were also furnished to shareholders of Class 1 of the Fund. Class 1 shares of the Funds are no longer offered under the Prospectus or this SAI.

  Fee

  For these services, the shareholder servicing agreement provides that each share Class receiving the services pays the Manager a shareholder servicing fee. This fee is based on a fixed percentage of the Fund's average daily net assets and is paid quarterly. During the years ended December 31, 2015, December 31, 2016 and December 31, 2017 the Fund paid the Manager $544,244, $525,354 and $639,473, respectively, for services provided under the shareholder servicing agreement.

  Investment Decisions by Portfolio Managers

  Investment decisions made by the Manager for the Fund are made by teams of portfolio managers organized for that purpose.

  Conflicts of Interest

  In addition to managing the Fund, individual portfolio managers are commonly responsible for managing other registered investment companies, other pooled investment vehicles as well as other accounts. These other types of accounts may have similar investment strategies to the Fund.

  Potential conflicts between portfolio manager's management of the Fund and the portfolio manager's management of other types of accounts are managed by the Manager using allocation policies and procedures, and internal review processes. The Manager has developed trade allocation systems and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another. Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

  Other Accounts

  The following table shows information regarding other accounts managed by the portfolio managers, as of December 31, 2017:

Account Type	Total Accounts	Total Assets in Accounts (US$ M)	Where advisory fee is based on account performance:
			Accounts	Assets in Accounts (US$m)
Gerald Callahan
Registered Investment Companies	5	2,664	0	0
Other Pooled Investment Vehicles	2	556	0	0
Other Accounts	39	13,544	1	352
Iain Campbell
Registered Investment Companies	5	2,664	0	0
Other Pooled Investment Vehicles	2	263	0	0
Other Accounts	41	13,593	1	352
Joe Faraday
Registered Investment Companies	5	2,664	0	0
Other Pooled Investment Vehicles	1	89	0	0
Other Accounts	35	13,178	1	352
Sophie Earnshaw
Registered Investment Companies	5	2,664	0	0
Other Pooled Investment Vehicles	2	245	0	0
Other Accounts	35	13,178	1	352
Moritz Sitte
Registered Investment Companies	5	2,664	0	0
Other Pooled Investment Vehicles	2	660	0	0
Other Accounts	35	13,178	1	352
Tom Walsh
Registered Investment Companies	5	2,664	0	0
Other Pooled Investment Vehicles	2	660	0	0
Other Accounts	35	13,178	1	352

  None of the portfolio managers listed in the above table held shares in the Fund as of December 31, 2017, or managed any accounts where the advisory fee was based on account performance.

  Proxy Voting

  The Trust has delegated to the Manager responsibility for the voting of proxies with respect to voting securities held by the Fund.

  Voting Guidelines

  The Manager has adopted Global Corporate Governance Principles and Guidelines (the "Guidelines") to vote proxies related to securities held by the Fund.

  The Guidelines are developed and administered by the Corporate Governance Team of the Baillie Gifford Group. This Corporate Governance Team sits alongside the investment teams and is supported by personnel dedicated to the voting of proxies. The head of this Corporate Governance Team jointly reports to an investment partner of Baillie Gifford and Co, the parent of the Manager, and to the senior investment committee of the Investment Management Group of the Baillie Gifford Group.

  The Guidelines include principles (the "Principles") that articulate corporate governance standards relating to:

    the basic rights and equitable treatment of shareholders

    the role of stakeholders (as established by law)

    disclosure and transparency on material matters, and

    the responsibilities and accountability of the Trustees.

  The Principles are based upon the principles developed by the Organisation for Economic Co-operation and Development, which the Manager believes are appropriate for most markets.

  The Manager recognizes that given the range of markets in which the Fund invest, one set of standards is unlikely to be appropriate. The Guidelines consequently include as appendices detailed corporate governance standards for the U.K. and Japan and may include overseas corporate governance codes, where these are available and appropriate.

  The Guidelines also include some "best practice" guidelines as to voting on specific issues.

  Pragmatic & Flexible Approach

  The Manager recognizes that companies within particular markets operate under significantly differing conditions and for this reason it does not apply any of the principles, practices or standards included in the Guidelines rigidly.

  The Manager applies the Guidelines with care, giving due consideration to the specific circumstances of individual companies. In this way it takes a pragmatic and flexible approach to corporate governance, consistent with its overriding aim of looking after the long-term financial interests of its clients, including the Fund.

  In evaluating each proxy, the Corporate Governance Team follows the Guidelines, while also considering third party analysis, the Manager's and its affiliates own research and discussions with company management.

  If a proxy involves a non-routine matter, the Corporate Governance Team will also consult with the appropriate investment team regarding the proposed vote.

  The Manager may elect not to vote on certain proxies. While the Manager endeavors to vote the Fund's shares in all markets, it may be difficult to vote in some overseas markets because of costly trading restrictions. For example, in the French and Italian markets, shares are "blocked", which means that the Manager is unable to direct selling should it so desire, from the time that it votes until the close of the company meeting. The Manager will therefore only vote in these markets where it views the benefits of voting clients' shares, such as with respect to a merger or acquisition, as exceeding the risks involved.

  Conflicts of Interest

  The Manager recognizes the importance of managing potential conflicts of interest that may exist when voting a proxy solicited by a company with whom the Baillie Gifford Group has a material business or personal relationship. The Corporate Governance Team of the Baillie Gifford Group is responsible for monitoring possible material conflicts of interest with respect to proxy voting.

  In most instances, applying the Guidelines to vote proxies will adequately address any possible conflicts of interest.

  However, as noted above, the Manager does not rigidly apply the Guidelines and proxies may relate to matters not specifically addressed in the Guidelines. For proxy votes that involve a potential conflict of interest, that are inconsistent with (or not covered by) the Guidelines but that are consistent with management's recommendation, the Management Committee of the Baillie Gifford Group, which comprises five senior Baillie Gifford & Co. partners, will review the voting rationale, consider whether business relationships between Baillie Gifford Group and the company have influenced the proposed inconsistent vote and decide the course of action to be taken in the best interests of clients.

  Further Information

  Information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge upon request by:

    calling toll-free, 1-844-394-6127; or

    by accessing the Fund's Form N-PX on the SEC's website at http://www.sec.gov.

  Investment Process – Best Execution

  In placing orders for the purchase and sale of portfolio securities for the Fund, the Manager seeks to obtain the best price and execution.

  Use of Brokers or Dealers for Unlisted Investments

  The use of brokers or dealers for unlisted investments is based on the most favorable price which can be obtained for the Fund.

  Transactions in unlisted securities are carried out directly with company management when they are issuing primary equity. On occasion investment banks can be engaged as advisers in the trade but the monies are generally paid direct to the company. If, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers, the trading desk will direct the trade through broker-dealers who make the primary market for such securities.

  Selection of Brokers or Dealers

  Broker selection for trading is determined entirely by the requirement to achieve best execution for the Fund.

  The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce best execution for the transaction. This does not necessarily mean that the lowest available brokerage commission will be paid. However, the commissions are believed to be competitive with generally prevailing rates. The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data. In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.

  Execution only approach

  The Manager pays execution-only commission rates and does not pay 'bundled' fees for brokerage and research. The Manager now assumes full responsibility for payment for non-execution services from brokers, such as reports on economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with analysts and specialists. The receipt of such services does not factor in the selection of brokers.

  Foreign Currency Transactions – Custodians

  Although the Manager executes certain foreign currency transactions internally through its foreign currency trading desk, the Manager may determine that:

    certain transactions may not be most efficiently executed by its trading desk. Such transactions may be administered by a third party such as the Fund's custodian. Such transactions tend to be in smaller amounts (for example, income repatriation), and such transactions may be executed by such third parties in accordance with standing instructions received from the Manager; or

    due to local market regulations, responsibility has to pass to the client's custodian for execution under standing instruction.

  Also, income received into the portfolios will automatically be swept into U.S. dollars by means of standing instruction foreign exchange carried out by the custodian.

  Given the nature of such transactions and the general size of the markets, the Manager has limited ability to analyze or review the specific details and efficiency of trading in these amounts.

  Directed Brokerage Transactions

  During the fiscal year ended December 31, 2017, no Fund directed brokerage transactions.

  Brokerage Commissions

  The Manager pays execution-only commission rates for trading. The Manager believes this helps to mitigate any potential conflicts of interest that might have arisen from the purchase of two sets of services which were paid out of the Fund's dealing commission.

  Research services permitted to be paid from client dealing commissions under Section 28(e) (the 'safe harbor') of the Securities Exchange Act of 1934 are now paid for directly by the Manager under separate agreements with our brokers.

  The following table sets out the brokerage commission fees paid for the Fund during the last three years:

Brokerage Commission Fees Paid (USD)
Year ending December 31, 2015	Year ending December 31, 2016	Year ending December 31, 2017
75,893	57,526	86,482

  The decrease in brokerage commissions paid by the Fund between the fiscal year ended 2015 and the fiscal year ended 2016 was the result of the change to execution-only commission rates, as described above. The material increase in brokerage commissions paid by the Fund between 2016 and 2017, was a result of an increase in the net consideration of transactions executed.

  Affiliated Broker-Dealers

  The Fund did not pay brokerage commissions to affiliated broker/dealers for the fiscal years ended December 31, 2015, 2016, and 2017.

  Portfolio Turnover

  The buying and selling of the securities held by the Fund is known as 'portfolio turnover'. Higher portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may adversely impact the Fund's after-tax returns. See the 'Tax' section below.

  Portfolio turnover rates for the Fund are provided in the Annual Report. The Fund has not experienced any significant variation in portfolio turnover rates over the two most recently completed fiscal years.

  Other Services

  The Trust, on behalf of the Fund, has entered into a Shareholder Servicing Agreement (the "Shareholder Servicing Agreement") with the Manager, under which the Manager has agreed to act as shareholder servicer for the Fund.

  The Trust has adopted a plan pursuant to Rule 12b-1 of the 1940 Act (the "Shareholder Service Plan") in relation to share classes 2-5. The Shareholder Service Fees collected by the Manager (as described in the Prospectus under "Shares–Restrictions on Buying Shares") are for services that are not primarily intended to result in the sale of Fund shares.

  The Board has adopted the Plans to allow the Fund, the Manager and its affiliates, including BGFS, to incur certain expenses that might be considered indirect payments by the Fund for distribution of Fund shares. Under the Shareholder Service Plan, if the payment of fees to the Manager for recordkeeping, sub-accounting, sub-transfer agency or other services, should be deemed to constitute indirect financing by the Trust of the distribution of Fund shares, such payments are authorized by the Shareholder Service Plan. However, no distribution payments under Rule 12b-1 have been authorized by the Board of Trustees as of the date of this SAI, and no distribution fees under Rule 12b-1 are currently payable under the Shareholder Service Plan. If the Board of Trustees authorizes distribution payments under Rule 12b-1 in the future for any class of Shares, the Manager or another service provider might collect distribution fees under Rule 12b-1. This would also require the Trust's Prospectus to be updated to reflect such additional fees.

  The Manager and BGFS, directly or through an affiliate, may use its fee revenue, past profits, or other resources, without limitation, to pay promotional and administrative expenses in connection with the offer and sale of shares of the Fund. In addition, the Manager and BGFS may use their respective resources, including fee revenues, to make payments to third parties that provide assistance in selling the Fund's shares or to Financial Intermediaries that render recordkeeping, sub-accounting sub-transfer agency and other services, as described in greater detail above under "Payments to Financial Intermediaries."

  The Shareholder Service Plan has been approved by the Board of Trustees in accordance with Rule 12b-1. As required by Rule 12b-1, the Board of Trustees carefully considered all pertinent factors relating to the implementation of each Plan prior to its approval and determined that there is a reasonable likelihood that each Plan will benefit the Fund and its shareholders.

  In accordance with the requirements of Rule 12b-1, the Manager provides quarterly reporting to the Board of Trustees regarding all payments made by the Fund to the Manager under the Shareholder Servicing Agreement, including reporting of the purposes for which such payments were made. To the extent that the Shareholder Service Plan gives the Manager or its affiliates greater flexibility in connection with the distribution of shares of the Fund, additional sales of the Fund's shares may result.

  Compensation

  The portfolio managers' compensation arrangements within the Manager vary depending upon whether the individual is an employee or partner of Baillie Gifford & Co.

  Employees of Baillie Gifford & Co.

  A portfolio manager's compensation generally consists of:

    base salary;

    a company-wide all staff bonus;

    a performance related bonus; and

    the standard retirement benefits and health and welfare benefits available to all Baillie Gifford & Co. employees.

  A portfolio manager's base salary is determined by the manager's experience and performance in the role, taking into account the ongoing compensation benchmark analyses, and is generally a fixed amount that may change as a result of an annual review, upon assumption of new duties, or when a market adjustment of the position occurs.

  A portfolio manager's performance related bonus is determined by team and individual performance. Team performance will generally be measured on investment performance over a three, four or five year basis and is based on performance targets that are set and reviewed annually by the Chief of Investment Staff. Individual performance will be determined by the individual's line manager at the annual appraisal at which staff are assessed against key competencies and pre-agreed objectives. The bonus is paid on an annual basis.

  A proportion of the performance related bonus is mandatorily deferred. Currently recipients defer between 20% and 40% of their performance related bonus. Awards will be deferred over a period of three years and will be invested in a range of funds managed by the Baillie Gifford Group.

  Partners of Baillie Gifford & Co.

  Gerard Callahan is a partner of Baillie Gifford & Co.

  The remuneration of Baillie Gifford & Co. partners comprises Baillie Gifford & Co. partnership profits, which are distributed as:

    base salary; and

    a share of the partnership profits.

  The profit share is calculated as a percentage of total partnership profits based on seniority and role within Baillie Gifford & Co. The basis for the profit share is detailed in the Baillie Gifford & Co. Partnership Agreement.

  The main staff benefits such as pension schemes are not available to partners and therefore partners provide for benefits from their own personal funds.

  Partners in their first few years additionally receive a bonus. The bonuses are calculated in the same way as those for staff but exclude the deferred element. A proportion of the bonus paid will be retained to be used to buy capital shares in the partnership.

  Other Key Service Providers

  Administrator – BNYM

  The Bank of New York Mellon of 225 Liberty Street, New York, NY, 10286 ("BNYM"), serves as the Fund's administrator pursuant to an Administrative Services Agreement.

  The Fund pays BNYM as administrator an annual fee at the rate of 0.06% of the first $350 million of the Fund's average net assets and 0.045% of any average assets above $350 million.

  The fees for the last three fiscal years are as follows:

Administration Fees Paid (USD)
Year ending December 31, 2015	Year ending December 31, 2016	Year ending December 31, 2017
$243,473	$218,261	$259,708

  The fees noted above were accrued for the fiscal period indicated, but may have been paid after the end of such fiscal period.

  Custodian – BNYM

  BNYM is also the Trust's custodian. As such, BNYM or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, are the registered owners of securities held in book entry form belonging to the Fund.

  Upon instruction, BNYM or such sub-custodians receive and deliver cash and securities of the Fund in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

  Transfer Agent – BNY Mellon Investment Servicing (U.S.) Inc.

  Since January 17, 2015, BNY Mellon Investment Servicing (U.S.) Inc., of 4400 Computer Drive, Westborough, MA 01581, serves as the Trust's transfer agent, registrar and dividend disbursing agent.

  Independent Registered Public Accounting Firm – Cohen & Company, Ltd.

  Cohen & Company, Ltd. serves as independent registered public accounting firm to the Trust and conducts an annual audit of the financial statements of each operational Fund and provides other audit related and tax services. The principal business address of Cohen & Company, Ltd. is 1350 Euclid Ave., Suite 800, Cleveland, Ohio 44115.

  Underwriter – BGFS

  Baillie Gifford Funds Services LLC, of One Greenside Row, Edinburgh EH1 3AN, United Kingdom, ( "BGFS" ), a wholly-owned subsidiary of the Manager, serves as the sole distributor and principal underwriter of the shares of the Fund.

  Under the distribution agreement with the Trust, BGFS will offer and sell shares to investors as agent of the Fund either directly or through brokers, dealers and other financial institutions which enter into selling agreements with BGFS. The distribution agreement provides that BGFS will use all reasonable best efforts in connection with the distribution of shares of the Fund. The Fund's shares will be offered on a continuous basis.

  The Fund did not pay BGFS any underwriting commissions during the Fund's last three fiscal years.

  Trust Legal Counsel – Ropes & Gray LLP

  Ropes & Gray LLP, of Prudential Tower, 800 Boylston Street, Boston, MA 02199, is legal counsel to the Trust.

  Disinterested Trustee Legal Counsel – Vedder Price P.C.

  Vedder Price P.C., of 222 North LaSalle Street, Chicago, IL, 60601, is legal counsel to the Distinterested Trustees.

  Shareholders

  Principal Holders of Securities

  A shareholder will be considered a "principal holder" of shares that shareholder owns or is known by the Trust to own beneficially 5% or more of any class of the Fund's outstanding shares is shown below. The current principal holders as of March 31, 2018, each of which owns of record and beneficially, are listed in the table below.

  The Trust believes that no other person or group owns of record or beneficially 5% or more of the shares of any class of the Fund.

Investor	Investor Address	Percentage Ownership of Class
Municipal Fire and Police Retirement System of Iowa – Class 3	7155 Lake Drive Suite 201, West Des Moines, IA 50266, USA	100.00%
Arkansas Judicial Retirement System – Class 5	124 W Capitol Ave., STE 400, Little Rock, AR 72201-3707	100.00%
Methodist Le Bonheur Healthcare – Class 2	1211 Union Avenue Suite 600, Memphis, TN 38104 USA	28.96%
St. George Corporation – Class 2	12251 South 80th Avenue, Palos Heights, IL 60463, USA	16.31%
Howard University Endowment – Class 2	Howard University, Service Center – Suite 402, 2244 10th Street, NW, Washington DC 20059, USA	11.41%
Verity Health System Retirement Plan - Class 2	203 Redwood Shores Parkway, Redwood City, CA 94065-1199	11.00%
The Community Investment Group – Class 2	Minnesota Philanthropy Partners, 101 Fifth Street East, Suite 2400, Saint Paul, MN 55101-1800, USA	10.91%
ThedaCare Inc – Class 2	122 E. College Avenue, Appleton, WI 54912, USA	9.20%
Howard University Retirement Trust – Class 2	Howard University, Service Center – Suite 402, 2244 10th Street, NW, Washington DC 20059, USA	6.14%
The Saint Paul Foundation US Bank – Class 2	U.S. Bank Charitable Services Group, EP-MN-S14, 101 East 5th Street, Saint Paul, MN 55101-1800, USA	6.07%

  Control Persons

  A controlling person's vote could have a more significant effect on matters presented to shareholders of the Fund for approval than the vote of other shareholders of the Fund.

  As of March 31, 2018, the name, address and percentage of ownership of each person who may be deemed to be a "control person" (as that term is defined in the 1940 Act) of the Fund because it owns greater than 25% of the outstanding shares, either beneficially or by virtue of its fiduciary or trust roles or otherwise, is shown below.

Investor	Investor Address	Percentage Ownership of Voting Securities of the Fund
Municipal Fire and Police retirement System of Iowa	7155 Lake Drive Suite 201, West Des Moines, IA 50266, USA	28.32%

  Management Ownership

  As of March 31, 2018, the Trustees and officers of the Fund, as a group, did not own any outstanding equity securities of the Fund.

  Shareholder Rights

  Rights to Dividends

  Shareholders are entitled to dividends as declared by the Board, and, in liquidation of the relevant Series' portfolio, are entitled to receive the net assets of the portfolio.

  Voting Rights

  Shareholders are entitled to vote at any meetings of shareholders. The Trust does not generally hold annual meetings of shareholders and will do so only when required by law. Special meetings of shareholders may be called for purposes such as electing or removing trustees, changing The Fundamental investment policy or approving an investment advisory agreement. In addition, a special meeting of shareholders of the Series will be held if, at any time, less than a majority of the Trustees then in office have been elected by shareholders of the Series.

  Shareholders are entitled to one vote for each full share held, and fractional votes for each fractional share held. Voting rights are not cumulative.

  Shareholders may vote in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders, to the extent provided in the Declaration of Trust.

  On any matter affecting all shareholders, all shares shall be voted together. Shareholders of all series vote together, irrespective of series, on:

    the election of Trustees;

    the removal of Trustees;

    the selection of the Trust's independent registered public accounting firm; and

    amendments to the Declaration of Trust, unless the amendment only: (i) changes the Trust's name, responds to or ensures compliance with applicable legislation or regulation or cures technical problems in the Declaration of Trust, (ii) establishes, changes or eliminates the par value of any shares (currently all shares have no par value) or (iii) issues shares of the Trust in one or more series, or subdivides any series of shares into various classes of shares with such dividend preferences and other rights as the Board may designate.

  For the purpose of electing Trustees, there will normally be no meetings of shareholders except where, in accordance with the 1940 Act, (i) the Trust will hold a shareholders' meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders.

  In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust's custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

  Shareholders may wish to communicate with other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee. The Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials at the expense of the requesting shareholders, upon receiving a written request by shareholders having a net asset value constituting 1% of the outstanding shares of the Trust stating that such shareholders wish to communicate with the other shareholders.

  The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust.

  Matters Affecting a Particular Series or Share Class

  On matters only affecting a particular series or share class, only shareholders of that series or class will be entitled to vote. Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class. Consistent with the current position of the SEC, shareholders of each series vote separately on matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

  Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder.

  Preemptive Rights

  The shares of the Fund do not have any preemptive rights.

  Trustee Nominations

  Any shareholder may nominate a person to become a Trustee. See "Trustees and Trust Officers—Trustee Nominations by Shareholders" above.

  Rights on termination

  Upon termination of The Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

  Tax Reporting

  As required by federal law, federal tax information will be furnished to applicable shareholders for each calendar year early in the succeeding year.

  Liability

  Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of The Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The risk of a shareholder incurring financial loss on account of that liability is considered remote since it may arise only in very limited circumstances.

  The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

  Contractual Arrangements

  The Trust enters into contractual arrangements with various parties, including among others the Fund's investment adviser, custodian, transfer agent, and accountants, who provide services to the Fund. Shareholders are not parties to any such contractual arrangements, and those contractual arrangements are not intended to and will not create in any shareholder any right to enforce them directly against the service providers or to seek any remedy under them directly against the service providers.

  This SAI provides information concerning the Trust and the Fund that you should consider in determining whether to purchase shares of the Fund. Neither this SAI, nor the related Prospectus, is intended, or should be read, to be or to give rise to an agreement or contract between the Trust or the Fund and any investor, or to give rise to any rights in any shareholder or other person other than any rights under federal or state law that may not be waived.

  Distributions

  It is generally the policy of the Fund to declare and pay out, at least annually, dividends to its shareholders as follows:

    Investment Company Taxable Income

    The Fund will distribute substantially all of its investment company taxable income (which, computed without regard to the dividends-paid deduction, includes dividends and any interest it receives from investments and the excess of net short-term capital gain over net long-term capital loss, in each case determined with reference to any loss carryforwards).

    Net Capital Gains

    The Fund will distribute substantially all of its net capital gains (that is, the excess of net long-term capital gains over net short-term capital loss, in each case determined with reference to any loss carryforwards), if any.

  The Fund may also make additional distributions to the extent such additional distributions are permitted by applicable law. Such distributions may require the approval of the Trustees of the Trust.

  Notwithstanding the foregoing, the Fund may determine to retain investment company taxable income, so computed, subject to the distribution requirements applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), or net capital gain and pay the Fund-level tax on any such retained amounts.

  Distributions Are Payable in Shares

  Except as provided below, distributions of income and capital gain are generally payable in full and fractional shares of the Fund, based upon the net asset value determined as of the close of unrestricted trading on the New York Stock Exchange on the record date for each dividend or distribution.

  Shareholders, however, may elect to receive their distributions in cash. The election may be made at any time by submitting a written request directly to the Trust. In order for a change to be in effect for any dividend or distribution, it must be received by the Trust ten days prior to such dividend or distribution.

  Tax

  The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the U.S., or corporations, partnerships, or other entities created or organized under the laws of the U.S. or any political subdivision thereof, or estates that are subject to U.S. federal income taxation regardless of the source of their income or trusts if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person, and (b) hold, directly or indirectly, shares of the Fund as a capital asset ( "U.S. shareholders").

  The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, persons investing through defined contribution plans and other tax-qualified plans, and persons that hold shares in the Fund as part of a "straddle," "conversion transaction," "hedge," or other integrated investment strategy. All such prospective and actual shareholders are urged to consult their own tax advisers with respect to the U.S. tax treatment of an investment in shares of the Fund.

  The Fund has not sought an opinion of legal counsel as to any specific U.S. tax matters. The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

  This discussion is for general information purposes only. Prospective and actual shareholders should consult their own tax advisers with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

  The Fund - Separate Tax Entity

  The Fund is treated as a separate entity for U.S. federal income tax purposes. The Fund has elected or, in the case of a new Fund, intends to elect to be treated as a regulated investment company eligible for taxation under the provisions of Subchapter M of the Code and intends to qualify each year as such.

  Test for Special Tax Treatment

  In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

    derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income from interests in "qualified publicly traded partnerships" (as defined below) (collectively, " qualifying income");

    diversify its holdings so that, at the end of each quarter of its taxable year, (i) at least 50% of the market value of the Fund's assets consists of cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

    distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code, but without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gain over net long-term capital loss) and net tax-exempt interest income, if any, for such year.

  In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company.

  However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (a partnership (i) the interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income.

  In general, such entities will be treated as partnerships for federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2).

  In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

  For purposes of the diversification test in (b) above, identification of the issuer (or, in some cases, issuers) of a particular Fund investment will depend on the terms and conditions of that investment.

  In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund's ability to meet the diversification test in (b) above.

  Also, for purposes of the diversification test in (b) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

  If the Fund qualifies as a regulated investment company that is accorded special tax treatment, it will not be subject to U.S. federal income tax on income or gains paid to its shareholders in a timely manner in the form of dividends (including Capital Gain Dividends, as defined below).

  Failure to Meet Test for Special Tax Treatment

  If the Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying the Fund-level tax, paying interest, making additional distributions, or disposing of certain assets.

  If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, it would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net capital gain, would be taxable to U.S. shareholders as dividend income.

  Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as "qualified dividend income" in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund's shares (as described below).

  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

  Retaining Net Capital Gains

  As noted above, the Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gains.

  Notwithstanding the foregoing, the Fund may determine to retain investment company taxable income or net capital gains, and pay the Fund-level tax on any such retained amounts, subject to the distribution requirements applicable to regulated investment companies under the Code.

  If the Fund retains any net capital gains, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities.

  For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder's gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

  The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

  In determining its net capital gains, including in connection with determining the amount available to support a Capital Gain Dividend, its taxable income, and its earnings and profits, a regulated investment company generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, its net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31) as if incurred in the succeeding taxable year.

  Excise Tax

  If the Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year (or for the one-year period ending December 31 of such year if the Fund so elects), plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.

  For these purposes, the Fund's ordinary gains and losses from the sale, exchange or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year, unless the Fund has made an election to use December 31, instead of October 31, for purposes of the excise tax; if the Fund makes the election to use December 31, no such gains or losses will be so treated.

  Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending with or within the calendar year.

  The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that the Fund will be able to do so.

  Personal Holding Companies

  In addition, if the Fund is a "personal holding company" (as defined in Section 542 of the Code) for U.S. federal income tax purposes, the Fund will potentially need to adjust the timing of its distributions to its shareholders in order to avoid a Fund-level tax on its "undistributed personal holding company income" (as defined in Section 545 of the Code). Generally, the Fund will be a personal holding company if, at any time during the last half of its taxable year, more than 50% of its shares are owned, directly or indirectly, by five or fewer individuals and/or certain pension trusts, private foundations, charitable trusts or trusts providing for the payment of supplemental unemployment benefits. In the event that the Fund is a personal holding company, the Fund will seek to make distributions sufficient to avoid the Fund-level tax under the personal holding company rules, although there can be no assurance it will be able to do so.

  Tax on Fund Distributions

  Distributions are generally taxable to shareholders even if they are paid from income or gains earned by the Fund before a shareholder's investment (and thus were included in the price the shareholder paid for its shares).

  Distributions are taxable whether shareholders receive them in cash or in additional shares.

  A dividend paid to shareholders by the Fund in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.

  Investment Income

  For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders as ordinary income.

  Distributions of investment income reported by the Fund as derived from "qualified dividend income" are taxed in the hands of individuals at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund level as described more fully below.

  In order for some portion of the dividends received by the Fund shareholder to be "qualified dividend income" that is eligible for taxation at long-term capital gain rates, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares.

  In general, a dividend will not be treated as qualified dividend income (at either the Fund or shareholder level):

    if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the U.S. (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an established security market in the U.S.) or (b) treated as a passive foreign investment company.

  If the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income (excluding the excess of net long-term capital gain over net short-term capital loss), then 100% of the Fund's dividends (other than dividends properly reported Capital Gain Dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain included in the term "gross income" is the excess of net short-term capital gain over net long-term capital loss.

  In general, dividends of net investment income received by corporate shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations to the extent they are properly reported by the Fund as being attributable to the amount of eligible dividends received by the Fund from domestic corporations for the taxable year.

  In general, a dividend received by the Fund will not be treated as a dividend eligible for the dividends-received deduction (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.

  Moreover, the dividends-received deduction may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock—generally, stock acquired with borrowed funds).

  The Fund generally does not expect that a significant portion of its distributions will be eligible for the corporate dividends-received deduction.

  Any distribution of income that is attributable to dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.

  Capital Gains

  Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her shares.

  Tax rules can alter the Fund's holding period on investments and thereby affect the tax treatment of gain or loss on such investments. Distributions of net capital gain from the sale of investments that the Fund owned (or is deemed to have owned) for more than one year and that are properly reported by the Fund as capital gain dividends ("Capital Gain Dividends") are generally taxable to shareholders as long-term capital gains, taxed to individuals at reduced rates relative to ordinary income. Distributions of gains from the sale of investments that the Fund owned (or is deemed to have owned) for one year or less are generally taxable to shareholders as ordinary income.

  Distributions from capital gains are generally made after applying any available capital loss carryforwards.

  Medicare Contribution Tax

  The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, "net investment income" generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gain, including Capital Gain Dividends, as described above, and (ii) any net gain from the sale, exchange, redemption or other taxable disposition of Fund shares. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in the Fund.

  Sale, Exchange or Redemption of Shares

  A sale, exchange or redemption of shares in the Fund will generally give rise to a capital gain or loss, except as described below with respect to redemptions that are treated as distributions under Section 301 of the Code.

  In general, any capital gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held by a shareholder for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held by a shareholder for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares.

  Furthermore, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other shares of the Fund (or substantially identical shares) are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

  In some circumstances, a redemption of shares in a fund that is not a "publicly offered" regulated investment company (as described below) may be treated as resulting in a distribution to which Section 301 of the Code applies (a " Section 301 distribution") rather than as a payment in exchange for the Fund shares.  A fund will not be considered a "publicly offered" regulated investment company unless the fund has at least 500 shareholders at all times during a taxable year or its shares are continuously offered pursuant to a public offering. It is expected that the Fund will not be a publicly offered regulated investment company.

  As a result, all or a portion of certain redemptions of Fund shares may be treated as dividends. Shareholders who redeem all shares held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss.  If a shareholder redeems fewer than all of its shares, such shareholder may be treated as having received a Section 301 distribution unless the redemption is treated as being either (i) "substantially disproportionate" with respect to such shareholder or (ii) otherwise "not essentially equivalent to a dividend" under the relevant rules of the Code.

  If amounts received by a shareholder upon a redemption are treated as a Section 301 distribution, those amounts will be treated as dividend income to the extent of the Fund's current or accumulated earnings and profits (as determined under U.S. federal income tax principles).  If such amounts exceed the Fund's earnings and profits, they will reduce the basis of the shareholder's Fund shares and will be treated as capital gain to the extent that they exceed such basis (see "Return of Capital Distributions" below).

  Where a redeeming shareholder is treated as receiving a dividend, there is a risk that non-redeeming shareholders whose interests in the Fund increase as a result of such redemption will be treated as having received a taxable distribution from the Fund.

  The determination of whether a redemption from the Fund will be treated as a Section 301 distribution rather than as a payment in exchange for shares will depend upon a number of factors, including in particular the extent of the shareholder's percentage stock ownership in the Fund following the redemption and the extent to which the redemption reduces the shareholder's percentage stock ownership interest.  As an example, if a redemption does not reduce a shareholder's percentage stock ownership interest in the Fund, the redemption may well be treated as a Section 301 distribution. Furthermore, certain attribution rules apply for purposes of determining a shareholder's percentage stock ownership interest in the Fund at any given time.

  The rules for determining when a redemption will be treated as giving rise to a distribution under Section 301 of the Code, and the tax consequences of Section 301 distributions, are complex and depend on the relevant facts and circumstances.  Shareholders are accordingly urged to consult their tax advisors with respect to these rules.

  Return of Capital Distributions

  If the Fund makes a distribution to a shareholder in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder's tax basis in its shares, and thereafter as capital gain.

  A return of capital is not taxable, but it reduces the shareholder's tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

  Capital Loss Carryforwards

  Capital losses in excess of capital gains ("net capital losses") are not permitted to be deducted against the Fund's net investment income. Instead, potentially subject to certain limitations, the Fund is able to carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years.

  Distributions from capital gains are generally made after applying any available capital loss carryforwards.

  Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains.

  If the Fund incurs net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration; any such carryforward losses will retain their character as short-term or long-term.

  The amounts and expiration dates (if applicable) of any capital loss carryforwards available to the Fund are shown in the notes to the financial statements incorporated by reference into this SAI.

  Deemed Distributions of Certain Expenses

  Because the Fund is expected not to be treated as a "publicly offered" regulated investment company, certain shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.

  Very generally, expenses that are deemed distributed by the Fund include those paid or incurred during a calendar year that are deductible in determining the Fund's investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund's organization as a registered investment company (such as its registration fees, Trustees' fees, expenses of periodic Trustees' and shareholders' meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).

  Shareholders of the Fund that will be deemed to have received distributions of such expenses include (i) individuals taxable in the U.S. or persons calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Such shareholders cannot deduct such deemed distributions of expenses under current law.  The deemed distributions of expenses could as a result increase a shareholder's net taxes owed, reducing the Fund's effective yield with respect to such a shareholder.

  Hedging and Similar Transactions

  Transactions in Derivative Instruments

  The Fund's transactions in derivative instruments (e.g., futures or options transactions, forward contracts and swap agreements), or any other hedging, short sale, securities loan or similar transactions, may be subject to one or more special tax rules (e.g., notional principal contract, constructive sale, mark-to-market, straddle, wash sale, and short sale rules).

  These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate income to the Fund, defer losses to the Fund, or cause adjustments in the holding periods of the Fund's securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.

  The Fund will determine whether to make any available elections pertaining to such transactions. Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid the Fund-level tax.

  Book Income and Taxable Income

  Certain of the Fund's investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund's transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and its taxable income.

  If the Fund's book income exceeds its taxable income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter, as gain from the sale or exchange of a capital asset.

  If the Fund's book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment and avoid the Fund-level tax.

  Foreign Currency Transactions and Related Hedging Transactions

  The Fund's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

  Investment in Securities of Certain Foreign Corporations

  Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries.

  Tax treaties between certain countries and the U.S. may reduce or eliminate such taxes.

  If more than 50% of the Fund's assets at taxable year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders who are U.S. citizens or residents or U.S. corporations to claim a credit or deduction (but not both) on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes.

  A shareholder's ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by the Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction (if any) for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 31-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend.

  Shareholders who do not itemize on their federal income tax returns may claim a credit (but not a deduction) for such foreign taxes.

  Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

  The Fund's investments that are treated as equity investments for U.S. federal income tax purposes, in certain passive foreign investment companies ("PFICs") could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on gains from the sale of its investment in such a company. This tax cannot be eliminated by making distributions to shareholders of the Fund. However, if certain conditions are met, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect, pursuant to Sections 1293 and 1295 of the Code, to treat a PFIC as a "qualified electing fund" (a "QEF election"), in which case the Fund will be required to include its share of the company's income and net capital gain annually, regardless of whether it receives any distribution from the company. The Fund also may make an election, pursuant to Section 1296 of the Code, to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year (a "mark-to-market election").

  Such gains and losses are treated as ordinary income and loss.

  The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund's total return.

  Dividends paid by PFICs will not be eligible to be treated as "qualified dividend income."

  A foreign corporation is a "passive foreign investment company" if: (i) 75% or more of its gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) held by such corporation during the taxable year which produce or are held for the production of passive income is at least 50%.

  Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.

  Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business activities and certain income received from related persons. Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances.

  Investments in Certain Debt Obligations

  Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount.

  Generally, the original issue discount ("OID") is treated as interest income and is included in the Fund's income and required to be distributed by the Fund over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security. In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.

  Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having market discount. Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its "revised issue price") over the purchase price of such obligation. Subject to the discussion in the next paragraph regarding Section 451 of the Code, (i) generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the "accrued market discount" on such debt security, (ii) alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund's income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security, and (iii) the rate at which the market discount accrues, and thus is included in the Fund's income, will depend upon which of the permitted accrual methods the Fund elects.

  Notwithstanding the discussion in the proceeding paragraph, effective for taxable years beginning after 2017, Section 451 of the Code generally requires any accrual method taxpayer to take into account items of gross income no later than the time at which such items are taken into account as revenue in the taxpayer's financial statements. The application of Section 451 to the accrual of market discount is currently unclear. If Section 451 applies to the accrual of market discount, the Fund must include in income any market discount as it takes the same into account on its financial statements.

  Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund may be treated as having OID or, in certain cases, "acquisition discount" (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security.

  The rate at which OID or acquisition discount accrues, and thus is included in the Fund's income, will depend upon which of the permitted accrual methods the Fund elects. If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received.

  Such distributions may be made from the cash assets of the Fund or, if necessary, by disposition of portfolio securities including at a time when it may not be advantageous to do so. These dispositions may cause the Fund to realize higher amounts of short-term capital gains (generally taxed to shareholders at ordinary income tax rates) and, in the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend than if the Fund had not held such obligations.

  Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium – the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if the Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is permitted to deduct any remaining premium allocable to a prior period.

  A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends received deduction to the extent attributable to the deemed dividend portion of such OID.

  Investments in Debt Obligations that are at Risk of or in Default Present Special Tax Issues for the Fund

  Tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount; whether or to what extent the Fund should recognize market discount on a debt obligation; when and to what extent the Fund may take deductions for bad debts or worthless securities; and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

  Tax Shelter Reporting Regulations

  Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886.

  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper.

  Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

  Shares Purchased Through Tax-advantaged Arrangements

  Special tax rules apply to investments though defined contribution plans and other tax-qualified plans or tax-advantaged arrangements.

  Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and arrangements and the precise effect of such an investment in their particular tax situations.

  Tax-Exempt Shareholders

  Under current law, the Fund serves to "block" (that is, prevent the attribution to shareholders of) unrelated business taxable income ("UBTI") from being realized by tax-exempt shareholders.

  Notwithstanding this "blocking" effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code.

  Backup Withholding

  The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

  For a foreign person (as defined below) to qualify for exemption from the backup withholding tax and for reduced withholding tax rates under income tax treaties, the foreign investor must comply with special certification and filing requirements. Foreign investors in the Fund should consult their tax advisers in this regard.

  Foreign Shareholders

  Distributions by the Fund to shareholders that are not "U.S. persons" within the meaning of the Code ("foreign persons") properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends and (3) interest-related dividends, each as defined and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

  In general, the Code defines (1) "short-term capital gain dividends" as distributions of net short-term capital gains in excess of net long-term capital losses and (2) "interest-related dividends" as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign person, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders.

  The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (a) distributions to an individual foreign person who was present in the U.S. for a period or periods aggregating 183 days or more during the year of the distribution and (b) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign person of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests.

  The exception to withholding for interest-related dividends does not apply to distributions to a foreign person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the U.S., or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a controlled foreign corporation. The Fund is permitted to report such part of its dividends as short-term capital gain and/or interest-related dividends as are eligible, but is not required to do so.

  In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of such payments as short-term capital gain or interest-related dividends to shareholders.

  Foreign persons should contact their intermediaries regarding the application of these rules to their accounts.

  Distributions by the Fund to beneficial holders of shares who are foreign persons other than Capital Gain Dividends, short-term capital gain dividends and interest-related dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

  A beneficial holder of shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on a sale, exchange or redemption of such shares of the Fund unless (i) such gain is "effectively connected" with the conduct of a trade or business carried on by such holder within the U.S. or (ii) in the case of an individual holder, the holder is present in the U.S. for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

  If a foreign person is potentially eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the U.S. A foreign person may also be subject to U.S. withholding tax on the proceeds of a redemption of Fund shares if such redemption proceeds are treated as a dividend as described above under "Sale, Exchange or Redemption of Shares." More generally, foreign persons who are residents in a country with an income tax treaty with the U.S. may obtain different tax results than those described herein, and are urged to consult their tax advisers.

  A beneficial holder of shares who is a foreign person may be subject to state, local or foreign taxes, and to the U.S. federal estate tax in addition to the U.S. federal income tax rules described above.

  Certain Additional Withholding and Reporting Requirements

  Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their "financial interest" in the Fund's "foreign financial accounts," if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR).

  Shareholders should consult a tax adviser regarding the applicability to them of this reporting requirement.

  Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, "FATCA") generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an "IGA") between the United States and a foreign government.

  If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays and 30% of the gross proceeds of share redemptions or exchanges and certain capital gain dividends it pays on or after January 1, 2019.

  If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign persons described above (e.g., Capital Gain Dividends, short-term capital gain dividends and interest-related dividends).

  Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor's own situation, including investments through an intermediary.

  Financial Statements

  Financial statements of the Fund for the fiscal year ended December 31, 2017 are incorporated by reference to the Annual Report of the Fund and were filed with the SEC on Form N-CSR on March 12, 2018 (SEC Accession No. 0001104659-18-016630).

  These financial statements have been incorporated by reference herein in reliance on the report of Cohen & Company, Ltd., the Trust's independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  PART C.  OTHER INFORMATION

  Item 28.  Exhibits.

  The following Exhibits are filed herewith or incorporated by reference:

a(i).

  Second Amended and Restated Agreement and Declaration of Trust of Registrant, dated February 27, 2017, incorporated by reference to Post-Effective Amendment No. 11 of the Trust on Form N-1A filed March 1, 2017.

a(ii).

  Amendment No. 1, dated June 22, 2017, to the Second Amended and Restated Agreement and Declaration of Trust, incorporated by reference to Post-Effective Amendment No. 14 to the registration statement of the Trust on Form N-1A filed July 14, 2017.

a(iii).

  Amendment No. 2, dated December 13, 2017, to the Second Amended and Restated Agreement and Declaration of Trust, incorporated by reference to Post-Effective Amendment No. 17 to the registration statement of the Trust on Form N-1A filed February 2, 2018.

b.	Copy of By-Laws of Registrant as amended November 13, 2003, incorporated by reference to Amendment No. 5 to the registration statement of the Trust on Form N-1A filed on May 5, 2004.

c.	Portions of Amended and Restated Agreement and Declaration of Trust and By-Laws Relating to Shareholders’ Rights. (See (a) and (b) above).

d(i).

  Amended and Restated Investment Advisory Agreement between Baillie Gifford Overseas Limited and Registrant, on behalf of each Fund, dated January 1, 2015, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

d(ii).

  Amended and Restated Schedule A to the Amended and Restated Investment Advisory Agreement for the Baillie Gifford Funds, adding The International Concentrated Growth Fund, The Positive Change Equity Fund, and The Global Select Equity Fund, effective as of September 19, 2017, incorporated by reference to Post-Effective Amendment No. 15 to the registration statement of the Trust on Form N-1A filed September 27, 2017.

e(i).

  Distribution Agreement between Baillie Gifford Funds Services LLC and Registrant, dated February 27, 2015, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

e(ii).

  Distribution Agreement between Baillie Gifford Funds Services LLC and Registrant, on behalf of its series, The International Choice Fund, dated February 27, 2015, incorporated by reference to Amendment No. 23 to the registration statement of the Trust on Form N-1A filed April 30, 2015.

e(iii).

  Amendment Agreement dated April 29, 2016 to the Distribution Agreement between Baillie Gifford Funds Services LLC and Registrant, adding The Asia Ex Japan Fund, incorporated by reference to Post-Effective Amendment No. 14 to the registration statement of the Trust on Form N-1A filed July 14, 2017.

e(iv).

  Amended and Restated Appendix A to the Distribution Agreement between Baillie Gifford Funds and Baillie Gifford Services LLC, adding The International Concentrated Growth Fund, The Positive Change Equity Fund, and The Global Select Equity Fund, effective September 19, 2017, incorporated by reference to Post-Effective Amendment No. 15 to the registration statement of the Trust on

Form N-1A filed September 27, 2017.

f.	Not applicable.

g(i).	Custody Agreement between Registrant and Bank of New York dated September 29, 2000, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

g(ii).

  Amendment to Custody Agreement between Registrant and Bank of New York dated December 30, 2013, incorporated by reference to Amendment No. 18 to the registration statement of the Trust on Form N-1A filed April 30, 2014.

g(iii).

  Side Letter to Custody Agreement between Registrant and Bank of New York dated April 28, 2014 incorporated by reference to Amendment No. 18 to the registration statement of the Trust on Form N-1A filed April 30, 2014.

g(iv).

  Form of Side Letter to Custody Agreement between Registrant and Bank of New York, incorporated by reference to Post-Effective Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 29, 2016.

g(v).

  Seventh Amendment to Custody Agreement between Registrant and Bank of New York dated November 1, 2017, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

g(vi).

  Form of Foreign Custodian Manager Agreement dated September 29, 2000 between Registrant and Bank of New York, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

g(vii).	Amendment to Foreign Custodian Manager Agreement dated June 15, 2015, to be filed by amendment.

g(viii).

  Form of Amendment Agreement to Foreign Custodian Management Agreement, incorporated by reference to Post-Effective Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 29, 2016.

g(ix).

  Amendment Agreement to Foreign Custody Management Agreement, dated July 20, 2016, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

g(x).

  Second Amendment Agreement to Foreign Custody Management Agreement, dated April 24, 2018, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

h(i).

  Fund Administration and Accounting Agreement between Registrant and Bank of New York Mellon dated September 29, 2000, incorporated by reference to the initial registration statement of the Trust on Form N-1A filed December 22, 2000.

h(ii).

  Form of Amendment to Fund Administration and Accounting Agreement between Registrant and Bank of New York Mellon, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

h(iii).

  Form of Second Amendment Agreement to Fund Administration and Accounting Agreement between Registrant and Bank of New York Mellon, incorporated by reference to Post-Effective Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 29, 2016.

h(iv).

  Second Amendment Agreement to the Fund Administration and Accounting Agreement between Registrant and Bank of New York Mellon, dated November 1, 2017, adding The Global Select Equity Fund, The International Concentrated Growth Fund and The Positive Change Equity Fund, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

h(v).

  Form of Subscription Agreement for the purchase of shares of series of the Trust registered under the 1940 Act only, incorporated by reference to Amendment No. 23 to the registration statement of the Trust on Form N-1A filed April 30, 2015.

h(vi).

  Form of Subscription Agreement for the purchase of shares of series of the Trust registered under the 1933 Act, incorporated by reference to Post-Effective Amendment No. 2 to the registration statement of the Trust on Form N-1A filed April 30, 2015.

h(vii).

  Transfer Agency Agreement between Registrant and Bank of New York Mellon, dated September 1, 2014, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

h(viii).

  Form of Amendment Agreement to Transfer Agency Agreement between Registrant and Bank of New York Mellon, incorporated by reference to Post-Effective Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 29, 2016.

h(ix).

  Amendment to the Transfer Agency Agreement between Registrant and Bank of New York Mellon, adding The Global Select Equity Fund, The International Concentrated Growth Fund and The Positive Change Equity Fund and making certain other amendments, effective as of August 4, 2017, incorporated by reference to Post-Effective Amendment No. 17 to the registration statement of the Trust on Form N-1A filed February 2, 2018.

h(x).

  Credit Agreement between the Registrant and The Bank of New York Mellon, dated May 1, 2017, incorporated by reference to Post-Effective Amendment No. 12 to the registration statement of the Trust on Form N-1A filed April 28, 2017.

h(xi).

  Amendment No. 1, dated September 19, 2017, to the Credit Agreement between the Registrant and The Bank of New York Mellon, adding The Global Select Equity Fund, The International Concentrated Growth Fund, and The Positive Change Equity Fund, incorporated by reference to Post-Effective Amendment No. 17 to the registration statement of the Trust on Form N-1A filed February 2, 2018.

h(xii).

  Fee Letter Agreement among the Registrant, Baillie Gifford Overseas Limited, and The Bank of New York Mellon, dated May 1, 2017, incorporated by reference to Post-Effective Amendment No. 12 to the registration statement of the Trust on Form N-1A filed April 28, 2017.

h(xiii).

  Amendment No. 2, dated April 24, 2018, to the Credit Agreement between the Registrant and The Bank of New York Mellon, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

h(xiv).

  Fee Letter Agreement among the Registrant, Baillie Gifford Overseas Limited, and The Bank of New York Mellon, dated April 24, 2018, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

h(xv).

  Form of Indemnification Agreement between the Registrant and each Trustee, incorporated by reference to Post-Effective Amendment No. 14 to the registration statement of the Trust on Form N-1A filed July 14, 2017.

i.

  Opinion and consent of Ropes & Gray LLP as to the Registrant’s shares, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

j.	Consent of Cohen & Company, Ltd., filed herewith.

k.	Not applicable.

l.	Not applicable.

m.	Shareholder Service Plan, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

n(i).	Plan Pursuant to Rule 18f-3, amended and restated as of May 1, 2017, incorporated by reference to Post-Effective Amendment No. 12 of the Trust on Form N-1A filed April 28, 2017.

o.	Reserved.

p(i).	Code of Ethics of the Registrant, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

p(ii).

  Code of Ethics of Baillie Gifford Overseas Limited and Baillie Gifford Funds Services LLC, incorporated by reference to Pre-Effective Amendment No. 1 to the registration statement of the Trust on Form N-1A filed April 2, 2015.

p(iii).

  Code of Ethics for Principal Executive and Senior Financial Officers of the Registrant, incorporated by reference to Amendment No. 8 to the registration statement of the Trust on Form N-1A filed April 30, 2007.

q(i).

  Power of Attorney for Howard W. Chin, Pamela M.J. Cox, Bruce C. Long, Robert E. Rigsby, and Lindsay Cockburn, dated March 15, 2018, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

q(ii).	Power of Attorney for David W. Salter, dated March 15, 2018, incorporated by reference to Post-Effective Amendment No. 19 to the registration statement of the Trust on Form N-1A filed April 27, 2018.

  Item 29.  Persons Controlled By or Under Common Control With Registrant.

  Not applicable.

  Item 30.  Indemnification.

  Article VIII of the Registrant’s Amended and Restated Agreement and Declaration of Trust (Exhibit a hereto) provides for indemnification of trustees and officers.  The effect of this provision is to provide indemnification for each of the Registrant’s trustees and officers against liabilities and counsel fees reasonably incurred in connection with the defense of any legal proceeding in which such trustee or officer may be involved by reason of being or having been a trustee or officer, except with respect to any matter as to which such trustee or officer shall have been adjudicated to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.  As to any matter disposed of without an adjudication by a court or other body, indemnification will be provided to the Registrant’s trustees and officers if (a) such indemnification is approved by a majority of the disinterested trustees, or (b) an opinion of independent legal counsel is obtained that such indemnification would not protect the trustee or officer against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

  Item 31.  Business and Other Connections of Investment Adviser.

  Baillie Gifford Overseas Limited (“BGO”) is registered under the Investment Advisers Act of 1940 and regulated by the Financial Services Authority of the United Kingdom, and as such is engaged in the provision of investment advisory and management services to a variety of public and, private investment pools (including hedge funds), and private accounts.

  For additional information as to the business, profession, vocation or employment of  a substantial nature that BGO and each of its directors, officers and partners is or has been engaged in within the last two fiscal years, please refer to BGO’s Form ADV (SEC No. 801-21051), which is incorporated herein by reference.

  Item 32.  Principal Underwriters.

  (a) Not applicable.

  (b) Directors, Officers or Partners of the Distributor:

	(2)	(3)
(1) Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
David Salter Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Chairman and Chief Executive Officer	Trustee, Chairman of the Board and President
Sarah McKechnie Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Chief Compliance Officer	N/A
Janice Dru Parise Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Chief Financial Officer	N/A
Alison Graham Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Director	N/A
Michael Saliba 780 Third Avenue, 47th Floor New York, NY 10017	Director	N/A
Kirsteen Wilson Calton Square 1 Greenside Row Edinburgh, United Kingdom EH1 3AN	Secretary	N/A

  (c) Not applicable.

  Item 33.  Location of Accounts and Records.

  The records required by Section 31(a) and Rule 31a-1 through 3 under the 1940 Act will be maintained by Registrant at its offices, 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN, except that: (i) Transfer Agent and Custodian (located at 4400 Computer Drive, 015-2W12, Westborough, MA 01581) for Registrant, will maintain the records required by subparagraphs (a)(1), (b)(1)-(5) and (6)-(8) of Rule 31a-1 and by Rule 31a-2; and (ii) BGO, located at 1 Greenside Row, Edinburgh, Scotland, UK EH1 3AN will maintain the records required by Rule 31a-1(f) and Rule 31a-2(e).

  Item 34.  Management Services.

  Not applicable.

  Item 35.  Undertakings.

  Not applicable.

  SIGNATURES

  Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 43 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized in the city of Edinburgh, Scotland on the 27th day of April, 2018.

Baillie Gifford Funds

By:	/s/ David W. Salter
David W. Salter
President

  EXHIBIT INDEX

Exhibit No.	Exhibit Title
j.	Cohen & Company, Ltd.